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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
COORSTEK, INC.
(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: CoorsTek, Inc. common stock, par value $0.01 per share
(2)	Aggregate number of securities to which transaction applies:
(i) 8,590,428 shares of CoorsTek common stock outstanding and owned by stockholders other than Keystone Holdings LLC and its affiliates and associates identified on schedule A to the merger agreement described in the accompanying proxy statement (the "Keystone Parties"); and (ii) outstanding stock options and warrants to purchase an aggregate of 724,665 shares of CoorsTek common stock with a per share exercise price less than $26.00, and a weighted average per share exercise price of approximately $22.95, which will be cashed out in the merger.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Pursuant to the merger agreement, (i) each outstanding share of common stock owned by stockholders other than the Keystone Parties will be converted into the right to receive $26.00 in cash, without interest, and (ii) each outstanding stock option and warrant to purchase shares of CoorsTek common stock with a per share exercise price less than $26.00 will be converted into the right to receive a cash payment equal to (a) the excess of $26.00 over the per share exercise price for the shares of common stock subject to such stock option or warrant, multiplied by (b) the number of shares of common stock underlying each such stock option or warrant.

	(4)	Proposed maximum aggregate value of transaction: $226,654,265
	(5)	Total fee paid: $20,852.19
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[COORSTEK, INC. LETTERHEAD]

                        , 2003

Dear Stockholders:

        You are cordially invited to attend a special meeting of stockholders of CoorsTek, Inc. to be held at                        , Colorado          , on            ,                              , 2003 at            Mountain time.

        At this special meeting, you will be asked to consider and vote upon a proposal to adopt an agreement and plan of merger, dated as of December 22, 2002, which provides for the merger of Keystone Acquisition Corp., a wholly owned subsidiary of Keystone Holdings LLC, with and into CoorsTek, Inc. Upon completion of the merger, CoorsTek's stockholders, other than Keystone Holdings, will be entitled to receive $26 in cash for each share of CoorsTek common stock owned and will no longer be CoorsTek stockholders. Also, each CoorsTek stock option and warrant outstanding at the effective time of the merger, whether or not then vested or exercisable, will be converted into the right to receive an amount in cash from CoorsTek equal to the excess, if any, of $26 over the applicable exercise price per share of common stock subject to such stock option or warrant. You should read carefully the merger agreement, a conformed copy of which is attached as Appendix A to the enclosed proxy statement.

        On November 11, 2002, your Board of Directors received an unsolicited proposal from Keystone Holdings to acquire CoorsTek for $21 per share in cash. The offer was made by Keystone Holdings and certain of its affiliates, including John K. Coors, President and Chief Executive Officer and the Chairman of the Board of Directors of CoorsTek. Following the receipt of the offer, the independent members of the Board of Directors engaged a financial advisor, Banc of America Securities LLC, to assist it in assessing the Keystone Holdings proposal. The Board of Directors also established an Evaluation Committee consisting of the six independent directors, who are all of the directors other than John K. Coors, to assess the Keystone Holdings proposal on behalf of CoorsTek and the CoorsTek stockholders other than those involved in making the Keystone Holdings proposal. On November 25, 2002, the Evaluation Committee, after careful consideration of the Keystone Holdings proposal and the detailed analysis of the proposal presented to the Evaluation Committee by its financial advisor, rejected this proposal.

        Following the rejection of the initial proposal, Keystone Holdings engaged the Evaluation Committee in further negotiations. As a result, Keystone Holdings submitted a new proposal that includes a one-step merger structure, rather than the initially proposed tender offer structure, and an increased per share merger consideration of $26 in cash. After careful consideration of the new Keystone Holdings proposal and based upon, among other things, the receipt by the Evaluation Committee of its financial advisor's opinion that the proposed transaction was fair from a financial point of view to the CoorsTek stockholders other than those involved in making the Keystone Holdings proposal, the Evaluation Committee unanimously approved the transaction and recommended that CoorsTek's Board of Directors approve the transaction and submit the merger agreement to a vote of the CoorsTek stockholders for approval and adoption.

        CoorsTek's Board of Directors has approved the proposed merger and recommends that you vote "FOR" adoption of the merger agreement. In arriving at its recommendation, CoorsTek's Board of Directors gave careful consideration to a number of factors described in the accompanying proxy statement, including the written opinion of Banc of America Securities stating that the $26 per share to be received by you as a result of the merger is fair from a financial point of view.

        Under the merger agreement, the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of CoorsTek common stock, who are not affiliated with Keystone Holdings for purposes of Section 203 of the Delaware General Corporation Law, is required to authorize the merger. In addition, the affirmative vote of the majority of the votes entitled to be cast by the holders of all of the outstanding shares of CoorsTek common stock, including the shares held by the stockholders involved in making the offer, whether in person or by proxy, is required to adopt the merger agreement.

        The enclosed proxy statement explains the proposed merger and provides specific information concerning the special meeting. It also includes copies of the merger agreement, the written opinion of Banc of America Securities and the written opinion of McDonald Investments, the financial advisor to Keystone Holdings and its affiliates. Please read it carefully. In particular, you should carefully consider the discussion in the section entitled "Special Factors" beginning on page 3.

        Whether or not you plan to attend the special meeting, we urge you to please complete, sign and return your proxy as soon as possible in the enclosed, postage prepaid (if mailed within the United States of America), self-addressed return envelope so that your vote will be recorded. Even if you return your proxy card, you may still attend the special meeting and vote your shares of common stock in person. Your proxy may be revoked at any time before it is voted by submitting a written revocation or a proxy bearing a later date to the Secretary of CoorsTek, or by attending and voting in person at the special meeting. For shares of common stock held in "street name," you may revoke or change your vote by submitting instructions to your broker or nominee. If you do not send in a proxy or vote at the special meeting, it will have the same effect as if you voted against the merger.

        Please do not send your certificates representing your shares of CoorsTek common stock at this time. Instructions for exchanging your shares for the cash consideration to be paid to you upon consummation of the merger will be sent to you after the merger is completed.

                      Sincerely,

                      Board of Directors of CoorsTek, Inc.

CoorsTek, Inc.

Notice of Special Meeting of Stockholders

to be held on

                , 2003

To the Stockholders of CoorsTek, Inc.:

        Notice is hereby given that a special meeting of stockholders of CoorsTek, Inc., a Delaware corporation, will be held at                        ,            , Colorado             , on            ,    , 2003 at            Mountain time to:

  1.
  Consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 22, 2002, by and among Keystone Holdings LLC, a Delaware limited liability company, Keystone Acquisition Corp., a Delaware corporation, and CoorsTek, Inc., pursuant to which Keystone Acquisition Corp. will merge with and into CoorsTek, Inc. and to authorize the merger as described in the accompanying proxy statement;

  2.
  Adjourn the special meeting if necessary to satisfy the conditions to completing the merger in the Agreement and Plan of Merger; and

  3.
  Consider such other business as may properly come before the special meeting or any adjournments or postponements thereof.

        Your Board of Directors has fixed the close of business on                , 2003 as the record date for the special meeting. Accordingly, only holders of record of CoorsTek, Inc. common stock as of the close of business on that date will be entitled to notice of and to vote at the special meeting and any adjournments or postponements of that meeting. If your shares are held of record through a bank, broker or other nominee, you will be required to follow the instructions you receive from them regarding how to vote your shares. A form of proxy and a proxy statement containing more detailed information with respect to matters to be considered at the special meeting accompany and form a part of this notice.

By Order of the Board of Directors,
Joseph G. Warren, Jr. Secretary
Golden, Colorado , 2003

        Whether or not you plan to attend the special meeting, we urge you to please complete, sign and return your proxy as soon as possible in the enclosed, postage prepaid (if mailed within the United States of America), self-addressed return envelope so that your vote will be recorded. Even if you return your proxy card, you may still attend the special meeting and vote your shares of common stock in person. Your proxy may be revoked at any time before it is voted by submitting a written revocation or a proxy bearing a later date to the Secretary of CoorsTek, or by attending and voting in person at the special meeting. For shares of common stock held in "street name," you may revoke or change your vote by submitting instructions to your broker or nominee. If you do not send in a proxy or vote at the special meeting, it will have the same effect as if you voted against the merger.

        Please do not send your certificates representing your shares of CoorsTek common stock at this time. Instructions for exchanging your shares for the cash consideration to be paid to you upon consummation of the merger will be sent to you after the merger is completed.

COORSTEK, INC.

16000 Table Mountain Parkway

Golden, Colorado 80403

(303) 277-4000

PROXY STATEMENT

GENERAL INFORMATION

        The enclosed proxy is solicited on behalf of the Board of Directors of CoorsTek, Inc. for use at the special meeting of our stockholders to be held at                        ,             , Colorado            , on                        ,    , 2003 at            Mountain time, and at any adjournments or postponements thereof.

        Our principal executive office is located at 16000 Table Mountain Parkway, Golden, Colorado 80403.

        You may revoke your proxy at any time prior to its use by giving written notice to our Secretary, by executing a revised proxy at a later date or by attending the special meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the special meeting in accordance with the specifications made by you thereon or, in the absence of such specifications, in favor of all of the proposals to be considered at the special meeting, including the proposal to adopt the Agreement and Plan of Merger, dated as of December 22, 2002, by and among Keystone Holdings LLC, a Delaware limited liability company, Keystone Acquisition Corp., a Delaware corporation, and CoorsTek, Inc. If, in a proxy submitted on your behalf by a person acting solely in a representative capacity, the proxy is marked clearly to indicate that the shares represented thereby are not being voted with respect to a proposal, referred to as a "non-vote," then your proxy will be counted as present for purposes of establishing a quorum at the special meeting. Proxies submitted with abstentions as to a proposal will be counted as present for purposes of establishing a quorum at the special meeting. Abstentions and non-votes will have the same effect as votes cast against approving and adopting the Agreement and Plan of Merger and authorizing the merger.

        Only stockholders of record at the close of business on                        , 2003 are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. We had                        shares of common stock, par value $0.01 per share, outstanding on                        , 2003, each of which is entitled to one vote upon the matters to be presented at the special meeting.

        This proxy statement is first being mailed to our stockholders on or about                , 2003.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger agreement or the proposed merger, passed upon the merits or fairness of the proposed merger, or passed upon the adequacy or accuracy of the disclosure contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

SUMMARY TERM SHEET

        The following summarizes the principal terms of the merger of CoorsTek, Inc. with Keystone Acquisition Corp., a wholly owned subsidiary of Keystone Holdings LLC, which is an entity that is wholly owned by certain members of the Coors family and related trusts established for the benefit of certain members of the Coors family and managed by John K. Coors and William K. Coors (collectively, the "Keystone Group"). This summary does not contain all information that may be important to consider when evaluating the merits of the merger. We encourage you to read this proxy statement, including the appendices and the documents we have incorporated by reference into this proxy statement, in their entirety before voting. We have included section references to direct you to a more complete description of the topics discussed in this summary.

  •
  You are being asked to approve and adopt an Agreement and Plan of Merger, dated as of December 22, 2002, by and among Keystone Holdings, Keystone Acquisition Corp., a wholly owned subsidiary of Keystone Holdings, and CoorsTek, which provides for the merger of Keystone Acquisition with and into CoorsTek with CoorsTek surviving the merger as a wholly owned subsidiary of Keystone Holdings. As a holder of CoorsTek common stock, you and all of our other stockholders, other than the Keystone Group, will receive $26 in cash, without interest, for each share of our common stock that you own. Please read "Special Factors—Background of the Merger" beginning on page 3.

  •
  Keystone Holdings currently owns approximately 26.5% of the outstanding shares of our common stock. Please read "Special Factors—Background of the Merger" beginning on page 3.

  •
  This is a "going private" transaction. As a result of the merger:

  •
  Keystone Holdings will own the entire equity interest of CoorsTek;

  •
  you will no longer have an interest in any future earnings or growth of CoorsTek's business;

  •
  we will no longer be a public company; and

  •
  our common stock will no longer be traded on the Nasdaq National Market.

    Please read "Special Factors—Certain Effects of the Merger" beginning on page 32.

  •
  The proposed merger involves a conflict of interest because John K. Coors, our Chairman, President and Chief Executive Officer, is a manager of Keystone Holdings, which is making the offer to acquire CoorsTek. As a result, our Board of Directors formed an Evaluation Committee consisting of its six independent directors to protect your interests in evaluating and negotiating the terms of the merger agreement. Please read "Questions and Answers About the Merger" beginning on page 4 and "Special Factors—Background of the Merger" beginning on page 3.

  •
  The Evaluation Committee has determined that the merger is fair to and in the best interests of our stockholders, other than the Keystone Group, and has recommended to the full Board of Directors that the merger agreement be adopted and approved and the merger be authorized. We refer to the stockholders other than the Keystone Group as the "Public Stockholders." Please read "Special Factors—Fairness of the Merger; Recommendation of the Evaluation Committee of the Board of Directors" beginning on page 12.

  •
  The Evaluation Committee received an opinion from Banc of America Securities LLC, its financial advisor, that as of December 22, 2002 and on the basis of, and subject to, the matters reviewed with the Evaluation Committee, the $26 per share merger price was fair from a financial point of view to the Public Stockholders. Please read "Special Factors—Opinion of Financial Advisor to the Evaluation Committee" beginning on page 17.

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  •
  Acting on the unanimous recommendation of the Evaluation Committee, the Board of Directors has approved and adopted the merger agreement and authorized the merger and recommends that you vote "FOR" the approval and adoption of the merger agreement and authorization of the merger. Please read "Special Factors—Recommendation of Our Board of Directors" beginning on page 15.

  •
  The merger agreement must be approved and adopted and the merger must be authorized by the holders of a majority of the outstanding shares of our common stock, and by the holders of at least two-thirds of the outstanding shares of our common stock who are not affiliated with Keystone Holdings for purposes of Section 203 of the Delaware General Corporation Law (the "DGCL"). Please read "The Special Meeting—Vote Required" beginning on page 2 and "The Merger Agreement—Conditions to the Closing of the Merger" beginning on page 55.

  •
  Delaware law entitles stockholders who do not vote in favor of the merger agreement and who fulfill other procedural requirements to a judicial appraisal of the fair value of their shares of common stock. Please read "Dissenters' Rights of Appraisal" beginning on page 59.

  •
  Your receipt of cash in the merger generally will be a taxable transaction to you. Please read "Special Factors—Material U.S. Federal Income Tax Consequences" beginning on page 38.

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QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:
What will I receive in the merger?

A:
As a holder of CoorsTek common stock, you will receive $26 per share in cash, without interest, in exchange for each share of CoorsTek common stock that you own. If you own employee stock options or warrants to purchase shares of CoorsTek common stock, you will be entitled to receive in cash, for each share of common stock subject to the employee stock option or warrant, the excess, if any, of $26 over the exercise price of the option or warrant, without interest. Please read "The Merger Agreement—What You Will Receive in the Merger" beginning on page 49.

Q:
What vote is required for the CoorsTek stockholders to approve the merger?

A:
To satisfy the requirements of the DGCL and the merger agreement, the following votes are required:

•
the affirmative vote of a majority of our outstanding shares of common stock; and

•
the affirmative vote of at least two-thirds of our outstanding shares that are held by stockholders who are not affiliated with Keystone Holdings for purposes of Section 203 of the DGCL.

  A vote for proposal 1 on your proxy card is a vote for the approval and adoption of the merger agreement and authorization of the merger. If you do not vote your shares, the effect will be to vote against the merger. Please read "The Special Meeting—Voting Procedures" beginning on page 2.

Q:
Why is my Board of Directors recommending the merger?

A:
An Evaluation Committee comprised of our six independent directors evaluated the fairness to our stockholders of the merger with the assistance of its financial advisor, Banc of America Securities. The Evaluation Committee negotiated the terms of the merger and recommended that the full Board of Directors approve and adopt the merger agreement and authorize the merger. For a more complete description of the factors considered by the Evaluation Committee, see "Special Factors—Fairness of the Merger; Recommendation of the Evaluation Committee of the Board of Directors" beginning on page 12.

Q:
Why was the Evaluation Committee formed?

A:
Your Board of Directors formed the Evaluation Committee for practical reasons in connection with evaluating and negotiating the terms of the merger agreement. Although six of CoorsTek's seven Board members are independent, because John K. Coors was involved in making the offer to acquire CoorsTek, the Board of Directors believed it could more effectively and expeditiously evaluate the proposed transaction by forming a committee of the Board of Directors consisting exclusively of the six independent directors. The Board of Directors also retained legal and financial advisors to assist the Evaluation Committee independently from the legal and financial advisors retained by certain members of the Keystone Group. For a description of these events, see "Special Factors—Background of the Merger" beginning on page 3.

Q:
Does Keystone Holdings have the financial resources to make payment?

A:
Yes. Keystone Financing LLC, an affiliate of Keystone Holdings, has entered into a loan agreement with Wells Fargo Bank, N.A. that, together with the available cash on hand from certain members of the Keystone Group, will enable Keystone Holdings to pay in full the aggregate consideration to be paid in the merger. For more information about how Keystone Holdings will

4

  finance the merger, see "Special Factors—Source and Amount of Funds; Financing for the Merger" beginning on page 36.

Q:
Should Keystone Holdings' decision to finance the merger affect my voting decision?

A:
No. Keystone Financing LLC, an affiliate of Keystone Holdings, has already entered into the loan agreement necessary to consummate the merger and to pay the aggregate merger consideration. Also, because there is no financing condition contained in the merger agreement, Keystone Holdings would be required to close the merger even if for some unforeseen reason its financing became unavailable. Please read "The Merger Agreement—Conditions to the Closing of the Merger" beginning on page 55.

Q:
When do you expect to complete the merger?

A:
We are working toward completing the merger as quickly as possible. Under the merger agreement, if the required votes of the stockholders are obtained at the special meeting, the merger would be scheduled to close on the second business day following the special meeting. If any of the other conditions to the merger have not been satisfied at that time, however, the closing date for the merger could be delayed. Therefore, we cannot assure you as to when or if the merger will occur. Please read "The Merger Agreement—Effective Time of the Merger" on page 50.

Q:
What do I need to do with my proxy card?

A:
After you have carefully read this document, indicate on your proxy card how you want to vote. Sign, date and mail the proxy card in the enclosed, postage prepaid return envelope as soon as possible so that your shares may be represented and voted at the special meeting. Please read "The Special Meeting—Voting by Proxy" on page 1.

Q:
If my broker or other nominee holds my shares in "street name," will my broker or nominee vote my shares for me?

A:
No. Your shares will not be voted unless you follow the directions your broker or nominee sends to you regarding how to vote your shares. If you do not give your broker or nominee instructions, it will have the same effect as a vote against the merger. Please read "The Special Meeting—Voting Procedures" on page 2.

Q:
Can I change my vote after I have mailed my signed proxy card?

A:
Yes. You can change your vote at any time before your proxy is voted. To do so, send a later dated and signed proxy card to CoorsTek's Secretary at 16000 Table Mountain Parkway, Golden, Colorado 80403 before the meeting, or attend the meeting in person and vote by ballot. For a description of voting procedures, see "The Special Meeting—Voting by Proxy" on page 1.

Q:
Where can I find more information about the companies?

A:
CoorsTek files reports and other information with the SEC. Keystone Holdings, Keystone Acquisition, John K. Coors and William K. Coors are also required to file information with the SEC in connection with its ownership interest in CoorsTek. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the SEC's website maintained at www.sec.gov. You can also request copies of the documents we file with the SEC from us. See "Where You Can Find More Information" beginning on page 63.

5

Q:
Who is entitled to vote at the special meeting?

A:
Holders of record of CoorsTek common stock as of the close of business on            , 2003 are entitled to vote at the special meeting. Each CoorsTek stockholder has one vote for each share of CoorsTek common stock owned by them on that date. Please read "The Special Meeting—Who Can Vote; Quorum" on page 1.

Q:
What is the location, date and time of the special meeting?

A:
The special meeting will be held at                         , on                             , 2003, at             Mountain time. If the special meeting is postponed for any reason, we will give you notice of the new date and time of, and place for, the special meeting. See "The Special Meeting" beginning on page 1.

Q:
Should I send my CoorsTek stock certificates now?

A:
No. After the merger is completed, Keystone Acquisition's payment agent will send you written instructions for exchanging your shares of CoorsTek common stock for cash. You must return your CoorsTek stock certificates as described in the instructions to receive the cash payment in connection with the merger.

Q:
Who should I contact if I have further questions?

A:
You may contact either our Investor Relations department or our proxy solicitor at the addresses and telephone numbers provided below:

  CoorsTek, Inc.
  Investor Relations
  16000 Table Mountain Parkway
  Golden, Colorado 80403
  (877) 321-1192

  [Proxy Solicitor to be determined]

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i

ii

        Keystone Holdings has supplied all information in this proxy statement relating to the Keystone Group. CoorsTek has not independently verified any of the information relating to the Keystone Group. No person has been authorized to give any information or to make any representation other than those contained in this proxy statement.

THE SPECIAL MEETING

Purpose

        This proxy statement is furnished to CoorsTek stockholders in connection with the solicitation of proxies on behalf of CoorsTek's Board of Directors for use at the special meeting to be held on            ,                             , 2003, at the time and place specified in the attached Notice of Special Meeting of the Stockholders, or at any adjournments or postponements thereof.

        At the special meeting, the stockholders of CoorsTek will be asked to consider and vote upon the approval and adoption of the merger agreement and authorization of the merger.

        Acting on the recommendation of its Evaluation Committee, the Board of Directors of CoorsTek has unanimously, with the exception of John K. Coors, who recused himself from all meetings of the Board of Directors relating to the merger:

  •
  determined that the merger agreement and the merger are fair to, and in the best interests of, the Public Stockholders;

  •
  approved and adopted the merger agreement and authorized the merger; and

  •
  recommended that our stockholders vote "FOR" approval and adoption of the merger agreement and authorization of the merger.

Voting by Proxy

        The enclosed proxy is solicited by the Board of Directors of CoorsTek. If you return a signed proxy card but do not provide voting instructions, the persons named as proxies on the proxy card will vote for the approval and adoption of the merger agreement and authorization of the merger. You may revoke your proxy (including a proxy granted by telephone or the internet) at any time before it is voted by:

  •
  giving notice of revocation, in person or in writing, to the Secretary of CoorsTek;

  •
  delivering to the Secretary a duly executed proxy bearing a later date; or

  •
  attending the special meeting and voting in person.

        Your attendance at the special meeting will not, in and of itself, revoke your proxy. Unless you revoke your proxy by voting at the special meeting, it will be voted in accordance with the instructions on your proxy card.

Who Can Vote; Quorum

        If you are listed on our stockholder register as a holder of CoorsTek common stock at the close of business on            , 2003, you are entitled to notice of and to vote your shares at the special meeting of stockholders.            , 2003 is the record date. The presence, in person or by proxy, of a majority of the outstanding shares of our common stock at the special meeting is required to constitute a quorum for transaction of business at the special meeting. There were            shares of common stock outstanding on            , 2003. Each share is entitled to one vote, but you will not be entitled to vote any fractional shares you hold.

Vote Required

        The proposal will be approved at the special meeting only if the holders of a majority of our outstanding shares of common stock who are entitled to vote at the special meeting are present, in person or by proxy, at the meeting, and:

  •
  the holders of a majority of our outstanding shares of common stock vote for approval of the proposal; and

  •
  the holders of at least two-thirds of our outstanding shares of common stock who are not affiliated with Keystone Holdings for purposes of Section 203 of the DGCL vote for approval of the proposal.

        Neither of the approvals above are assured. However, because the Keystone Group is contractually obligated to vote for approval and adoption of the merger agreement and authorization of the merger, the majority vote will be assured if the two-thirds majority vote described above is obtained. The merger will not be completed, and you will not receive the $26 per share merger consideration, if any of the required votes described above is not received. Your vote is very important.

        All of the directors and executive officers of CoorsTek who own shares of CoorsTek common stock intend to vote to approve and adopt the merger agreement and authorize the merger, primarily for the reasons that motivated the Evaluation Committee to recommend the merger.

        Pursuant to our bylaws, any adjournment of the special meeting may be made without notice, other than by an announcement made at the special meeting, by approval of the holders of a majority of the shares of CoorsTek's common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. The proposal granting to the proxies the authority to vote to adjourn the special meeting to satisfy conditions to the closing of the merger agreement must be approved and adopted by the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting. Although it is not currently anticipated, the most likely reason for adjournment would be to solicit additional votes to approve and adopt the merger agreement and to authorize the merger.

Voting Procedures

        The Board of Directors has appointed election inspectors for the special meeting who will tabulate the votes. In tabulating the votes, abstentions will be counted as present by the election inspectors for the purpose of determining the presence of a quorum.

        Brokerage firms who hold shares of CoorsTek common stock in "street name" for customers will not have the authority to vote those shares with respect to the merger if such firms do not receive voting instructions from a beneficial owner. Broker non-votes, which result from a broker's inability to vote shares without specific instructions from the beneficial owner of such shares, will be counted as present for the purpose of determining whether a quorum is present and will not be counted as a vote cast in favor of the merger. Abstentions and broker non-votes will therefore have the same effect as votes against approval and adoption of the merger agreement and authorization of the merger and as votes against any proposal to adjourn the special meeting if necessary to satisfy the conditions in the merger agreement to completing the merger.

        If you return a signed proxy without direction, the proxy will be voted "FOR" approval and adoption of the merger agreement and authorization of the merger and "FOR" any proposal to adjourn the meeting if necessary to satisfy the conditions in the merger agreement to completing the merger.

Other Business

        The Board of Directors is not aware of any other matters to be presented at the special meeting of stockholders. If any other matters should properly come before the special meeting, the persons named as proxies in the enclosed proxy card will vote the proxies in accordance with their best judgment.

Proxy Solicitation

        We will pay all expenses of soliciting the proxies described in this proxy statement. Solicitations will be made primarily by mail but some of our officers and other employees may solicit proxies personally, by telephone and by mail, if deemed appropriate. Brokers and nominees will be requested to obtain voting instructions from beneficial owners of stock registered in their names.

        CoorsTek has retained                        to assist in distributing these proxy materials and, if requested by us, making telephone calls and otherwise assisting us in soliciting votes to authorize the merger, at an estimated cost of $            plus their reasonable out-of-pocket expenses.

        We have not authorized anyone to give any information or make any representation about the merger or us that differs from, or adds to, the information in this document or in our documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

SPECIAL FACTORS

Background of the Merger

        CoorsTek became a publicly traded company on January 1, 2000, as a result of a non-taxable distribution, which we call a "spin-off," by Graphic Packaging International Corporation of CoorsTek's common stock to the holders of the outstanding common stock of Graphic Packaging. In the CoorsTek spin-off, each Graphic Packaging shareholder received one share of CoorsTek common stock for each four shares of Graphic Packaging common stock held of record as of December 17, 1999, the record date for the spin-off. As a result, at the time of the spin-off, the number, identity and proportionate ownership of CoorsTek's stockholders was the same as the shareholders of Graphic Packaging. In 1992, Graphic Packaging, then named ACX Technologies, Inc., was itself spun-off from the Adolph Coors Company. As a result of the substantial holdings by certain members of the Coors family and related trusts established for the benefit of certain members of the Coors family of Adolph Coors Company stock prior to the spin-off of Graphic Packaging, those members of the Coors family and trusts owned substantial amounts of Graphic Packaging stock following its spin-off. The ownership of substantial amounts of Graphic Packaging's stock by those members of the Coors family and trusts, in turn, resulted in their ownership of a significant portion of the outstanding common stock of CoorsTek following its spin-off from Graphic Packaging.

        On October 9, 2002, John K. Coors met with McDonald Investments Inc. ("McDonald"), which had, from time to time, provided financial advisory services to several of the trusts that were established for the benefit of certain members of the Coors family (the "Coors Trusts"). Mr. Coors, CoorsTek's Chairman, President and Chief Executive Officer, is a trustee of several of such trusts. Mr. Coors asked McDonald to review potential strategic alternatives available for the Coors Trusts relating to their investments in CoorsTek.

        On October 21, 2002 and October 30, 2002, certain of the trustees of the Coors Trusts met informally to discuss the various strategic alternatives for their holdings of CoorsTek common stock. Present at each meeting were representatives of McDonald and Jennings Newcom, a partner in Davis Graham & Stubbs LLP ("DGS"), counsel to the Coors Trusts, Keystone Holdings and Keystone Acquisition. As a result of these meetings, the trustees requested McDonald to consider in detail, on behalf of the trusts, the feasibility of the trusts acquiring the CoorsTek common stock not already held by the Coors Trusts. In addition, John K. Coors was asked to determine the feasibility of obtaining bank financing for the potential acquisition.

        On October 23, 2002, the Grover C. Coors Trust engaged McDonald to act as its exclusive financial advisor relating to the proposed transaction. At the start of this process, each Coors Trust separately advised McDonald that it was not interested in selling its investments in CoorsTek and did not authorize McDonald to solicit offers to purchase such investments.

        On November 8, 2002, the trustees of the Coors Trusts met in formal session to consider the potential acquisition of the CoorsTek common stock not already held by the Coors Trusts, and alternatives for financing the acquisition. Present at the meeting were representatives of McDonald and DGS. At the conclusion of the meeting, the trustees directed John K. Coors and the trusts' financial and legal advisors to proceed with the proposed acquisition by making a $21.00 per share offer for the CoorsTek common stock.

        Certain members of the Coors family, including John K. Coors, decided to participate with the Coors Trusts, Keystone Holdings, and Keystone Acquisition in the proposal to acquire CoorsTek.

        Friday evening, November 8, 2002, Jennings Newcom, of DGS, telephoned Whitney Holmes, a partner in Hogan & Hartson ("Hogan"), counsel for CoorsTek, and informed Mr. Holmes that Keystone Holdings intended to make a formal proposal to acquire all of CoorsTek's issued and outstanding common stock owned by the Public Stockholders. No price or other terms were discussed, but Mr. Newcom indicated that the offer, including the price per share and other specific terms, would be made at the regular meeting of the Board of Directors scheduled to be held on Monday, November 11, 2002 in California. Mr. Holmes then telephoned members of the Company's management other than John K. Coors to inform them of the proposal to be made at the Board of Directors meeting.

        During Saturday, November 9, and Sunday, November 10, John K. Coors telephoned John Glancy, W.J. Kitchen, John Markle III, Donald E. Miller, Kimberly S. Patmore and Robert L. Smialek, the other members of CoorsTek's Board of Directors, individually and informed each of them that, on behalf of Keystone Holdings, he would be making a proposal to CoorsTek's Board of Directors on November 11. During those calls, Mr. Coors did not disclose the price per share or other specific terms of the offer. On November 9, Mr. Coors also discussed with Joseph G. Warren, Jr., CoorsTek's Chief Financial Officer and Treasurer, and Derek Johnson, CoorsTek's Chief Operating Officer, Keystone Holdings' intention to make a formal proposal to the Board of Directors on November 11 and informed each of them that the members of the Keystone Group intended to file an amendment on Schedule 13D with the SEC following the November 11 Board meeting to announce that the Keystone Holdings proposal had been made. During these discussions with Mr. Warren and Mr. Johnson, Mr. Coors did not discuss the price or other specific terms of the offer to be presented to the Board of Directors.

        On Monday, November 11, at the W Suites Hotel in Newark, California, John K. Coors and representatives of McDonald and DGS, including Michael Franson and Mr. Newcom, met with CoorsTek's Board of Directors and management and presented Keystone Holdings' proposal to acquire all of the shares of common stock owned by the Public Stockholders for a purchase price of $21.00 per share. Mr. Coors and the representatives of McDonald and DGS presented to CoorsTek's Board of Directors a letter setting forth the terms of the Keystone Holdings offer. The text of the letter is set forth below.

Keystone Holdings LLC
Mail Stop VR900
P.O. Box 4030
Golden, Colorado 80401-0030

November 11, 2002

Board of Directors
CoorsTek, Inc.
16000 Table Mountain Parkway
Golden, Colorado 80403

        On behalf of certain members of the Coors family and related trusts (the "Family Shareholders") who own shares in CoorsTek, Inc. (the "Company"), we are pleased to propose an acquisition of all of the outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of the Company not currently owned, directly or indirectly, by the Family Shareholders (the "Public Shares"). The proposed transaction would be effected through a tender offer for all outstanding Public Shares, followed by a merger between the Company and an entity to be formed by us for the purpose of effecting the tender offer and merger. In the tender offer and the follow-on merger, holders of Public Shares would receive $21.00 in cash per share of Common Stock, which represents a premium of approximately 31% over the closing price per share of Common Stock on November 8, 2002. The required financing for the proposed transaction is available from existing funds and a new bank facility with respect to which a commitment letter has been obtained.

        We anticipate that some or all of the independent members of the Board of Directors of the Company ("Independent Directors"), will evaluate our proposal and in connection therewith may choose to engage their own advisors. In this connection, please note that the Family Shareholders do not have any interest in selling stock in the Company and therefore would not under any circumstances support an alternative transaction.

        We are prepared to move forward promptly to consummate the proposed transaction. Shortly we will provide to the Independent Directors a draft of a proposed merger agreement setting forth customary terms and conditions for a transaction of this type. Consummation of the proposed transaction would be subject to, among other things, (a) the execution of definitive merger and financing agreements, (b) no material adverse change in the business or prospects of the Company, (c) redemption of the CoorsTek Series A Junior Participating Preferred Stock Rights to the extent necessary for the proposed transaction to proceed without triggering such rights, (d) a minimum tender condition of that number of Public Shares which, when added to the shares of Common Stock already owned by the Family Shareholders, equals at least 90% of all outstanding Common Stock, and (e) any necessary regulatory approvals.

        Following consummation of the proposed transaction, we expect that the Company will continue to operate its business as currently conducted. We do not anticipate seeking changes in the Company's management as a result of the transaction.

        We believe that our offer represents significant value for the Company's stockholders, and look forward to discussing our proposed transaction with the Independent Directors and their advisors. We are prepared to leave our proposal open until November 26, 2002, but we reserve the right to amend or withdraw this proposal and to terminate further discussions at any time prior to our execution of definitive agreements. Please let us know at your earliest convenience how you wish to proceed.

Very truly yours,
KEYSTONE HOLDINGS LLC
By /s/ JOHN K. COORS John K. Coors, Manager

        Following the presentation, John K. Coors and the advisors to Keystone Holdings left the meeting and the members of the Board of Directors other than Mr. Coors, none of whom is an employee or affiliate of CoorsTek or Keystone Holdings (the "Independent Directors"), discussed the proposal with management and counsel. Mr. Holmes also reviewed with the Independent Directors their duties with respect to the analysis and consideration of the offer as well as the general fiduciary duties of directors of a Delaware corporation in connection with acquisition transactions. The Independent Directors determined to seek the advice of an investment banking firm in connection with the analysis of the Keystone Holdings proposal. That evening, at the request of the Independent Directors, Mr. Warren telephoned four investment banking firms and asked that they present their qualifications to the Board of Directors the next morning, November 12. Late in the evening, at the direction of the Independent Directors, CoorsTek issued a press release indicating that the Board of Directors had received the Keystone Holdings proposal and would take appropriate steps to analyze the proposal.

        Tuesday morning, November 12, the Independent Directors interviewed four investment banking firms and reviewed materials prepared by them relating to their qualifications to advise the Board of Directors with respect to the Keystone Holdings acquisition proposal. Following the interviews, the Independent Directors decided to retain Banc of America Securities LLC ("Banc of America Securities") as financial advisor to the Board of Directors with respect to the Keystone Holdings proposal. In addition, the Independent Directors decided to retain Hogan as legal counsel and Morris, Nichols, Arsht & Tunnell ("MNAT") as Delaware local counsel.

        On November 13, 14 and 15, an aggregate of six purported class action lawsuits were filed against CoorsTek and all of its directors in the Court of Chancery of the State of Delaware in and for New Castle County. The lawsuits were subsequently consolidated as In re CoorsTek, Inc. Stockholder Litigation, Consolidated C.A. No. 20014 - NC. The consolidated lawsuit alleged that the initial $21 offer by Keystone Holdings was unfair and that John K. Coors dominated CoorsTek's Board of Directors and therefore that none of the members of the Board of Directors was capable of negotiating a fair transaction with Keystone Holdings. The plaintiffs in these lawsuits sought an injunction against the proposed transaction, rescission or rescissory damages and damages in an unspecified amount.

        On November 16, the Independent Directors met with Banc of America Securities, Hogan and MNAT to discuss the preliminary views of Banc of America Securities with respect to the Keystone Holdings proposal. Representatives of CoorsTek's management were present by invitation. John K. Coors was not in attendance because he had recused himself from all discussions of the Board of Directors regarding the Keystone Holdings proposal. Among other things, the representatives of Hogan and MNAT reviewed the responsibilities and legal duties of the members of the Board of Directors and the status of the lawsuits filed in Delaware. The Independent Directors also reviewed and ratified the terms of the engagement of Banc of America Securities as financial advisor in connection with analyzing the Keystone Holdings proposal. Representatives of management also discussed with the Independent Directors various aspects of CoorsTek's business operations.

        On November 21, the Independent Directors met with representatives of Hogan and acted to amend the Rights Agreement, dated December 20, 1999, relating to CoorsTek's Series A Junior Participating Preferred Stock Purchase Rights, which we refer to as our "Stockholder Rights Plan," in order to ensure that the Board of Directors would have sufficient time to undertake a deliberate and detailed review of the Keystone Holdings proposal.

        On November 23, the Independent Directors met with Banc of America Securities and Hogan to review and discuss the Banc of America Securities evaluation of the Keystone Holdings proposal. Representatives of management were present by invitation. At that meeting, the Independent Directors discussed the advisability of establishing a committee of the Board of Directors consisting of the six Independent Directors. Because John K. Coors was a member of the Keystone Group making the offer, he had recused himself from all discussions of the Board of Directors regarding the proposal. As a result, in order to make procedural aspects of the deliberations of the Independent Directors more effective and efficient, the Board of Directors determined to establish an Evaluation Committee to evaluate the Keystone Holdings proposal. The members of the Board of Directors appointed to serve on the Evaluation Committee, being all of the Independent Directors, were John Glancy, W.J. Kitchen, John Markle III, Donald E. Miller, Kimberly S. Patmore and Robert L. Smialek. The Evaluation Committee was authorized and empowered to review and evaluate the advisability of the Keystone Holdings proposal, to negotiate the terms of any proposed transaction and to advise the Board of Directors with respect to the Evaluation Committee's conclusions. Mr. Markle was elected by the members of the Evaluation Committee to serve as its Chairman.

        Following its establishment on November 23, the Evaluation Committee heard and discussed a presentation by Banc of America Securities of its analysis of the Keystone Holdings proposal. Banc of America Securities expressed its opinion that the $21 per share offer by Keystone Holdings was inadequate, from a financial point of view, to the Public Stockholders. The Evaluation Committee also heard and discussed CoorsTek's results of operations for the current quarterly period as compared to publicly disclosed guidance for the fourth quarter of 2002. Based in part on the opinion of Banc of America Securities, the Evaluation Committee unanimously determined that the Keystone Holdings offer of $21 per share was inadequate. Consequently, the Evaluation Committee unanimously determined to reject the Keystone Holdings offer. At the direction of the Evaluation Committee, management and representatives of Banc of America Securities and Hogan prepared a press release announcing the rejection of the Keystone Holdings offer which was disseminated to the public prior to the open of the Nasdaq Stock Market on November 25. During the evening of November 24, at the direction of the Evaluation Committee, Bradley Sacks, of Banc of America Securities, contacted representatives of McDonald to convey the determination of the Evaluation Committee.

        On November 25 and 26, representatives of McDonald and Banc of America Securities held telephone conversations regarding the Keystone Holdings proposal. During those conversations, the representatives of McDonald indicated that Keystone Holdings would be willing to raise its offer to $23.15 per share. The representatives of Banc of America Securities indicated that they would inform the Evaluation Committee of their discussions.

        On November 26, the Evaluation Committee, other than Ms. Patmore, who was unable to participate because of a scheduling conflict, met with Banc of America Securities and Hogan to discuss the responses by the representatives of DGS and McDonald to the Evaluation Committee's rejection of the $21 per share offer price. Mr. Sacks described the telephone conversations with the representatives of McDonald on November 25 and 26 in which Mr. Franson, of McDonald, indicated the interest of Keystone Holdings in raising its offer to $23.15 per share if the Evaluation Committee would approve a transaction at that price. Mr. Sacks indicated that, in the view of Banc of America Securities, the $23.15 per share price would be inadequate, from a financial point of view, to the Public Stockholders. The Evaluation Committee determined not to accept a proposal of $23.15 per share and directed Banc of America Securities to respond to McDonald and indicate that the Evaluation Committee had determined that a price of $23.15 per share would be inadequate.

        On December 2, representatives of DGS and Richards, Layton & Finger, Delaware local counsel to Keystone Holdings, contacted representatives of Hogan and MNAT to discuss the Keystone Holdings offer and to convey the interest of Keystone Holdings in raising its offer. Mr. Newcom indicated that the members of the Keystone Group had not formally agreed to raise the price of the Keystone Holdings offer. Mr. Newcom indicated, however, that Keystone Holdings would be willing to seek approval from the members of the Keystone Group to raise the price of the Keystone Holdings offer to $25 per share. Mr. Newcom also indicated that the Keystone Holdings proposal would be structured as a tender offer with a non-waivable condition that at least two-thirds of the shares of common stock held by the Public Stockholders would be required to be tendered before Keystone Holdings would accept any shares. The Keystone Holdings proposal would also be conditioned, among other things, on the redemption by CoorsTek's Board of Directors of CoorsTek's Series A Junior Participating Preferred Stock Purchase Rights issued pursuant to the Stockholder Rights Plan. Mr. Holmes indicated that he would convey that information to the Evaluation Committee.

        On December 3, the Evaluation Committee met with Banc of America Securities and Hogan to discuss the possible increase in Keystone Holdings' offer to $25 per share. The representatives of Banc of America Securities and Hogan first discussed the revised proposal by Keystone Holdings to offer $25 per share. Banc of America Securities indicated that it would be reasonable for the Evaluation Committee to conclude that $25 per share was a credible price that warranted further discussions with Keystone Holdings. The Evaluation Committee also discussed with representatives of Hogan and MNAT the tender offer structure proposed by Keystone Holdings and possible alternatives. The Evaluation Committee instructed the representatives of Banc of America Securities and Hogan to meet with Keystone Holdings advisors to explore the revised offer in detail. The Evaluation Committee also instructed Banc of America Securities to approach, on a preliminary basis, companies that Banc of America Securities considered to be potential sources for competing offers to purchase CoorsTek. Accordingly, Banc of America Securities subsequently contacted a number of parties to solicit compelling offers to purchase CoorsTek, but did not engage in any definitive negotiations.

        On December 5, representatives of McDonald and DGS met with representatives of Banc of America Securities and Hogan. The advisors for Keystone Holdings and the Evaluation Committee discussed legal and structuring questions relating to the revised Keystone Holdings offer. To avoid any uncertainty with respect to the applicability of Section 203 of the DGCL, Mr. Holmes indicated that the Evaluation Committee and its legal advisors believed that any transaction with Keystone Holdings should be structured as a cash merger subject to approval by the Public Stockholders holding at least two-thirds of CoorsTek's outstanding common stock, rather than through a tender offer as proposed by Keystone Holdings. Representatives of McDonald discussed the methodology used in connection with their advice to Keystone Holdings regarding valuation of CoorsTek. Representatives of Banc of America Securities discussed the methodology used in connection with their advice to the Evaluation Committee regarding valuation of CoorsTek. The representatives discussed the differences in methodology being used by McDonald and Banc of America Securities.

        On December 6, the Evaluation Committee met with representatives of Banc of America Securities and Hogan to discuss the results of the December 5 meeting with the advisors to Keystone Holdings. The Evaluation Committee asked that representatives of Banc of America Securities contact John K. Coors to discuss the Keystone Holdings proposal to acquire CoorsTek and whether the revised offer could be increased above $25 per share.

        On December 7, Mr. Markle, the Chairman of the Evaluation Committee, and Mr. Sacks spoke by telephone with John K. Coors and Mr. Franson. Mr. Markle and Mr. Sacks explained the Evaluation Committee's concern that the $25 per share price continued to be too low, but that the increase over the initial $21 per share price had led the Evaluation Committee to decide to reconsider the Keystone Holdings proposal. Mr. Coors and Mr. Franson indicated that they did not believe that they had the authority to raise the price per share any higher. Mr. Markle and Mr. Sacks also indicated that the Evaluation Committee believed that prior to closing any transaction with Keystone Holdings, it would be necessary to seek competing offers to purchase CoorsTek in order to ensure that the highest reasonably available value had been obtained.

        On December 8, the Evaluation Committee met with Banc of America Securities and Hogan to discuss the December 7 telephone conversation between Mr. Markle and John K. Coors. Mr. Markle and Mr. Sacks described the substance of their December 7 conversation with Mr. Coors and Mr. Franson.

        On December 9 and 10, Mr. Franson and Mr. Sacks spoke again by telephone. During their conversations, Mr. Franson indicated his belief that Keystone Holdings would be willing to raise its offer to $26 per share, provided that an acceptable merger agreement could be entered into promptly.

        On December 10, the Evaluation Committee met with Banc of America Securities, Hogan and MNAT to discuss the revised Keystone Holdings proposal, including the possibility of a revised offer price of $26 per share. Mr. Sacks outlined for the Evaluation Committee the terms of the revised proposal. Mr. Sacks also indicated that the $26 per share price was within a range that could be considered fair, from a financial point of view, to the Public Stockholders and that Banc of America Securities would be in a position to render its opinion as to fairness, from a financial point of view, of the offer at that price if the terms of the transaction other than price were reasonably acceptable. The Evaluation Committee instructed the representatives of Banc of America Securities and Hogan to discuss the terms of the revised Keystone Holdings offer with the representatives of DGS and McDonald. The Evaluation Committee discussed the continued weakness of CoorsTek's fourth quarter operating results and asked Banc of America Securities to contact management and discuss with management the status of CoorsTek's fourth quarter operating results in order to brief the Evaluation Committee. Banc of America Securities was instructed to communicate with the advisors to Keystone Holdings and indicate that, as of December 10, the Evaluation Committee was not in a position to take action with respect to the proposed price of $26 per share and that the Evaluation Committee was seeking additional information it considered necessary in connection with its deliberations. Banc of America Securities was also asked to indicate to Keystone Holdings' advisors that the Evaluation Committee would not make any final determination with respect to the $26 per share price unless Keystone Holdings could confirm that the various members of the Keystone Group had determined to make a firm offer at that price.

        On December 11, the trustees of the Coors trusts holding a majority of the aggregate number of shares of CoorsTek's common stock owned by the Keystone Group met with representatives of McDonald and DGS. McDonald reported on the status of discussions between McDonald and Banc of America Securities concerning the proposed transaction in CoorsTek common stock. At the conclusion of the meeting, the trustees authorized John K. Coors, acting on behalf of the Keystone Group, to make a firm offer of $26 per share. In addition, Mr. Coors was authorized to act on behalf of the Keystone Group in the negotiation of a definitive agreement concerning the proposed acquisition.

        Also on December 11, representatives of Hogan and Banc of America Securities spoke with representatives of DGS and representatives of McDonald regarding the terms of the revised Keystone Holdings proposal. Mr. Newcom indicated to Mr. Holmes that the trustees of certain of the trusts within the Keystone Group had determined to proceed with the revised proposal at the price of $26 per share.

        On December 12, the Evaluation Committee met with Banc of America Securities, Hogan and MNAT to discuss the revised Keystone Holdings proposal. The Evaluation Committee discussed whether the price of $26 per share could be increased. Mr. Sacks indicated that, based on his conversations with Mr. Franson, he believed that the $26 per share purchase price would not be increased in the absence of a competing offer. Banc of America Securities also reported that it had discussed CoorsTek's fourth quarter operations with management and that operating results continued to be weak and were expected to be at the low end of the range of management's publicly disclosed guidance. The Evaluation Committee also discussed the necessity to seek potential competing offers in order to ensure that the highest reasonably available value for CoorsTek's stockholders had been achieved if an acceptable transaction could be structured with Keystone Holdings. The Evaluation Committee instructed Hogan and Banc of America Securities to prepare a draft merger agreement setting forth terms that the Evaluation Committee could accept. Following the meeting, at the direction of the Evaluation Committee, Mr. Markle telephoned John K. Coors to request that the price be increased. Mr. Coors stated during that conversation that the $26 per share purchase price being offered by Keystone Holdings would not be increased.

        On December 14, the Evaluation Committee met with Banc of America Securities, Hogan and MNAT to discuss the status of negotiations with respect to the Keystone Holdings proposal. Representatives of management participated by invitation. Mr. Sacks described the responses received to date from various parties contacted to determine if they would be interested in acquiring CoorsTek, explaining that those parties who had expressed interest needed additional information before they could determine whether to propose an offer. Mr. Holmes then described and discussed with the Evaluation Committee a draft merger agreement. Mr. Sacks confirmed that, subject to achieving reasonably acceptable terms in the merger agreement, Banc of America Securities would be prepared to render an opinion that the price of $26 per share in the revised Keystone Holdings proposal was fair, from a financial point of view, to the Public Stockholders. The Evaluation Committee directed the representatives of Banc of America Securities and Hogan to negotiate a draft merger agreement with the advisors to Keystone Holdings. Also on December 14, the Audit Committee of CoorsTek's Board of Directors met with Joseph G. Warren, Jr., CoorsTek's Chief Financial Officer, other members of CoorsTek's management and representatives of PricewaterhouseCoopers LLP to discuss the continued weakness of the fourth quarter results and the advisability of updating the previously publicly disclosed guidance regarding CoorsTek's fourth quarter financial results.

        On Monday, December 16, representatives of Hogan and DGS participated on a conference call to discuss the draft merger agreement. On December 17, the representatives of Hogan and DGS met to discuss in further detail issues relating to the draft merger agreement. In the evening of December 17, the Evaluation Committee met with representatives of Banc of America Securities, Hogan and MNAT to discuss the status of the negotiations relating to the merger agreement. Mr. Holmes described to the Evaluation Committee the status of the negotiations regarding the terms of the merger agreement. Mr. Holmes indicated that several significant issues were unresolved, including:

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  the request by Keystone Holdings to have a condition to closing based on the successful completion of financing arrangements;

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  the terms relating to the fee payable in the event CoorsTek were to agree to be acquired by a third party, which we refer to as a "breakup fee;" and

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  the provisions of the draft merger agreement that provide CoorsTek with the ability to solicit and negotiate for competing offers from third parties, which we refer to as the "market check."

        The Evaluation Committee discussed the unresolved issues and determined that a financing condition would not be acceptable because it would reduce the certainty of successfully completing a transaction. The Evaluation Committee also discussed the necessity for the merger agreement to allow adequate time and opportunity to seek competing bids in order to ensure that any transaction agreed upon represented the highest value reasonably available to CoorsTek's stockholders.

        On December 18, representatives of Banc of America Securities and Hogan had further discussions with representatives of DGS regarding the unresolved issues with respect to the terms of the merger agreement.

        On December 19, the Evaluation Committee met with representatives of Banc of America Securities, Hogan and MNAT to discuss the status of the negotiations relating to the merger agreement. Mr. Holmes and Mr. Sacks indicated that the terms relating to the payment of a breakup fee as well as the ability to perform a market check remained the principal issues on which an acceptable compromise had not been reached. The Evaluation Committee instructed Banc of America Securities and Hogan to continue to try to resolve those issues. Mr. Holmes also indicated that Keystone Holdings had agreed to withdraw its request for a financing condition. On December 20, representatives of Banc of America Securities, Hogan and DGS participated in a conference call to discuss the substantive negotiating points relating to the merger agreement. In the evening of December 20, Mr. Holmes reported to Mr. Markle that agreement had not been reached with respect to the merger agreement terms.

        On December 21, Mr. Markle telephoned John K. Coors to discuss the status of negotiations regarding the merger agreement. Mr. Markle indicated that the members of the Evaluation Committee did not believe that they could recommend any transaction that did not permit the Evaluation Committee to conduct a "market check" by soliciting competing offers to ensure that the highest reasonably available value had been secured for the CoorsTek stockholders. During the course of December 21, Mr. Newcom, of DGS, and Mr. Holmes, of Hogan, spoke several times to discuss the unresolved issues with respect to the terms of the merger agreement.

        On December 22, McDonald rendered its opinion to the Coors Trusts and Keystone Holdings (the "McDonald Opinion Recipients") that the price of $26 per share was fair to the McDonald Opinion Recipients, from a financial point of view.

        Also on December 22, the Evaluation Committee met with Banc of America Securities, Hogan and MNAT to discuss the status of the negotiations relating to the merger agreement. Mr. Holmes reported that the only terms on which the parties had not reached an acceptable agreement were the breakup fee and the terms of the market check. Mr. Holmes indicated that Keystone Holdings was seeking a breakup fee of $9 million and wanted revisions to the market check provisions to restrict the Evaluation Committee's ability to seek competing offers in some respects. Mr. Sacks then indicated that subject to satisfactory resolution of the market check provisions, Banc of America Securities rendered its opinion that the price of $26 per share was fair, from a financial point of view, to the Public Stockholders. Based in part on the opinion of Banc of America Securities, and subject to receiving the agreement of Keystone Holdings to forego its requested changes to the market check provisions of the merger agreement, the Evaluation Committee unanimously approved the terms of the merger agreement and recommended that the Board of Directors approve and adopt the merger agreement and authorize the merger, and recommend to the holders of CoorsTek's common stock that they approve and adopt the merger agreement and authorize the merger.

        Immediately after the December 22 Evaluation Committee meeting, the Independent Directors convened a meeting of the Board of Directors and, subject to the agreement of Keystone Holdings to forego its requested changes to the market check provisions of the merger agreement, the members of the Board of Directors voted unanimously, with the exception of John K. Coors, who recused himself from all meetings of the Board of Directors relating to the merger, to approve and adopt the merger agreement and authorize the merger, and to recommend to CoorsTek's stockholders to approve and adopt the merger agreement and authorize the merger.

        Following this conference call, Mr. Holmes telephoned Mr. Newcom to inform him that, if Keystone Holdings would agree to forego its requested changes to the market check provisions of the merger agreement, the Evaluation Committee and the Board of Directors had determined to accept the $26 per share price and $9 million breakup fee. Mr. Newcom conveyed the determination of the Evaluation Committee and the Board of Directors to John K. Coors and subsequently confirmed to Mr. Holmes that the proposed resolution of the open issues was accepted. At 3:00 p.m., Mountain time, on December 22, Mr. Holmes informed the Independent Directors on a conference call that Keystone Holdings had accepted the merger agreement as approved and adopted by the Board of Directors.

        Also on December 22, following arms-length negotiations and prior to CoorsTek's announcement of a merger agreement, counsel for the parties to the litigation previously filed in connection with the initial offer from the Keystone Group reached an agreement in principle providing for the proposed settlement of the actions as a result of the Keystone Group's agreement to increase the price of their offer in its original proposal of $21 per share to $26 per share in accordance with the merger agreement. Representatives of CoorsTek's management, Banc of America Securities, Hogan and DGS finalized a press release announcing that the Board of Directors had reached an agreement with Keystone Holdings at a price of $26 per share and disseminated it to the public before the open of trading on the Nasdaq Stock Market on Monday, December 23. Prior to the opening of trading on the Nasdaq Stock Market on December 23, CoorsTek also disseminated a press release updating previously disclosed guidance regarding management's expectations with respect to CoorsTek's fourth quarter results of operations.

        Finally, on December 22, 2002, pursuant to the merger agreement, all of the 681,753 shares of common stock owned by the Grover C. Coors Trust were contributed to Keystone Holdings, in exchange for membership interests in Keystone Holdings.

        On or before January 6, 2003, pursuant to the merger agreement, 2,423,526 additional shares of CoorsTek common stock owned, in the aggregate, by the Coors family members and Coors trusts identified in note 3 to the beneficial ownership table set forth below under "Security Ownership of Certain Beneficial Owners and Management" were contributed by them to Keystone Holdings, in exchange for membership interests in Keystone Holdings.

        As of January 6, 2003, Keystone Holdings held approximately 3,105,279 shares, or 26.5% of CoorsTek's outstanding common stock.

Fairness of the Merger; Recommendation of the Evaluation Committee of the Board of Directors

        The Evaluation Committee believes that the merger is fair to and in the best interests of the Public Stockholders. The Evaluation Committee unanimously recommended that CoorsTek's Board of Directors approve and adopt the merger agreement and that our Board of Directors recommend approval and adoption of the merger agreement and authorization of the merger by our stockholders. In reaching these conclusions, the Evaluation Committee considered the following positive factors:

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  the belief that the $26 per share merger consideration is attractive in light of CoorsTek's historical and current financial performance, results of operations, prospects and business strategy, and competitive position in its industry, and in light of general economic and financial market conditions, including continued weakness in the semiconductor capital equipment market that CoorsTek serves as well as uncertainty whether that market will resume historical growth trends and uncertainty over the timing of any future improvement in the markets that CoorsTek serves;

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  the Evaluation Committee's belief, based on, among other things, the detailed financial and valuation advice provided to the Evaluation Committee by its financial advisor during the period from November 12 to December 22, 2002, that the $26 per share merger consideration

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  compared favorably to the historical average per share market price for each period tested during the six month period prior to the announcement of the initial proposal,

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  was in the range of fairness, from a financial point of view, when compared with implied per share valuations based on financial and market statistics for a broad range of companies engaged in the advanced materials, semiconductor capital equipment and electronics manufacturing services industries,

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  was in the range of fairness, from a financial point of view, when compared with implied per share valuations based on recent acquisitions of companies in the advanced materials, semiconductor capital equipment and electronics manufacturing services industries,

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  was in the range of fairness, from a financial point of view, when compared with implied per share valuations based on discounting the projected cash flows of CoorsTek,

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    was in the range of fairness, from a financial point of view, when compared with implied premiums paid in similarly sized merger and acquisition transactions of companies in the technology industries,

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    was in the range of fairness, from a financial point of view, when compared with implied per share valuations based on the sum of stand-alone valuations of CoorsTek's semiconductor and advanced materials operations, and

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    was in the range of fairness, from a financial point of view, when compared with implied per share valuations based on discounting the projected equity value of CoorsTek;

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  the opinion of the financial advisor to the Evaluation Committee, described in detail under "—Opinion of Financial Advisor to the Evaluation Committee" beginning on page 17, that, as of December 22, 2002 and on the basis of and subject to the matters reviewed with the Evaluation Committee, the $26 per share merger price was fair, from a financial point of view, to the Public Stockholders, which analyses and conclusions the Evaluation Committee adopted;

  •
  the historical market prices of CoorsTek's common stock and recent trading activity, including the equity premiums implied by the $26 per share merger consideration, which represented a premium of 69% over CoorsTek's common stock closing price one day prior to the initial announcement of Keystone Holdings' tender offer proposal on November 11, 2002;

  •
  that the increase in the market price of CoorsTek's common stock following the initial Keystone Holdings proposal may have reflected, in part, anticipation of a possible acquisition by Keystone Holdings, rather than a higher intrinsic value for CoorsTek common stock;

  •
  CoorsTek's ability under the merger agreement to actively solicit competing bids for CoorsTek in order to ensure that any transaction agreed upon represented the highest value reasonably available to CoorsTek's stockholders;

  •
  the Evaluation Committee's arm's-length negotiations with Keystone Holdings, which resulted in an increase in the merger consideration from $21 to $26 per share, and the judgment of the Evaluation Committee that, based upon the negotiations that had transpired, a price higher than $26 per share could not reasonably be obtained from Keystone Holdings;

  •
  the fact that there are no unusual requirements or conditions to the merger, that the consideration to be paid in the merger is all cash, and that Keystone Holdings has the financial resources to complete the merger expeditiously;

  •
  the requirement that the merger agreement be adopted and approved, and the merger authorized, by the affirmative vote of at least two-thirds of the outstanding shares of CoorsTek common stock that are held by stockholders who are not affiliated with Keystone Holdings for purposes of Section 203 of the DGCL;

  •
  the composition of the membership of the Evaluation Committee, and its empowerment by CoorsTek to retain the financial advisor selected by it; and

  •
  the availability of appraisal rights under Delaware law for stockholders, as described below under "Dissenters' Rights of Appraisal" beginning on page 59.

        The Evaluation Committee also considered the following potentially negative factors in their deliberations concerning the merger:

  •
  that some of the financial advisor's analyses described in detail under "—Opinion of Financial Advisor to the Evaluation Committee—Valuation Analyses Regarding CoorsTek" on page 19 had produced valuation ranges with upper limits in excess of $26 per share. The Evaluation Committee determined that certain of these valuation ranges depended to a considerable extent on projections of strong growth in CoorsTek's revenues that would, in part, result from an unlikely near term substantial upturn in the semiconductor capital equipment market;

  •
  the possibility that, following announcement, the merger might not be completed and the resulting effects to CoorsTek and the Public Stockholders, including a possible decline in the price of CoorsTek's common stock and the potential of an adverse impact on employee morale, among other things;

  •
  that the proposed merger will be a taxable transaction for CoorsTek stockholders other than Keystone Holdings; and

  •
  that the Public Stockholders would have no ongoing equity participation in the surviving corporation following the merger, meaning that the Public Stockholders would cease to participate in CoorsTek's future earnings or growth, if any, or to benefit from increases, if any, in the value of their CoorsTek stock that might occur if CoorsTek continued as a public entity.

        The Evaluation Committee believed that the ranges of implied per share valuations generated by the valuation methodologies used by Banc of America Securities, its financial advisor, in its valuation analyses on December 22, 2002 were more reflective of the fair value of CoorsTek as a going concern than the liquidation value of CoorsTek's business because these valuation methodologies accounted for the potential growth arising from CoorsTek's product sales in addition to the value of CoorsTek's existing assets. For this reason, the Evaluation Committee did not attribute importance to possible liquidation values.

        In the view of the Evaluation Committee, the principal advantage of continuing CoorsTek as a public entity was that it would allow the Public Stockholders to continue to participate in any growth in the value of CoorsTek's equity. The disadvantages of CoorsTek continuing as a public entity that were considered by the Evaluation Committee included the uncertainty of the amount and timing of any growth in the value of CoorsTek's equity, as well as the risks involved in continued exposure to the uncertainties of the semiconductor, telecommunications and related industries. In particular, the Evaluation Committee considered the cyclical nature of the semiconductor capital equipment and telecommunications industries together with publicly expressed beliefs of many industry analysts that those industries are unlikely to sustain in the future the high rates of growth that had been experienced in the past. The failure of those industries to attain and sustain high rates of growth would reduce the chance that CoorsTek's equity value would grow in excess of $26 per share in the foreseeable future. The Evaluation Committee concluded that under all of the relevant circumstances and in light of the proposed $26 per share price, the disadvantages of continuing CoorsTek as a public entity significantly outweighed the advantages, and accordingly, that alternative was rejected.

        In view of the large number of factors considered by the Evaluation Committee in connection with the evaluation of the merger and the complexity of these matters, the Evaluation Committee did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its decision, nor did it evaluate whether these factors were of equal importance. In addition, each member of the Evaluation Committee may have given different weights to the various factors. The Evaluation Committee held extensive discussions with, and relied on the experience and expertise of, Banc of America Securities with respect to the quantitative and qualitative analysis of the financial terms of the merger. The Evaluation Committee conducted a discussion of, among other things, the factors described above, including asking questions of CoorsTek's management and the Evaluation Committee's financial and legal advisors, and reached the conclusion that the merger was advisable and in the best interests of CoorsTek and its Public Stockholders.

Recommendation of Our Board of Directors

        Our Board of Directors, six out of seven of the members who are independent and not employees of CoorsTek or employees or affiliates of Keystone Holdings, approved and adopted the merger agreement, believes that the merger is fair to and in the best interests of the Public Stockholders, and recommends adoption and approval of the merger agreement and authorization of the merger by the CoorsTek stockholders at the special meeting. John K. Coors, the seventh director, recused himself from the vote of the Board of Directors approving and adopting the merger agreement. His recusal from participation in such vote was a result of his conflict of interest in this transaction because he has an interest in, and is a manager of, Keystone Holdings and is a member of the Keystone Group. Therefore, although the vote of the Board of Directors to approve the merger was not unanimous, it was unanimously approved by all of the Independent Directors.

        Our Board of Directors considered the following factors in deciding to recommend that stockholders vote "FOR" the adoption and approval of the merger agreement and authorization of the merger:

  •
  the recommendation of the Evaluation Committee;

  •
  the factors referred to above as having been taken into account by the Evaluation Committee; and

  •
  the fact that the merger consideration and the terms of the merger were the result of arm's-length negotiations between the Evaluation Committee and representatives of Keystone Holdings and their respective advisors.

        In view of the variety of factors considered by our Board of Directors and the complexity of these matters, our Board of Directors did not find it practicable to, and it did not, quantify, rank or otherwise attempt to assign relative weights to the specific factors considered in reaching its decision, nor did it evaluate whether these factors were of equal importance. In addition, each member of our Board of Directors may have given different weights to the various factors.

        Our Board of Directors believes that the merger is procedurally fair because, among other things:

  •
  the Evaluation Committee consisted entirely of non-management, independent directors appointed by the Board of Directors to represent solely the interests of the Public Stockholders and committees of independent directors are a commonly used mechanism that is recognized under applicable law to ensure fairness in transactions of this type;

  •
  the Evaluation Committee retained and was advised by its own independent financial advisor, Banc of America Securities, to assist it in evaluating the merger and provide it with financial advice;

  •
  the Evaluation Committee engaged in extensive negotiations and deliberations in evaluating the merger and merger consideration;

  •
  the merger consideration and the other terms and conditions of the merger agreement resulted from active arm's-length bargaining between the Evaluation Committee and representatives of Keystone Holdings and their respective advisors; and

  •
  adoption and approval of the merger agreement and authorization of the merger requires the affirmative vote of at least two-thirds of the outstanding shares of CoorsTek common stock that are held by stockholders who are not affiliated with Keystone Holdings for purposes of Section 203 of the DGCL.

        In view of the foregoing, the Board of Directors believes that sufficient procedural safeguards exist to ensure fairness of the merger and to permit the Evaluation Committee to effectively represent the interests of the Public Stockholders, and therefore, additional unaffiliated representatives to act on behalf of those stockholders are not necessary.

Determination by Keystone Holdings, Keystone Acquisition, and the Managers of Keystone Holdings

        The rules of the SEC require certain members of the Keystone Group, namely Keystone Holdings, Keystone Acquisition, and each manager of Keystone Holdings (collectively, the "Keystone Filing Persons"), to express their belief as to the fairness of the merger to the Public Stockholders. The views set forth in this section are held by each Keystone Filing Person.

        Each Keystone Filing Person believes that the terms of the merger are substantively and procedurally fair to the Public Stockholders, on the basis of their observations that:

  •
  the merger consideration to be paid in the merger represents a premium of approximately 69% over the closing price per share on November 11, 2002, the last trading day before the initial proposal to CoorsTek, and a premium of 72.8% over the average closing price per share for the 30-day period ending on November 11, 2002, respectively;

  •
  the merger will provide consideration to the Public Stockholders entirely in cash;

  •
  the weakening of general economic conditions and industrial production, both in North America and abroad, including but not limited to, the semiconductor industry, during the past several months and the uncertainty regarding how long these negative economic conditions will last;

  •
  the small public float and lack of liquidity as evidenced by relatively low trading volume in CoorsTek;

  •
  the Evaluation Committee consisted of the six independent members of CoorsTek's Board of Directors;

  •
  the Evaluation Committee was advised by its own financial advisor, Banc of America Securities;

  •
  the Evaluation Committee represented the interests of the Public Stockholders with respect to the merger and the other terms and conditions of the merger agreement through arm's-length, good faith negotiations between the Evaluation Committee, Keystone Holdings, Keystone Acquisition, and their respective financial and legal advisors;

  •
  notwithstanding the fact that Banc of America Securities' opinion was addressed to the Evaluation Committee and that no Keystone Filing Person is entitled to rely on such opinion, the fact that the Evaluation Committee received an opinion from Banc of America Securities that, as of the date of such opinion and based on and subject to the various assumptions and limitations stated in such opinion, the consideration to be paid in the merger is fair to the Public Stockholders from a financial point of view;

  •
  the acts of the Evaluation Committee and the Board of Directors that (i) concluded that the merger consideration is fair to the Public Stockholders, (ii) recommended that the merger agreement be declared advisable by the Board of Directors and (iii) resolved and recommended that the Public Stockholders approve and adopt the merger agreement submitted for their approval;

  •
  the McDonald Investments' opinion addressed to the McDonald Opinion Recipients, including Keystone Holdings, that, as of the date of such opinion and based on and subject to the various assumptions and limitations stated in such opinion, the consideration to be paid in the merger is fair to the McDonald Opinion Recipients from a financial point of view;

  •
  the merger agreement must be adopted and approved, and the merger must be authorized, by the affirmative vote of at least two-thirds of the outstanding shares of CoorsTek common stock that are held by stockholders who are not affiliated with Keystone Holdings for purposes of Section 203 of the DGCL;

  •
  the availability of appraisal rights under Delaware law for the Public Stockholders; and

  •
  the other factors considered by the Evaluation Committee and the Board of Directors in supporting each of their recommendations of the merger.

        The belief of any Keystone Filing Person should not be construed as a recommendation as to whether you should vote in favor of the merger. No Keystone Filing Person has considered any material factors, other than as stated above, regarding the fairness of the merger consideration and the merger to the Public Stockholders, as they believe the factors they considered provided a reasonable basis to form their belief. Specifically, no Keystone Filing Person has independently considered with respect to such fairness:

  •
  net book value, which each Keystone Filing Person believes does not have any systematic connection with the economic value of CoorsTek; or

  •
  liquidation value, which each Keystone Filing Person views as not relevant because of the belief that substantial value is tied to CoorsTek as a going concern and that liquidation would destroy this value.

        The foregoing discussion of the information and factors considered by the Keystone Filing Person is not meant to be exhaustive but is believed to include the material factors considered by each Keystone Filing Person in evaluating the fairness of the transaction to the Public Stockholders. No Keystone Filing Person found it practicable to assign, nor did any Keystone Filing Person assign, relative weights to the individual factors considered in reaching its conclusions as to fairness. In addition, each Keystone Filing Person may have given different weights to the various factors.

Opinion of Financial Advisor to the Evaluation Committee

        On November 15, 2002, the Independent Directors of CoorsTek formally retained Banc of America Securities to act as sole financial advisor to the Independent Directors in connection with a November 11, 2002 proposal from Keystone Holdings to acquire the remaining shares of CoorsTek common stock owned by the Public Stockholders.

        Banc of America Securities is a nationally recognized investment banking firm. Banc of America Securities is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Board of Directors selected Banc of America Securities on the basis of, among other things, Banc of America Securities' experience and expertise in transactions similar to the transaction proposed by Keystone Holdings, its reputation in industries in which CoorsTek is an active participant, and its historical investment banking relationship with CoorsTek.

        In connection with the recommendation by the Evaluation Committee to CoorsTek's Board of Directors to approve the merger and the subsequent approval of the merger by the Board of Directors discussed in this proxy statement, Banc of America Securities delivered its written opinion, dated December 22, 2002, to the Evaluation Committee that, based on and subject to the various considerations set forth in the opinion, the consideration to be received in the merger by the Public Stockholders is fair, from a financial point of view, to the Public Stockholders. Banc of America Securities' opinion and presentation to the Evaluation Committee were among many factors taken into consideration by the Evaluation Committee in making its determination to recommend the merger agreement and the transactions contemplated thereby. Consequently, the analyses described below should not be viewed as determinative of the opinion of the Evaluation Committee, the Board of

Directors or CoorsTek's management with respect to the value of CoorsTek or whether the Evaluation Committee or the Board of Directors would have been willing to agree to a different merger consideration. The Evaluation Committee did not limit the investigations made or procedures followed by Banc of America Securities in rendering its opinion.

        We have attached the full text of Banc of America Securities' written opinion to the Evaluation Committee as Appendix B, which is incorporated by reference in this proxy statement in its entirety. You should read this opinion carefully and in its entirety in connection with this proxy statement. In addition, we have included the following summary of Banc of America Securities' opinion, which is qualified in its entirety by reference to the full text of the opinion.

        Banc of America Securities' opinion is directed to the Evaluation Committee. It does not constitute a recommendation to you on how to vote or act with respect to the merger agreement. The opinion addresses only the financial fairness of the consideration to be received in the merger by the Public Stockholders. The opinion does not address the relative merits of the merger or any alternatives to the merger, the underlying decision of the Evaluation Committee to proceed with or effect the merger, or any other aspect of the merger.

        A copy of Banc of America Securities' financial analysis discussed below has been filed as an exhibit to the Rule 13e-3 Transaction Statement on Schedule 13E-3, filed with the SEC with respect to the merger, and will be made available for inspection and copying at CoorsTek's principal executive offices at 16000 Table Mountain Parkway, Golden, Colorado 80403 during regular business hours by any interested stockholder or his or her representative who has been so designated in writing.

        Banc of America Securities:

  •
  reviewed certain publicly available financial statements and other business and financial information of CoorsTek;

  •
  reviewed certain internal financial statements and other financial and operating data concerning CoorsTek;

  •
  analyzed certain financial forecasts relating to CoorsTek prepared by management of CoorsTek;

  •
  discussed the past and current operations, financial condition and prospects of CoorsTek with senior executive officers of CoorsTek;

  •
  reviewed the reported prices and trading activity for CoorsTek common stock;

  •
  compared the financial performance of CoorsTek and the prices and trading activity of CoorsTek common stock with that of certain other publicly traded companies deemed relevant;

  •
  compared certain financial terms of the merger to financial terms, to the extent publicly available, of certain other business combination transactions deemed relevant;

  •
  participated in discussions and negotiations among representatives of CoorsTek and Keystone Holdings and their financial and legal advisors;

  •
  reviewed the December 21, 2002 draft of the merger agreement and certain related documents; and

  •
  performed such other analyses and considered such other factors as deemed appropriate.

        Banc of America Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed for the purposes of the opinion. Banc of America Securities also made the following assumptions with the consent of the Evaluation Committee:

  •
  with respect to the financial forecasts, Banc of America Securities assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of CoorsTek; and

  •
  assumed that the final executed merger agreement will be identical in all material respects to the December 21, 2002 draft of the merger agreement reviewed by Banc of America Securities, and that the merger will be consummated as provided in such draft merger agreement, with full satisfaction of all covenants and conditions and without any waivers thereof.

        CoorsTek does not publicly disclose internal management forecasts of the type provided to Banc of America Securities by the management of CoorsTek in connection with Banc of America Securities' review of the merger. The forecasts were not prepared with a view toward public disclosure. In addition, the forecasts were based on numerous variables and assumptions that are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from the results set forth in the forecasts. Banc of America Securities has assumed no liability for the forecasts.

        In addition, for purposes of its opinion, Banc of America Securities:

  •
  relied on advice of counsel and independent accountants to CoorsTek as to all legal and financial reporting matters with respect to CoorsTek, the merger and the December 21, 2002 draft of the merger agreement; and

  •
  did not make any independent valuation or appraisal of the assets or liabilities of CoorsTek, nor was Banc of America Securities furnished with any appraisals.

Banc of America Securities' opinion was based on economic, monetary, market and other conditions in effect on, and the information made available to it as of, the date of the opinion. Accordingly, although subsequent developments may affect its opinion, Banc of America Securities did not assume any obligation to update, revise or reaffirm its opinion. No opinion was expressed as to whether any alternative transaction might produce consideration for CoorsTek stockholders in an amount in excess of that contemplated in the merger.

        The following represents a brief summary of the material financial analyses performed by Banc of America Securities in connection with providing its opinion to the Evaluation Committee. Some of the summaries of financial analyses performed by Banc of America Securities include information presented in tabular format. In order to fully understand the financial analyses performed by Banc of America Securities, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Banc of America Securities.

  Valuation Analyses Regarding CoorsTek

        Comparable Company Analysis.    Based on public and other available information, Banc of America Securities calculated the multiples of aggregate value to actual revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA") for the latest 12 months, and estimated revenues and EBITDA for calendar year 2002, and calendar year 2003 for selected companies in the advanced materials industry, semiconductor capital equipment industry, and electronics manufacturing services ("EMS") industry that Banc of America Securities deemed to be comparable to CoorsTek. Banc of America Securities also calculated multiples of market value of equity to book value of equity for such companies. The multiples implied by companies in the semiconductor capital equipment and EMS industries were adjusted, if appropriate, based on their historical trading levels relative to CoorsTek's comparable multiples.

        Banc of America Securities defined aggregate value to mean:

  •
  equity value, defined as the product of the number of shares of common stock outstanding for a company, multiplied by its stock price; plus

  •
  outstanding funded debt; less

  •
  cash and cash equivalents.

        The following table sets forth median multiples indicated by this analysis for these selected companies:

Aggregate Value to Revenues:
	Latest 12 Months	Calendar Year 2002	Calendar Year 2003
Advanced Materials Companies	0.60x	0.60x	0.59x
Semiconductor Capital Equipment Companies	1.81x	1.96x	2.00x
Normalized—Estimated 60% Discount	0.73x	0.78x	0.80x
EMS Companies	0.40x	0.38x	0.36x
Normalized—Estimated 35% Premium	0.55x	0.51x	0.48x
	Latest 12 Months		Next 12 Months
CoorsTek Average Multiple
3 Months	0.68x		0.52x
9 Months	1.13x		0.87x
18 Months	1.00x		1.03x
Selected Range	0.60x to 1.10x	0.60x to 1.10x	0.60x to 1.00x
Aggregate Value to EBITDA:
	Latest 12 Months	Calendar Year 2002	Calendar Year 2003
Advanced Materials Companies	4.2x	2.8x	2.7x
Semiconductor Capital Equipment Companies	19.7x	39.4x	36.6x
Normalized—Estimated 60% Discount	7.9x	15.8x	14.6x
EMS Companies	7.8x	8.1x	7.1x
	Latest 12 Months		Next 12 Months
CoorsTek Average Multiple
3 Months	Not Meaningful		7.6x
9 Months	9.3x		11.0x
18 Months	8.1x		13.3x
Selected Range	Not Meaningful	9.0x to 16.0x	8.0x to 14.0x

Market Value of Equity to Book Value of Equity:
Advanced Materials Companies	0.86x
Semiconductor Capital Equipment Companies	1.91x
Normalized—Estimated 20% Discount	1.53x
EMS Companies	0.95x
Normalized—Estimated 20% Premium	1.14x
CoorsTek Average Multiple
3 Months	0.98x
9 Months	1.79x
18 Months	1.73x
Selected Range	1.10x to 2.00x

        The comparable company analysis compared CoorsTek to the companies in the advanced materials, semiconductor capital equipment, and EMS industries on the basis that the companies selected were the most relevant given the factors considered above. Consequently, Banc of America Securities did not include every company that could be deemed to be a participant in the same industries.

        The comparable company analysis indicated a range of equity values of $15.00 to $30.00 for each share of CoorsTek common stock.

        Banc of America Securities noted that the aggregate value of the consideration to be received by the Public Stockholders in connection with the merger implied multiples of (i) 1.07x latest 12 months revenues, (ii) 1.03x calendar year 2002 projected revenues, (iii) 0.98x calendar year 2003 projected revenues, (iv) 25.4x calendar year 2002 projected EBITDA (v) 11.8x calendar year 2003 projected EBITDA, and (vi) 1.72x book value of equity. The latest 12 months EBITDA multiples were not considered in the analysis because CoorsTek had negative EBITDA for the latest 12 months.

        Comparable Transactions Analysis.    Based on public and other available information, Banc of America Securities calculated the multiples of aggregate value to revenues for the latest 12 months and estimated revenues for the next 12 months for the acquired company implied in acquisitions of advanced materials companies that have been announced since January 1, 1998, and acquisitions of semiconductor capital equipment and EMS companies that have been announced since January 1, 2001. The multiples implied by companies in the semiconductor capital equipment and EMS industries were adjusted, if appropriate, based on their historical trading levels relative to CoorsTek's comparable multiples.

        The following table sets forth the median multiples indicated by this analysis for these acquisitions:

Aggregate Value to Revenues:
	Latest 12 Months	Next 12 Months
Advanced Material Companies	0.91x	0.61x
Semiconductor Capital Equipment Companies	2.20x	2.59x
Normalized—Estimated 60% Discount	0.88x	1.04x
EMS Companies	0.95x	0.73x
Normalized—Estimated 35% Premium	1.28x	0.99x
Selected Range	0.90x to 1.00x	0.60x to 1.05x

        Banc of America Securities also used the latest 12 months revenue multiples as a substitute for the calendar year 2002 projected revenue multiple and next 12 months projected revenue multiples as a substitute for the calendar year 2003 projected revenue multiple.

        The comparable transactions analysis compared the merger to the acquisitions of advanced materials, semiconductor capital equipment, and EMS companies on the basis that the transactions selected were the most relevant given the factors considered above. Consequently, Banc of America Securities did not include every transaction that could be deemed to have occurred in the relevant industries.

        The comparable transactions analysis indicated a range of equity values of $17.00 to $29.00 for each share of CoorsTek common stock.

        Banc of America Securities noted that the aggregate value of CoorsTek implied by the merger yielded multiples of (i) 1.07x latest 12 months revenues, (ii) 1.03x calendar year 2002 projected revenues, and (iii) 0.98x calendar year 2003 projected revenues.

        No company or transaction used in the comparable company or comparable transactions analyses is identical to CoorsTek or the merger. Accordingly, an analysis of the foregoing results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which CoorsTek and the merger are being compared.

        Premiums Paid Analysis.    Banc of America Securities reviewed the consideration provided for in (i) merger and acquisition transactions announced since January 1, 2002 and January 1, 2001, involving U.S. companies in the technology industry in which the equity value paid ranged from $50 million to $1 billion and (ii) merger and acquisition transactions announced since January 1, 2002 and January 1, 2001, involving U.S. companies in the technology industry in which the equity value paid ranged from $200 million to $500 million. Banc of America Securities also performed the above analysis for merger and acquisition transactions in which the consideration paid was all cash.

        This analysis indicated the following mean and median premiums:

All Transactions

	Premium to Average Stock Price Prior to Announcement
	One Day	One Week	One Month	Three Months
Technology deals—$50 million—$1.0 billion
2002 to present
Mean	47.2%	48.7%	50.9%	58.5%
Median	31.9%	38.4%	37.7%	40.1%
2001 to present
Mean	45.2%	47.9%	52.8%	55.5%
Median	38.6%	39.2%	50.6%	46.7%
Technology deals—$200 million—$500 million
2002 to present
Mean	31.6%	34.8%	36.3%	35.5%
Median	16.6%	21.6%	27.4%	26.6%
2001 to present
Mean	37.9%	41.3%	46.0%	45.1%
Median	37.3%	35.1%	50.5%	38.7%

All Cash Transactions

	Premium to Average Stock Price Prior to Announcement
	One Day	One Week	One Month	Three Months
Technology deals—$50 million—$1.0 billion
2002 to present
Mean	78.7%	81.5%	80.1%	86.2%
Median	61.2%	67.0%	66.5%	62.0%
2001 to present
Mean	52.8%	57.1%	65.2%	65.9%
Median	38.6%	42.5%	58.7%	62.0%
Technology deals—$200 million—$500 million
2002 to present(a)
Mean	75.1%	86.0%	81.9%	81.5%
Median	75.1%	86.0%	81.9%	81.5%
2001 to present
Mean	43.1%	47.3%	59.7%	55.5%
Median	41.8%	46.9%	58.3%	58.1%

(a)
Data represents only one transaction during that period.

        The premiums paid analysis indicated a range of equity values of $21.00 to $30.00 for each share of CoorsTek common stock.

        Banc of America Securities noted that the per share value of the consideration to be received by the Public Stockholders in connection with the merger implied a premium of 68.6% over CoorsTek's closing per share common stock price on November 11, 2002, the last trading day prior to the public announcement of the receipt of the initial offer from Keystone Holdings. The premiums implied by the merger over CoorsTek's average closing per share common stock prices one month and three months prior to the public announcement of the receipt of the initial offer from Keystone Holdings were 68.6% and 46.6%, respectively. The premiums implied by the merger over CoorsTek's closing per share common stock price on November 11, 2002, the last trading day prior to the public announcement of the receipt of the initial offer from Keystone Holdings, adjusted by the percentage change in the Philadelphia Semiconductor Index from November 11, 2002 to the date of the delivery of Banc of America Securities' opinion, was 60.2%.

        Discounted Cash Flow Analysis.    Banc of America Securities used financial cash flow forecasts for CoorsTek for calendar years 2002 through 2007, as estimated by the management of CoorsTek, to perform a discounted cash flow analysis. In conducting this analysis, Banc of America Securities first calculated the present values of the forecasted cash flows. Second, Banc of America Securities estimated the terminal value of CoorsTek at the end of 2007 based on the perpetuity growth rate formula. Banc of America Securities then discounted the cash flows and terminal values to present values using discount rates ranging from 10% to 12%. Banc of America Securities selected the range of discount rates to reflect CoorsTek's weighted average cost of capital.

        The discounted cash flow analysis indicated a range of equity values of $20.00 to $30.00 for each share of CoorsTek common stock.

        Discounted Equity Value Analysis.    Banc of America Securities analyzed a range of revenue CoorsTek would be able to achieve prospectively, as estimated by the management of CoorsTek, and applied a range of latest 12 months revenue multiples and equity discount rates, and, depending on the time horizon for achieving the stipulated revenue, calculated the implied present value per share.

        The discounted equity value analysis indicated a range of equity values of $23.00 to $29.00 for each share of CoorsTek common stock.

        Sum of Parts Analysis.    Banc of America Securities performed a stand-alone valuation analysis of CoorsTek's two operating segments—Semiconductor (consisting of metal machining and assembly) and Advanced Materials. The aggregate values of each segment based on selected comparable publicly traded companies analysis, selected comparable transactions analysis, and discounted cash flow analysis were used to calculate the aggregate value of CoorsTek and equity value per share.

        The sum of parts analysis indicated a range of equity values of $17.00 to $27.00 for each share of CoorsTek common stock.

        Historical Stock Price Analysis.    Banc of America Securities reviewed the performance of the per share market price and trading volume of CoorsTek common stock from December 23, 1999, the date upon which CoorsTek's shares of common stock first became independently publicly traded, on a when-issued basis, through November 11, 2002, the last trading day prior to the public announcement of the receipt of the initial offer from Keystone Holdings. The analysis indicated that the closing market price per share for CoorsTek common stock during this period ranged from $12.69 to $49.38.

        Banc of America Securities also reviewed the average closing price for CoorsTek common stock over a number of periods:

Period Prior to the Public Announcement of the Receipt of the Initial Offer from Keystone Holdings	Average Closing Price per Share for CoorsTek Common Stock
Last Month	$15.42
Last Three Months	$17.74
Last Six Months	$23.55
Last 12 Months	$28.25
Since Spin-off	$31.02

        Banc of America Securities noted that the $26 offer price compared favorably to the average closing price of CoorsTek common stock for the last month, last three months, and last six months periods reviewed.

        As noted above, the discussion above is merely a summary of the analyses and examinations that Banc of America Securities considered to be material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Banc of America Securities. The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Banc of America Securities believes that its analyses and the summary above must be considered as a whole. Banc of America Securities further believes that selecting portions of its analyses and the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Evaluation Committee. Banc of America Securities did not assign any specific weight to any of the analyses described above. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that that analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be Banc of America Securities' view of the actual value of CoorsTek.

        In performing its analyses, Banc of America Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CoorsTek. The analyses performed by Banc of America Securities are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of Banc of America Securities' analysis of the fairness, from a financial point of view, of the consideration to be received by the Public Stockholders in the merger and were provided to the Evaluation Committee in connection with the delivery of Banc of America Securities' opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future.

        As described above, Banc of America Securities' opinion and presentation to the Evaluation Committee were among the many factors taken into consideration by the Evaluation Committee in making its determination to approve, and to recommend that CoorsTek's stockholders approve, the merger agreement.

        CoorsTek paid Banc of America Securities a fixed fee at the time the engagement letter was executed, a fixed fee at the time it delivered an inadequacy opinion with respect to the initial $21 offer price from Keystone Holdings, and a fixed fee at the time it delivered a fairness opinion with respect to the subsequent $26 offer from Keystone Holdings, and has agreed to pay a transaction fee contingent on the completion of the merger. The fees paid in respect of the opinions will be deducted from the contingent transaction fee if the merger is completed. The Evaluation Committee was aware of this fee structure and took it into account in considering Banc of America Securities' fairness opinion and in approving the merger. The engagement letter calls for CoorsTek to reimburse Banc of America Securities for its reasonable out-of-pocket expenses, and CoorsTek has agreed to indemnify Banc of America Securities, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against particular liabilities, including liabilities under the federal securities laws.

        In the ordinary course of its business, Banc of America Securities actively trades the equity securities of CoorsTek for its own account and for the accounts of customers. Accordingly, Banc of America Securities may at any time hold a long or short position in those securities. Banc of America Securities also acted as underwriter in connection with public offerings of CoorsTek's securities, including acting as lead underwriter in connection with a follow-on offering of shares of CoorsTek's common stock that was completed in May 2002, for which the underwriting group which included Banc of America Securities received underwriting discounts and commissions from CoorsTek of approximately $2.2 million. In addition, Banc of America Securities and its affiliates perform various investment banking, commercial banking, and other financial services for CoorsTek. Bank of America, N.A., an affiliate of Banc of America Securities, is agent bank and lender under CoorsTek's senior credit facility, pursuant to which Bank of America, N.A. receives payment from CoorsTek of letter of credit fees, unused line of credit fees, collection fees and other costs and expenses incurred by Bank of America, N.A. in connection with the administration and enforcement of the credit facility.

Unaudited Financial Projections

        CoorsTek does not as a matter of course make public projections as to future performance or earnings. However, in connection with the discussions concerning the proposed merger, CoorsTek furnished to Banc of America Securities certain financial forecasts prepared by CoorsTek's management for CoorsTek's revenues and EBITDA for 2002 and 2003 that Banc of America Securities used in connection with its financial analyses described above.

        The projections, which are set forth below, included forecasts of revenues and EBITDA of CoorsTek on a consolidated basis.

	Fiscal Year 2002 Estimated	Fiscal Year 2003 Estimated
	($ in millions)
Semiconductor Revenue(a)	$103.5	$109.2
Ceramics Revenue(a)	243.5	256.8

Total Revenue	347.0	366.0

EBITDA	$14.1	$30.4

(a)
Semiconductor revenue differs from reported segments—includes revenue related to certain assembly services and excludes revenues derived from semiconductor-related ceramics.

  Important Information About the Projections

        CoorsTek did not prepare the forecasts that were provided to Banc of America Securities with a view to public disclosure and we include them in this proxy statement only because this information was used by Banc of America Securities in connection with its role as investment banker to the Evaluation Committee and its opinion regarding the fairness of the merger described in "—Opinion of Financial Advisor to the Evaluation Committee." CoorsTek did not prepare the forecasts that were provided to Banc of America Securities with a view to compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. Neither CoorsTek's independent auditors nor any other independent accountants have examined or performed any procedures with respect to the projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

        CoorsTek's management prepared the forecasts in connection with its consideration of the Keystone Holdings proposal. In general, management's internal financial forecasts are prepared for internal use and are subjective in many respects and thus susceptible to interpretations and assumptions, all made by management of CoorsTek, with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond CoorsTek control. Moreover, the projections prepared by CoorsTek's management were based in part on management's publicly disclosed guidance for the fourth quarter of 2002 which management subsequently determined to lower. Accordingly, CoorsTek cannot offer any assurance that the assumptions made in preparing the projections will prove accurate, and actual results may be materially greater or less than those contained in the projections. Therefore, this information should not be relied upon as being necessarily indicative of future results, and you are cautioned not to place undue reliance on the prospective financial information. Except to the extent required under the federal securities laws, CoorsTek does not intend to make publicly available any update or other revisions to the projections to reflect circumstances existing after the date of the preparation of the projections. See "Forward-Looking Statements" on page 43.

Keystone Holdings' Purpose and Reasons for the Merger

        The purpose of the merger is for Keystone Holdings to acquire all of the outstanding common stock of CoorsTek. If the merger is consummated, the shares will no longer be quoted on the Nasdaq National Market and Keystone Holdings intends to terminate the registration of the shares under the Exchange Act.

        Keystone Holdings chose the merger structure because it was the most efficient means to acquire the entire equity interest in CoorsTek, provide cash to the Public Stockholders, and avoid any uncertainty regarding the applicability of Section 203 of the DGCL. Keystone Holdings also considered a tender offer and a purchase of large blocks of CoorsTek common stock held by other stockholders, but rejected those alternatives because neither of those alternatives would accomplish fully the purposes of the merger.

        Keystone Holdings has decided to pursue, and to vote all shares of CoorsTek held by Keystone Holdings in favor of, the transaction at this time for several reasons. Keystone Holdings believes that, in light of CoorsTek's small public float and the low trading volume for the shares of common stock, the benefits to CoorsTek of having publicly traded securities have not outweighed the expenses and other requirements imposed on CoorsTek as a result of having publicly traded shares. Without the constraint of the public market's emphasis on quarterly earnings, CoorsTek will have greater flexibility to focus on long-term operating efficiency, market share, and operating cash flow. Keystone Holdings believes that an emphasis on long-term rather than short-term operating efficiency and profitability could eventually result in greater business and capital market opportunities than would be available to CoorsTek if it remained publicly held. In addition, Keystone Holdings believes that as a privately held entity, CoorsTek will be able to make decisions that may negatively affect quarterly earnings but that may increase the value of CoorsTek's assets or earnings over the long term. In a public company setting, decisions that negatively affect earnings could significantly reduce per share price.

Opinion of Financial Advisor to the McDonald Opinion Recipients

        McDonald acted as financial advisor to the McDonald Opinion Recipients in connection with the proposed acquisition of shares held by the Public Stockholders. In connection with the McDonald Opinion Recipients' consideration of the proposed acquisition, the McDonald Opinion Recipients furnished McDonald with certain information describing CoorsTek. In conversations and meetings, McDonald and the McDonald Opinion Recipients discussed the proposed acquisition of shares of CoorsTek's common stock and evaluated preliminary information relative to a potential transaction. On October 30, 2002, November 8, 2002 and December 11, 2002, representatives of McDonald met with the McDonald Opinion Recipients to review discussion materials that McDonald had prepared regarding potential acquisition of the CoorsTek shares held by the Public Stockholders. On December 22, 2002, McDonald delivered an opinion that the merger consideration to be paid to the holders of the issued and outstanding shares of common stock of CoorsTek is fair, from a financial point of view, to the McDonald Opinion Recipients.

        WE HAVE ATTACHED THE FULL TEXT OF MCDONALD'S WRITTEN OPINION TO THE MCDONALD OPINION RECIPIENTS AS APPENDIX C, WHICH IS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN ITS ENTIRETY. YOU SHOULD READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT. IN ADDITION, WE HAVE INCLUDED THE FOLLOWING SUMMARY OF MCDONALD'S OPINION, WHICH IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

        MCDONALD HAS NOT ACTED AS FINANCIAL ADVISOR TO COORSTEK, OR THE BOARD OF DIRECTORS OF COORSTEK IN THIS TRANSACTION. ADDITIONALLY, MCDONALD HAS NEVER ACTED AS FINANCIAL ADVISOR TO THE EVALUATION COMMITTEE. MCDONALD WAS NOT REQUESTED TO, AND DID NOT, RENDER AN OPINION WITH RESPECT TO THE FAIRNESS OF THE TRANSACTION, THE CONSIDERATION TO BE PAID IN THE MERGER, VALUATION OF THE TRANSACTION OR OTHERWISE. THE MATERIALS PREPARED BY MCDONALD IN CONNECTION WITH THE MERGER, INCLUDING BUT NOT LIMITED TO, THE OCTOBER 30, 2002, NOVEMBER 8, 2002 AND DECEMBER 18, 2002 DISCUSSION MATERIALS, ARE NOT AN OPINION AS TO THE FAIRNESS TO COORSTEK OR ITS STOCKHOLDERS OF

THE TRANSACTION OR THE CONSIDERATION TO BE PAID IN THE MERGER, DO NOT CONSTITUTE A RECOMMENDATION TO COORSTEK OR ITS STOCKHOLDERS AS TO THE TRANSACTION OR AS TO HOW THEY SHOULD VOTE WITH RESPECT TO THE TRANSACTION, AND SHOULD NOT BE RELIED ON AS A BASIS FOR ANY INVESTMENT DECISION.

        A copy of McDonald's financial analyses discussed below has been filed as an exhibit to the Rule 13e-3 Transaction Statement on Schedule 13E-3, filed with the SEC with respect to the merger, and will be made available for inspection and copying at CoorsTek's principal executive offices at 16000 Table Mountain Parkway, Golden, Colorado 80403 during regular business hours by an interested stockholder or his or her representative who has been so designated in writing.

        In connection with rendering the opinion to the McDonald Opinion Recipients, McDonald has reviewed and analyzed, among other things, the following:

  •
  the merger agreement;

  •
  certain publicly available information concerning CoorsTek, including the Annual Report on Form 10-K for each of the years in the three-year period ended December 31, 2001 and the Quarterly Report on Form 10-Q for the quarters ended September 30, 2002, June 30, 2002, March 31, 2002 and Form S3A dated May 21, 2002;

  •
  certain other internal information, primarily financial in nature, including projections, concerning the business and operations of CoorsTek furnished to McDonald by CoorsTek for purposes of McDonald's analysis;

  •
  certain publicly available information with respect to certain other companies that McDonald believes to be comparable to CoorsTek and the trading markets for such other companies' securities;

  •
  certain publicly available information concerning the nature and terms of certain other transactions that McDonald considers relevant to its inquiry;

  •
  the economic and industry conditions of the semiconductor and advanced materials industries;

  •
  certain industry and equity research reports regarding CoorsTek;

  •
  the historical stock price and volume of shares of CoorsTek and securities of other companies and indices McDonald believes relevant to CoorsTek;

  •
  the business and prospects of CoorsTek through meetings and discussions with certain officers of CoorsTek; and

  •
  other matters McDonald believes relevant to its inquiry.

        In McDonald's review and analysis and in arriving at its opinion, McDonald has assumed and relied upon the accuracy and completeness of all of the financial and other information provided to McDonald or publicly available and has assumed and relied upon the representations and warranties of CoorsTek, Keystone Holdings and Keystone Acquisition contained in the merger agreement. McDonald has not been engaged to, and has not independently attempted to, verify any of such information. McDonald has also relied upon the management of CoorsTek as to the reasonableness of, and CoorsTek's ability to, achieve the financial and operating projections (and the assumptions and basis therefor) provided to McDonald and, McDonald has assumed that such projections reflect the best currently available estimates and judgments of management of CoorsTek. McDonald has not been engaged to assess the reasonableness of, or CoorsTek's ability to, achieve such projections or the assumptions on which they were based and express no view as to such projections or assumptions. In addition, McDonald has not conducted a physical inspection or appraisal of any of CoorsTek's assets, properties or facilities, nor has McDonald been furnished with any such evaluation or appraisal. McDonald has also assumed that the conditions of the merger as set forth in the merger agreement would be satisfied and that the merger would be consummated on a timely basis in the manner contemplated by the merger agreement.

        McDonald's opinion is directed solely at the fairness, from a financial point of view, to the McDonald Opinion Recipients, of the merger consideration to be paid to the holders of the issued and outstanding shares of common stock of CoorsTek held by the Public Stockholders. In its opinion, McDonald did not attempt to consider, nor does its opinion address, the suitability or merits of the purchase of CoorsTek's shares of common stock not already held by the Keystone Group.

        It should be noted that the McDonald opinion is based on economic industry and market conditions, and other circumstances existing and information made available to McDonald on the date of its opinion and does not address any matters subsequent to such date. In addition, McDonald's opinion does not address the Keystone Group's underlying business decision to effect the merger or any other terms and conditions of the merger. It should be noted that although subsequent developments may affect this opinion, McDonald does not have any obligation to update, revise or reaffirm its opinion.

        In the ordinary course of McDonald's business, McDonald may actively trade securities of CoorsTek for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        The following is a summary of the material financial analyses used by McDonald in preparing the October 30, 2002, November 8, 2002 and December 18, 2002 discussion materials and does not purport to be a complete description of the analyses performed by McDonald. The following quantitative information, to the extent it is based on market data, is based on market data as it existed at or about October 18, 2002, November 7, 2002 and December 17, 2002, respectively, and is not necessarily indicative of current market conditions. It should be understood that the order of analyses and the results derived from these analyses described below do not represent relative importance or weight given to these analyses by McDonald. Additionally, the information below does not summarize certain qualitative information provided in the discussion materials.

  Summary of October 30, 2002 Financial Analysis Discussion Materials

        Historical Stock Performance.    The discussion materials reflected McDonald's analysis of the historical trading of CoorsTek's common stock relative to certain industry indices, and the price/volume relationship of the period January 3, 2000 to October 29, 2002.

        Control Premium Study.    The discussion materials presented a control premium study for 4,015 completed transactions for the period January 1, 1992 to December 31, 2001. A sensitivity analysis was conducted by McDonald for a range of control premiums of 40% to 150%, or a range of $20.32 to $36.69 per share, to ascertain the effect on the implied equity value for CoorsTek.

        Review of Company Projections.    McDonald reviewed projections provided by CoorsTek for the years ending December 31, 2002 to 2006. These projections included sales, gross profit, operating profit, EBITDA, interest expense and net income. McDonald also reviewed a summary of selected balance sheet data, including cash and marketable securities and total debt. In addition, McDonald performed sensitivity analysis regarding Keystone Holdings' ability to service its total debt for a range of implied equity values of $14.62 to $36.69 per share.

        Analysis of Selected Public Companies and Precedent Transaction Analysis.    McDonald reviewed and analyzed certain financial information for CoorsTek and for several public companies in the semiconductor and advanced materials industries, which McDonald deemed to be reasonably comparable, in whole or in part, to the operations of CoorsTek. Additionally, McDonald reviewed and analyzed the financial terms, to the extent publicly available, of several transactions involving companies in the semiconductor and advanced materials industries. The results of this analysis are summarized below:

TEV(1) as a Multiple of 12/31/02 LTM(2)
Selected Valuation Metrics
	Revenue	EBITDA(3)
ADVANCED MATERIALS BUSINESS UNIT
Precedent Transactions	0.8x - 2.2x	6.7x - 12.2x
Selected Public Companies	0.5x - 0.8x	5.6x - 6.6x
SEMICONDUCTOR BUSINESS UNIT
Precedent Transactions	0.5x - 5.0x	NM
Selected Public Companies	2.0x - 2.6x	NM

(1)
Total enterprise value ("TEV") equals equity value plus total debt less, cash and cash equivalents.

(2)
Estimated by John K. Coors for the latest twelve months ending December 21, 2002 ("LTM").

(3)
Earnings before interest, taxes, depreciation and amortization ("EBITDA")

        Discounted Cash Flow Analysis.    McDonald performed a discounted cash flow analysis using the financial forecasts prepared by John K. Coors. The discounted cash flow analysis determined the discounted present value of the after-tax cash flows generated over a four-year period and then added a discounted 2006 terminal value based upon ranges of TEV/EBITDA of 6.7x to 12.2x for the advanced materials business unit and revenue/EBITDA of 0.2x to 1.7x. The after-tax cash flows and terminal values were discounted using a range of discount rates of 13% to 19% that McDonald deemed appropriate.

        Summary Valuation Range.    Based on the methods described above, McDonald derived a potential range for the equity value of CoorsTek of $13.52 to $68.17 per share.

  Summary of November 8, 2002 Financial Analysis Discussion Materials

        Historical Stock Performance.    The discussion materials reflected McDonald's analysis of the historical trading of CoorsTek's common stock and price/volume relationship for the period October 1, 2002 to November 7, 2002.

        Control Premium Study.    The discussion materials presented a control premium study for 4,158 completed transactions for the period January 1, 1992 to November 5, 2002. The median control premium for acquisitions for the period January 1, 2002 to November 5, 2002 was 32.1%. Additionally, McDonald conducted a control premium analysis of tender offer acquisitions of less than $100 million and for tender offer acquisitions between $100 and $300 million in total enterprise value for the period January 1, 2002 to November 5, 2002. The range of median control premiums for these studies were 21.7% to 31.5%. A sensitivity analysis was conducted using a control premium range from 21.7% to 33.3% against various prices for CoorsTek's common stock resulting in an implied value per share range of $18.18 to $21.29.

  Summary of December 11, 2002 Financial Analysis Discussion Materials

        Historical Stock Performance.    The discussion materials reflected McDonald's analysis of the historical trading of CoorsTek's common stock for the period January 3, 2002 to December 10, 2002.

        Control Premium Study.    The discussion materials presented a control premium study for public tender offer acquisitions for the period January 1, 2000 to December 10, 2002. McDonald analyzed the relationship between the control premium paid in acquisitions and the percentage in which each stock was trading in relationship to its 52-week high.

        Review of Company Projections.    McDonald reviewed projections provided by CoorsTek's management for the years ending December 31, 2002 to 2004. These projections included sales, gross profit, operating profit, EBITDA, interest expense and net income. McDonald also reviewed a summary of selected balance sheet data, including cash and marketable securities, current assets, property, plant and equipment, total current liabilities and total debt.

        Review of Proposed Transaction Financing.    McDonald reviewed and analyzed certain financial information regarding the proposed debt transaction financing for Keystone Holdings. Such analysis included the summary terms of the proposed debt financing, an estimated sources and uses of the transaction proceeds, and a sensitivity analysis regarding Keystone Holdings' ability to pay the interest at per share merger consideration prices of $25.00 and $26.00 for interest rates between 2.0% and 6.0%.

        The foregoing summary describes analyses and factors that McDonald deemed material in its presentation at the October 30, 2002, November 8, 2002 and the December 18, 2002 meetings, but it is not a comprehensive description of all analyses performed and factors considered by McDonald in connection with the presentations in providing a written fairness opinion and its role as financial advisor to the McDonald Opinion Recipients. The determination of approaches to valuation in an acquisition is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. McDonald believes that its analyses must be considered as a whole and that considering any portion of the analyses or the factors considered without considering all analyses and factors could create a misleading view of the process underlying the presentation.

        The terms of the merger under the merger agreement were determined through negotiations between the Keystone Group and the Evaluation Committee and their respective representatives. Although McDonald provided advice to the McDonald Opinion Recipients during the course of these negotiations, the decision to enter into the merger agreement was solely that of the Keystone Group. McDonald's advice was only one of a number of factors taken into consideration by the Keystone Group in making their determination to approve the merger.

        The McDonald Opinion Recipients selected McDonald as their financial advisor in connection with the proposed acquisition by Keystone Holdings of the outstanding shares of common stock of CoorsTek based on McDonald's qualifications, expertise, reputation and experience in mergers and acquisitions. The Grover C. Coors Trust retained McDonald under an engagement letter dated October 23, 2002. As compensation for McDonald's services in connection with the proposed merger, a cash fee of $100,000 was paid to McDonald upon the signing of the engagement letter. Additionally, McDonald received an additional cash fee of $250,000 upon the issuance of a written fairness opinion to the McDonald Opinion Recipients on December 22, 2002. If the merger is completed, McDonald will receive an additional fee of $650,000. Regardless of whether the merger is consummated, Grover C. Coors Trust has agreed to reimburse McDonald for reasonable fees and disbursements of McDonald's counsel and all of McDonald's reasonable travel and other out-of-pocket expenses incurred in connection with the merger or otherwise arising out of the retention of McDonald under the engagement letter. Grover C. Coors Trust has also agreed to indemnify McDonald to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the merger.

        McDonald is a nationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. McDonald has, from time to time, provided investment banking, commercial banking (including lease financing), through its parent company, KeyCorp, and other financial services to CoorsTek and its affiliates for which McDonald has received compensation. Specifically, during the past two years, McDonald has provided certain investment banking advisory services described below to CoorsTek and certain other entities in which the Keystone Group owns a substantial equity interest.

Certain Effects of the Merger

        The merger will result in Keystone Holdings owning 100% of the shares of CoorsTek common stock and CoorsTek becoming a wholly owned subsidiary of Keystone Holdings. The merger will also have the following effects.

        Resignation of Directors.    The merger agreement requires each member of our Board of Directors, other than John K. Coors, to resign at the effective time of the merger.

        Participation in Future Growth.    If the merger is completed, you will not have the opportunity to participate in the future earnings, profits and growth of CoorsTek and will not have the right to vote on corporate matters relating to CoorsTek. If the merger is completed, Keystone Holdings, as the parent company of CoorsTek, will own a 100% interest in the net book value and net earnings of CoorsTek and will benefit from any future increase in the value of CoorsTek. Similarly, Keystone Holdings will bear the risk of any decrease in the value of CoorsTek after the merger and you will not face the risk of a decline in the value of CoorsTek after the completion of the merger.

        Effect on the Market for Shares of CoorsTek Common Stock.    The shares of CoorsTek common stock are currently listed on the Nasdaq National Market under the symbol "CRTK." If the merger is completed, the number of shares of CoorsTek common stock that might otherwise trade publicly will be reduced to zero and the number of holders of shares of CoorsTek common stock will be reduced to one. As a result, upon completion of the merger, CoorsTek will no longer meet the criteria for continued listing on the Nasdaq National Market or trading on any other securities market. This will cause the listing of the shares on the Nasdaq National Market to be terminated.

        Deregistration of the Shares of CoorsTek Common Stock Under the Exchange Act.    The shares of CoorsTek common stock are currently registered under the Exchange Act. If the merger is completed, CoorsTek will terminate the registration of its common stock under the Exchange Act following completion of the merger. Termination of the registration of the shares under the Exchange Act will substantially reduce the information required to be furnished by CoorsTek to its stockholders because CoorsTek will no longer be required to file periodic and other reports with the SEC. In addition, termination of registration under the Exchange Act will make certain provisions of the Exchange Act no longer applicable to CoorsTek. These include the short-swing profit recovery provisions of Section 16(b), the requirement to furnish proxy statements in connection with stockholders' meetings pursuant to Section 14(a) and the related requirement to furnish an annual report to stockholders. In addition, "affiliates" of CoorsTek and persons holding "restricted securities" of CoorsTek may be limited in their ability to dispose of such securities pursuant to Rule 144 or Rule 144A under the Securities Act.

        Margin Regulations.    Shares of CoorsTek common stock are currently "margin securities" under the regulations of the Board of Governors of the Federal Reserve System which means that, among other things, brokers may extend credit on the collateral of the shares for purposes of buying, carrying or trading in securities. Depending upon factors such as the number of record holders of the shares and the number and market value of publicly held shares, following the purchase of shares pursuant to the merger, the shares of CoorsTek common stock might no longer constitute "margin securities" for purposes of the Federal Reserve Board's margin regulations and therefore could no longer be used as collateral for credit extended by brokers. In addition, if the registration of the shares of CoorsTek common stock under the Exchange Act were terminated, the shares would no longer constitute "margin securities."

Plans for CoorsTek After the Merger

        Each Keystone Filing Person expects that, except as described in this proxy statement, the business and operations of CoorsTek will be continued substantially as they are currently being conducted by CoorsTek. However, Keystone Holdings expects that it may, from time to time, evaluate and review CoorsTek's business, operations and properties and make such changes as it considers appropriate.

        Except as described in this proxy statement, neither any Keystone Filing Person nor CoorsTek has any present plans or proposals involving CoorsTek that relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization, liquidation, sale or transfer of a material amount of assets, or any material change in the present dividend policy, indebtedness or capitalization, or any other material change in CoorsTek's corporate structure or business. After the merger, Keystone Holdings will review proposals or may propose the acquisition or disposition of assets or other changes in CoorsTek's business, corporate structure, capitalization, management, indebtedness, or dividend policy which it considers to be in the best interests of CoorsTek. Neither any Keystone Filing Person nor CoorsTek has formulated any specific plans regarding repayment of the indebtedness incurred in connection with the merger; however, such persons anticipate that such indebtedness will be repaid primarily with or by means of available cash and cash flow from the operations of the business of CoorsTek, with proceeds from new debt or equity financings, or such other means as they may determine in their sole discretion.

        If the merger is consummated, CoorsTek will become a privately held corporation owned entirely by Keystone Holdings and there will be no public market for the shares. Accordingly, after the consummation, the former stockholders will not have the opportunity to participate in the earnings and growth of CoorsTek and will not have any right to vote on corporate matters. In addition, the former stockholders will not be entitled to share in any premium which might be payable by an unrelated third-party acquiror of all of the shares in a sale transaction, if any, occurring after the consummation of a merger. No such transactions are contemplated at this time. However, after the consummation of the merger, such former stockholders will not face the risk of losses generated by CoorsTek's operations or any decrease in the value of CoorsTek.

Conduct of the Business of CoorsTek if the Merger is Not Completed

        If the merger is not completed, CoorsTek's Board of Directors expects to continue to operate CoorsTek's business substantially as presently operated. CoorsTek's Board of Directors is not presently considering any other alternative.

Interests of Certain Persons in the Merger

        When you consider the recommendation of the CoorsTek Board of Directors in favor of the merger and the merger agreement, you should keep in mind that the executive officers of CoorsTek and members of the Board of Directors have interests in the merger that are in addition to the interests of other stockholders of CoorsTek generally. The additional interests of CoorsTek's executive officers arise primarily because there are change of control provisions in CoorsTek's compensation arrangements that are tied to their compensation levels. The merger agreement, however, does not provide directors or executive officers with any right of continued employment or any special bonuses. The Evaluation Committee and the Board of Directors were aware of these potential or actual conflicts of interest and considered them along with other matters when they determined to recommend the merger.

        John E. Glancy, W. J. Kitchen, John Markle, III, Donald E. Miller, Kimberly S. Patmore and Robert L. Smialek, each of whom are not employees of CoorsTek or Keystone Holdings or its affiliates, were elected to the Evaluation Committee. Each member of the Evaluation Committee received compensation of $2,000 for each Evaluation Committee meeting attended. John Markle, as Chairman of the Evaluation Committee, received an additional $500 for each Evaluation Committee meeting attended.

        Indemnification.    The merger agreement provides that, for a period of six years after the completion of the merger, Keystone Holdings will, and will cause CoorsTek as the surviving corporation to, to the fullest extent permitted under applicable law, indemnify and hold harmless each present and former director and officer of CoorsTek against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any facts or events existing or occurring at or prior to the completion of the merger.

        Additionally, for a period of six years after the completion of the merger, Keystone Holdings will cause CoorsTek, as the surviving corporation, to maintain in effect the current policies of directors' and officers' liability insurance maintained by CoorsTek with respect to claims arising from or related to facts or events that occurred at or before the completion of the merger. If such insurance coverage cannot be maintained, Keystone Holdings will cause CoorsTek, as the surviving corporation, to obtain and maintain the most advantageous policies of directors' and officers' insurance obtainable, but if such insurance coverage cannot be obtained at all, Keystone Holdings will cause CoorsTek, as the surviving corporation, to purchase all available extended reporting periods with respect to pre-existing insurance.

        Change of Control Considerations.    CoorsTek's Stock Option and Incentive Plan, as amended, contains change of control provisions that apply generally to its employees, including its executive officers. Pursuant to the merger agreement, CoorsTek has agreed that, if the merger is completed, a change of control of CoorsTek will occur and the outstanding stock options issued pursuant to the Stock Option and Incentive Plan, as amended, will be converted into the right to receive cash, as described below. Each of our three executive officers has entered into an employment agreement with CoorsTek that provides the executive officer the severance benefits described below if the executive officer's employment with CoorsTek is terminated by the executive officer or by CoorsTek within one year of the change of control.

                Stock Options.    As required by the merger agreement, prior to completion of the merger, CoorsTek will take appropriate action so that each stock option then outstanding under the CoorsTek Stock Option and Incentive Plan, whether or not then exercisable, will be converted into the right to receive an amount in cash equal to the product of:

    •
    the total number of shares subject to the stock option; multiplied by

    •
    the excess of $26 over the exercise price per share of the stock option.

                    CoorsTek will withhold from this payment applicable taxes and any other amounts as required by law.

                    Each of the executive officers and directors has been granted stock options by CoorsTek for which they may receive consideration. However, since all holders of stock options will be entitled to receive cash for their options as discussed above, the merger will not provide CoorsTek's executive officers and directors any additional benefit with respect to stock options.

                Severance and Other Benefits.    Our three executive officers have entered into employment agreements which provide that, if their employment is terminated, either by CoorsTek or by the executive officer, within one year following the merger, other than termination by CoorsTek for cause, they will receive severance benefits. John K. Coors will receive a one time payment equal to 48 months of his then-current salary, and Derek C. Johnson and Joseph G. Warren, Jr. will each receive a one time payment equal to 36 months of his then-current salary.

                The table below shows the estimated cash value of the severance-related benefits to be received by each of our executive officers:

Executive Officer	Severance Allowances
John K. Coors	$1,740,000
Derek C. Johnson	$885,000
Joseph G. Warren, Jr.	$795,000

Transactions and Relationships between CoorsTek and Keystone Holdings and Its Affiliates

        Transaction with Golden Heritage, LLC.    In July 2001, we issued a $100.0 million, 10-year, 7.5% senior unsecured subordinated note to Golden Heritage, LLC to refinance our outstanding indebtedness and to secure a fixed interest rate for our debt. We may prepay the note at par value any time during its term and the entire principal amount is due on July 25, 2011. We used $98.9 million of the proceeds from the issuance of the note to repay all of the outstanding debt under our former $125.0 million revolving credit facility. The balance of the proceeds was used for general corporate purposes.

        Golden Heritage is controlled by various trusts established for the benefit of members of the Coors family, including John K. Coors, our Chairman, President and Chief Executive Officer, William K. Coors, our Director Emeritus, and Joseph Coors, Jr., our former Chairman and Chief Executive Officer. The trusts that control Golden Heritage are members of the Keystone Group and John K. Coors, William K. Coors and Joseph Coors, Jr. are trustees of certain of these Coors family trusts. John K. Coors abstained from our Board of Director's vote on this transaction, and William K. Coors did not participate in the Board of Directors meetings at which this transaction was considered or approved.

        Voting Arrangement Among CoorsTek and Keystone Holdings and Its Affiliates.    Keystone Holdings and Keystone Acquisition have agreed in the merger agreement to vote, and to cause all of their affiliates to vote, all of the shares of CoorsTek common stock for the approval of the merger agreement and the merger at the special stockholders meeting. The failure by any of them to vote in favor of the merger agreement and the merger would result in a breach of the merger agreement by Keystone Holdings and Keystone Acquisition Corp.

        Employment Agreement Between CoorsTek and John K. Coors.    Effective as of January 1, 2002, CoorsTek entered into an employment agreement with John K. Coors. The agreement had a one-year term. Unless CoorsTek gives notice to terminate at least 60 days prior to the expiration of any term, the agreement will be automatically renewed for successive one-year terms hereafter. No notice was given prior to the expiration of the initial term and, accordingly, the agreement has automatically been renewed for one year.

        Under the agreement, John K. Coors receives an annual salary of $435,000 and he is eligible to participate in our Stock Option and Incentive Plan, as amended. Upon termination of employment with CoorsTek, John K. Coors will receive:

  •
  if terminated for cause, no severance payment;

  •
  if terminated without cause, a one-time payment equal to 24 months of his then-current salary; and

  •
  if terminated as a result of a change in control as contemplated by our Stock Option and Incentive Plan, as amended, a one-time payment equal to 48 months of his then-current salary.

        Compensation received by John K. Coors upon retirement includes any earned retirement benefits for which he is eligible and shares of stock granted under a salary continuation agreement, which has been amended as discussed below.

        Amended Salary Continuation Agreements.    Pursuant to the merger agreement, CoorsTek has agreed to enter into an amendment to the Amended Salary Continuation Agreement, dated December 9, 1999, among Graphic Packaging International Corporation, formerly named ACX Technologies, Inc., CoorsTek and John K. Coors. The Amended Salary Continuation Agreement was originally entered into prior to the January 1, 2000 spin-off of CoorsTek from Graphic Packaging. Under the Amended Salary Continuation Agreement, CoorsTek is obligated to issue 10,213 shares of its common stock to John K. Coors immediately following a change of control of CoorsTek. Pursuant to the Amendment to the Amended Salary Continuation Agreement, CoorsTek will agree to issue such 10,213 shares immediately before the completion of the merger.

Prior Public Offerings

        On July 20, 2000, CoorsTek sold 3,250,000 shares of its common stock at a per share purchase price of $40 in an underwritten public offering registered under the Securities Act of 1933. CoorsTek received aggregate proceeds from the offering of $130 million, and net proceeds, after deducting underwriting discounts and commissions, of approximately $122.7 million.

        On May 24, 2002, CoorsTek sold 1,000,000 shares of its common stock at a per share purchase price of $33 in an underwritten public offering registered under the Securities Act of 1933. CoorsTek received aggregate proceeds from the offering of $33 million, and net proceeds, after deducting underwriting discounts and commissions, of approximately $31.3 million. Banc of America Securities acted as the managing underwriter in connection with the offering.

Prior Stock Purchases and Other Securities Transactions

        On September 21, 2001, John K. Coors purchased 1,509 shares of common stock from CoorsTek for a per share price of $23.42 by exercising a stock option that was previously granted to him by CoorsTek.

        On December 22, 2002, pursuant to merger agreement, all of the 681,753 shares of common stock owned by the Grover C. Coors Trust were contributed to Keystone Holdings, in exchange for membership interests in Keystone Holdings. On or before January 6, 2003, pursuant to merger agreement, 2,423,526 additional shares of CoorsTek common stock owned, in the aggregate, by the Coors family members and Coors trusts identified in note 3 to the beneficial ownership table set forth below under "Security Ownership of Certain Beneficial Owners and Management" were contributed by them to Keystone Holdings, in exchange for membership interests in Keystone Holdings.

        Except as described above, no filing person has engaged in any transactions in CoorsTek common stock during the past two years, or the past 60 days.

Source and Amount of Funds; Financing for the Merger

        Keystone Holdings estimates that the total amount of funds required, under the merger agreement, to purchase all of the outstanding shares of CoorsTek common stock, other than those shares already owned by Keystone Holdings and its affiliates, to pay the cash amounts owed in respect of stock options and warrants outstanding at the time of the consummation of the merger, and to pay related fees and expenses will be approximately $                        . On December 22, 2002, Keystone Financing LLC, an affiliate of Keystone Holdings, entered into a loan agreement with Wells Fargo Bank, National

Association (the "Loan Agreement"), whereby Wells Fargo will loan to Keystone Financing up to $200 million. Keystone Financing will then loan these funds to Keystone Holdings (the "Acquisition Loan"). Keystone Holdings will use the proceeds of this loan, together with cash on hand of Keystone Holdings and its affiliates, to pay the merger consideration and related fees and expenses. The merger is not contingent upon Keystone Holdings obtaining these funds.

        The Loan Agreement is due and payable on June 15, 2003, though on such date, the Loan Agreement will convert to a five year term loan in the absence of a default or event of default as such terms are defined in the Loan Agreement. Upon conversion to a five year term loan, the Loan Agreement shall be for a principal amount equal to the lesser of (i) all loan advances made to date, (ii) $140,000,000 or (iii) 50% of the value of the shares of Class B common stock of the Adolph Coors Company pledged to Wells Fargo by Keystone Financing to secure the loan. The interest rate for the Loan Agreement will be based on a LIBOR interest period plus 0.80%, and interest will be payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year during the term of the loan. The Loan Agreement contains usual and customary affirmative and negative covenants and defaults. The advance of any loan under the Loan Agreement from Wells Fargo to Keystone Financing is subject to the satisfaction of certain customary conditions precedent, including:

  •
  the absence of a material adverse change in the financial condition or business of Keystone Financing and the absence of any material decline in the market value of the collateral required under the Loan Agreement, and

  •
  the representations and warranties in the Loan Agreement by Keystone Financing shall be true as of the date of any advance by Wells Fargo.

        The proceeds of the Loan Agreement and the Acquisition Loan will be used solely in connection with the merger to acquire shares of CoorsTek common stock and to pay related costs, fees and expenses.

        The Loan Agreement is secured by a pledge of all of the Class B common stock of the Adolph Coors Company owned by Keystone Financing (the "Pledged Stock"), and if the value of the Pledged Stock shall at any time be less than 200% of the outstanding principal amount of the loan under the Loan Agreement, then Keystone Financing will be required to either make a principal reduction on the loan or provide additional collateral. The Acquisition Loan may be secured by the assets of CoorsTek as the surviving corporation following the merger. Keystone Financing anticipates that obligations under the Loan Agreement will be repaid from interest payments made by CoorsTek, as the surviving corporation following the merger, to Keystone Financing pursuant to the Acquisition Loan. CoorsTek, as the surviving corporation following the merger, anticipates that obligations under the Acquisition Loan will be repaid from a variety of sources, including, without limitation, funds generated by operations of CoorsTek. The source and allocation of various methods of repayment of the Loan Agreement and the Acquisition Loan will be determined, and may be modified, from time to time, based on market conditions and such other factors deemed appropriate. The Loan Agreement will terminate, and any outstanding borrowings thereunder will mature and be due and payable, on June 15, 2008, presuming that conversion to a five year term loan occurs. The maturity date, interest rate, principal amount and interest payment dates for the Acquisition Loan will be identical to those in the Loan Agreement, and the Acquisition Loan will contain usual and customary affirmative and negative covenants and defaults.

Material U.S. Federal Income Tax Consequences

        The following is a summary of material U.S. federal income tax considerations relevant to beneficial owners whose shares of CoorsTek common stock are converted to cash in the merger. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change possibly with retroactive effect, and is not applicable to Keystone Holdings. The summary does not address beneficial owners of shares of common stock in whose hands the shares are not capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, nor does it address beneficial owners of common stock who received the shares as part of a hedging, "straddle," conversion or other integrated transaction, upon conversion of securities or exercise of warrants or other rights to acquire shares, or pursuant to the exercise of employee stock options or otherwise as compensation, and may not apply to certain types of beneficial owners of common stock (such as insurance companies, tax-exempt organizations, financial institutions and broker-dealers) who may be subject to special rules. This summary does not address the U.S. federal income tax consequences to a beneficial owner of common stock who, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any foreign, state or local tax laws or estate and gift tax laws. Furthermore, the discussion does not address the tax treatment of beneficial owners of common stock who exercise dissenters' rights in the merger.

        The U.S. federal income tax consequences set forth below are included for general information purposes only. Because individual circumstances may differ, each beneficial owner of shares of CoorsTek common stock should consult such beneficial owner's own tax advisor to determine the applicability of the rules discussed below to such beneficial owner and the particular tax effects to such beneficial owner of the merger, including the application and effect of the alternative minimum tax and of state, local and other tax laws.

        The receipt of cash for shares of CoorsTek common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a beneficial owner of shares of common stock will recognize capital gain or loss in an amount equal to the difference between the beneficial owner's adjusted tax basis in the shares of common stock converted to cash in the merger and the amount of cash received. A beneficial owner's adjusted basis in the shares of common stock generally will equal the beneficial owner's purchase price for such shares of common stock. Gain or loss must be determined separately for each block of common stock (i.e., common stock acquired at the same cost in a single transaction) converted to cash in the merger. Such gain or loss will be capital gain or loss.

        Net capital gain recognized by non-corporate taxpayers from the sale of property held more than one year will generally be taxed at a rate not to exceed 20% for U.S. federal income tax purposes. Net capital gain from property held for one year or less will be subject to tax at ordinary income tax rates. In addition, capital gains recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are allowed to offset a limited amount of capital losses against ordinary income.

        Payments in connection with the merger may be subject to "backup withholding" at a rate of 30%, unless a beneficial owner of common stock:

  •
  comes within certain exempt categories (generally including corporations, financial institutions and certain foreign individuals);

  •
  provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules.

        Backup withholding is not an additional tax but merely an advance payment; any amounts so withheld may be credited against the U.S. federal income tax liability of the beneficial owner subject to the withholding and may be refunded to the extent it results in an overpayment of tax. Each beneficial owner of common stock should consult with its own tax advisor as to its qualification for exemption from backup withholding and the procedure for obtaining this exemption.

        As a result of the merger, the net operating losses of CoorsTek and its subsidiaries will be limited so that only a certain portion of those net operating losses may be used against taxable income for each future period. The merger is not expected to result in other material U.S. federal income tax consequences to CoorsTek or its affiliates.

Regulatory Matters

        We do not believe that any material federal or state regulatory approvals, filings or notices are required in connection with the merger other than approvals, filings or notices required under federal securities laws and the Hart-Scott-Rodino Act Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing of a certificate of merger with the Secretary of State of the State of Delaware. The initial HSR Act filing was completed on December 26, 2002 and the applicable waiting period under the HSR Act is expected to expire on January 27, 2003.

Accounting Treatment of the Merger

        The merger will be accounted for as a "purchase" in accordance with generally accepted accounting principles in the United States. Consequently, the aggregate consideration paid by Keystone Holdings in connection with the merger will be allocated to the assets and liabilities of CoorsTek based upon their fair values, with any excess being treated as goodwill.

Provisions for Unaffiliated Security Holders

        None of CoorsTek, Keystone Holdings or Keystone Acquisition has made any provision to grant unaffiliated stockholders of CoorsTek access to the corporate files of CoorsTek, Keystone Holdings or Keystone Acquisition or to obtain counsel or appraisal services at their expense.

Fees and Expenses

        Except as disclosed in this proxy statement and as set forth in the merger agreement, all fees and expenses incurred in connection with the merger, the merger agreement and any other transactions contemplated thereby will be paid by the party incurring such fees and expenses. Estimated fees and expenses to be incurred by CoorsTek, Keystone Holdings and Keystone Acquisition in connection with the merger are as follows (in thousands):

SEC Filing Fees	$
HSR Filing Fees
Financial Advisors' Fees and Expenses (estimated total for Keystone Holdings, CoorsTek and the Evaluation Committee)
Legal Fees and Expenses (estimated total for Keystone Holdings, CoorsTek and the Evaluation Committee)
Accounting Fees and Expenses
Solicitation Agent Fees and Expenses
Payment Agent Fees
Printing and Mailing Costs
Miscellaneous

Total	$

FINANCIAL INFORMATION

Selected Historical Consolidated Financial Data

        The following table sets forth summary selected historical consolidated financial data for CoorsTek as of and for the nine months ended September 30, 2002 and 2001 and as of and for each of the years ended December 31, 2001 and 2000. The following selected financial data for each of the years ended December 31, 2001 and December 31, 2000, are derived from CoorsTek's audited consolidated financial data and notes thereto included in CoorsTek's Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2001, which is incorporated herein by reference. The selected financial data for the nine months ended September 30, 2002 and 2001, are derived from CoorsTek's unaudited consolidated financial data and notes thereto included in CoorsTek's Quarterly Report on Form 10-Q filed with the SEC for the nine months ended September 30, 2002, which is incorporated herein by reference. The results for the nine months ended September 30, 2002, are not necessarily indicative of results for the entire fiscal year. The information presented below should be read in conjunction with such financial statements and notes thereto, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in CoorsTek's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and CoorsTek's Quarterly Report on Form 10-Q for the nine months ended September 30, 2002.

	Year Ended December 31,		Nine Months Ended September 30,
	2001	2000	2002	2001
	(in thousands, except per share data)
Statement of Income Data:
Net Sales	$400,436	$539,665	$264,330	$330,329
Cost of goods sold(A)	355,534	415,256	226,698	272,526

Gross profit	44,902	124,409	37,632	57,803
Research and development(A)	—	—	7,857	8,436
Selling, general and administrative(A)	64,578	66,408	33,822	42,938
Loss on disposal of facilities	3,187	—	—	1,436
Retirement plan curtailment expense, net	5,679	—	—	5,679

Operating income (loss)	(28,542)	58,001	(4,047)	(686)
Interest expense, net	9,819	15,136	6,383	7,532

Income (loss) before income taxes, extraordinary loss and cumulative effect of change in accounting principal	(38,361)	42,865	(10,430)	(8,218)
Income tax expense (benefit)	(14,001)	15,653	(3,808)	(3,000)

Income (loss) before extraordinary loss and cumulative effect of change in accounting principal	(24,360)	27,212	(6,622)	(5,218)
Loss on debt extinguishment, net of tax	(1,441)	(886)	—	(636)

Income (loss) before cumulative effect of change in accounting principal	(25,801)	26,326	(6,622)	(5,854)
Cumulative effect of change in accounting principle, net of tax	—	—	(13,243)	—

Net income (loss)	$(25,801)	$26,326	$(19,865)	$(5,854)

Ratio of earnings to fixed charges(B)	(B )	4.6	(B )	(B )

Net income (loss) per basic share of common stock:
Income (loss) before extraordinary loss and cumulative effect of change in accounting principle	$(2.29)	$3.15	$(0.59)	$(0.49)
Loss on debt extinguishment	(0.14)	(0.10)	—	(0.06)
Cumulative effect of change in accounting principle	—	—	(1.19)	—

Net income (loss) per basic share of common stock	$(2.43)	$3.05	$(1.78)	$(0.55)

Net income (loss) per diluted share of common stock:
Income (loss) before extraordinary loss and cumulative effect of change in accounting principle	$(2.29)	$3.08	$(0.59)	$(0.49)
Loss on debt extinguishment	(0.14)	(0.10)	—	(0.06)
Cumulative effect of change in accounting principle	—	—	(1.19)	—

Net income (loss) per diluted share of common stock	$(2.43)	$2.98	$(1.78)	$(0.55)

Weighted average shares outstanding
basic	10,616	8,637	11,159	10,604

diluted	10,616	8,842	11,159	10,604

(A)
Prior to 2001, research and development expenses were not separately tracked and were reflected in cost of goods sold and in selling, general and administrative expenses. Beginning in 2001, we began separately tracking research and development expenses.

(B)
CoorsTek would have had to generate additional earnings of $29.0 million to obtain a coverage ratio of 1:1 for the year ended December 31, 2001. CoorsTek would have had to generate an additional $4.7 million and $1.1 million to obtain a coverage ratio of 1:1 for the nine months ended September 30, 2002 and 2001, respectively.

Comparative Per Share Data

        The following table sets forth certain historical per share data for CoorsTek. Basic and diluted earnings per common share and book value per share is presented for the nine months ended September 30, 2002 and 2001 and for each of the years ended December 31, 2001 and 2000.

	Nine Months Ended September 30,		For the Years Ended December 31,
	2002	2001	2001	2000
Net income per share:
Basic	$(1.78)	$(0.55)	$(2.43)	$3.05
Diluted	$(1.78)	$(0.55)	$(2.43)	$2.98
Book value per share	$15.96	$19.25	$15.48	$23.63

        Book value per share is not a term defined by generally accepted accounting principles. Book value per share is calculated by dividing stockholders' equity by the diluted weighted average number of shares of common stock outstanding.

PRICE RANGE OF OUR COMMON STOCK

        CoorsTek common stock is listed on the Nasdaq National Market under the symbol "CRTK." The table below sets forth, for the calendar quarters indicated, the high and low sale prices of CoorsTek common stock, as reported by the Nasdaq National Market. On                             , 2003, the approximate number of holders of record of common stock was     and the high sales price per share was $            and the low sales price per share was $            .

	High	Low
Fiscal Year Ending December 31, 2002
First Quarter	$38.47	$26.54
Second Quarter	43.89	28.43
Third Quarter	31.79	12.90
Fourth Quarter	25.85	12.40
Fiscal Year Ending December 31, 2001
First Quarter	$44.25	$22.64
Second Quarter	41.68	24.50
Third Quarter	38.00	23.37
Fourth Quarter	35.00	24.35

DIVIDEND POLICY

        We are currently restricted from paying dividends by our credit facility. We paid a one-time dividend in January 2000 to our former parent in connection with our spin-off. We do not anticipate paying cash dividends to the holders of our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business and to fund future growth.

FORWARD-LOOKING STATEMENTS

        This proxy statement, including through the incorporation by reference of certain documents filed, and other statements made, from time to time, by CoorsTek contains certain forward-looking statements. These statements are based on CoorsTek management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein and there is no assurance that the merger will be consummated. The forward-looking statements contained herein include statements about the transaction. The following factors, among others, could cause actual results to differ materially from those described herein: failure of the requisite number of CoorsTek stockholders to approve the transaction; the costs related to the transaction; litigation challenging the transaction; and other economic, business, competitive and/or regulatory factors affecting CoorsTek's businesses generally. More detailed information about those factors is set forth in the filings made by CoorsTek with the SEC. Unless required by law, CoorsTek undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

THE PARTIES

CoorsTek, Inc.

        CoorsTek, Inc. is a leading designer and manufacturer of components and assemblies for semiconductor capital equipment as well as for the automotive, electronics, industrial, telecommunications and other markets. During our 91-year history, we have developed core competencies in the design, engineering and manufacturing of critical components made from advanced materials, as well as supply chain management and final assembly of complex systems. We use precision-machined metals, technical ceramics, engineering plastics and high-purity fused quartz to design solutions that enable our customers' products to overcome technological barriers and enhance performance. We offer a full range of services from initial prototype design to volume manufacturing, outsourced assembly, worldwide distribution and customer support.

        We have manufacturing facilities in North America, Europe and Asia located near a number of our major customers. We sell custom-designed products to over 6,500 customers worldwide, including leading manufacturers such as Applied Materials, Texas Instruments, John Crane, Flowserve and LAM Research.

        Our principal executive office is located at 16000 Table Mountain Parkway, Golden, Colorado 80403, and our telephone number is (303) 277-4000. Our website is www.coorstek.com. Information contained in our website is not part of this proxy statement.

        CoorsTek has not, during the past five years, been convicted in a criminal proceeding, nor has it been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining CoorsTek from future violations of, or prohibiting the activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Keystone Holdings LLC; Keystone Acquisition Corp.; John K. Coors; and William K. Coors

        Keystone Holdings LLC, a Delaware limited liability company, was formed on November 1, 2002, and has no material assets, other than 3,105,279 shares of CoorsTek common stock that were contributed to it pursuant to the merger agreement. Keystone Holdings has not conducted any activity except that incident to its formation and in connection with the merger. Keystone Holdings' principal place of business is c/o Keystone Holdings LLC, Mail Stop VR 900, Golden, Colorado 80401, and its telephone number is (303) 277-3497. John K. Coors and William K. Coors are the managers of Keystone Holdings and each has served in his current position since the formation date.

        Keystone Acquisition Corp., a Delaware corporation, was incorporated on December 3, 2002, and has no material assets. Keystone Acquisition has not conducted any activity except that incident to its formation and in connection with the merger. Keystone Acquisition's principal place of business is c/o Keystone Acquisition Corp., Mail Stop VR 900, Golden, Colorado 80401, and its telephone number is (303) 277-3497. John K. Coors is the sole director and President, Secretary, and Treasurer of Keystone Acquisition, and has served in his current position since the incorporation date.

        John K. Coors is an affiliate of CoorsTek by virtue of his position as President, Chief Executive Officer and Chairman of the Board of Directors of CoorsTek. His business address is 16000 Table Mountain Parkway, Golden, Colorado 80403, and his business telephone number is (303) 277-4000. William K. Coors may be deemed to be an affiliate of CoorsTek by virtue of his beneficial ownership of shares of our common stock as discussed below in "Security Ownership of Certain Beneficial Owners and Management." William K. Coors' business address is 311 10th Street, Mail #NH311, Golden, Colorado 80401, and his business telephone number is (303) 279-6565. Additional background information concerning each of John K. Coors and William K. Coors can be found below in "Directors and Executive Officers of CoorsTek" and "Managers of Keystone Holdings; Executive Officers and Director of Keystone Acquisition." Both John K. Coors and William K. Coors are citizens of the United States.

        None of Keystone Holdings, Keystone Acquisition, John K. Coors, or William K. Coors has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of violations of such laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our common stock as of January 6, 2003, except as otherwise indicated, based on 11,737,760 outstanding shares of common stock as of January 6, 2003, by (i) persons known to us to own more than five percent of our common stock, (ii) each director and executive officer of CoorsTek, individually, and (iii) all directors and executive officers of CoorsTek as a group:

Name	Address for 5% Owners	Amount of and Nature of Beneficial Ownership(1)		Percent of Class
John K. Coors	c/o CoorsTek, Inc. 16000 Table Mountain Parkway Golden, CO 80403	3,321,798	(2)	27.8%
Keystone Holdings LLC	c/o Keystone Holdings LLC Mail Stop VR 900 Golden, CO 80401	3,105,279	(3)	26.5%
William K. Coors	c/o Adolph Coors Company 311 10th Street, Mail #NH311 Golden, CO 80401	3,105,279	(4)	26.5%
David J. Greene and Co. LLC	599 Lexington Avenue New York, NY 10022	970,958	(5)	8.3%
State Street Research	One Financial Center, 31st Floor Boston, MA 02111	610,100	(6)	5.2%
John E. Glancy		12,663	(7)	*
Robert L. Smialek		12,663	(7)	*
John Markle, III		9,663	(7)	*
Kimberly S. Patmore		9,663	(7)	*
W. J. Kitchen		9,362	(7)	*
Donald E. Miller		9,269	(7)	*
Derek C. Johnson		81,020	(8)	*
Joseph G. Warren, Jr.		49,525	(9)	*
Directors and Executive Officers as a Group (9 persons)		3,515,626	(10)	29.0%

*
Beneficially owns less than 1% of CoorsTek's shares of common stock deemed to be outstanding.

(1)
Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(2)
Includes 216,519 shares of common stock issuable pursuant to stock options that are currently exercisable or will be exercisable within 60 days of January 6, 2003, and 3,105,279 shares of common stock held by Keystone Holdings. As a manager of Keystone Holdings, Mr. Coors is deemed to beneficially own the shares held by Keystone Holdings. Does not include units representing 10,213 shares of common stock that will be issued to Mr. Coors in accordance with the terms of a salary continuation agreement.

(3)
Keystone Holdings acquired beneficial ownership of the shares held by it through contributions of its members made to it on December 22, 2002 by the Grover C. Coors Trust of 681,753 shares,

  and on January 6, 2003 by each of the Adolph Coors, Jr. Trust, the Louise Coors Porter Trust, the Bertha Coors Munroe Trust, the Augusta Coors Collbran Trust, the May Kistler Coors Trust, the Herman F. Coors Trust, the Joseph Coors Trust, the Janet H. Coors Irrevocable Trust FBO Frank E. Ferrin, the Janet H. Coors Irrevocable Trust FBO Joseph J. Ferrin, the Janet H. Coors Irrevocable Trust FBO Frances M. Baker, Joseph Coors, John K. Coors, William K. Coors, Jeffrey H. Coors and Peter H. Coors of 700,000 shares, 230,055 shares, 285,122 shares, 253,837 shares, 431,663 shares, 358,750 shares, 62,500 shares, 14,838 shares, 14,838 shares, 14,839 shares, 784 shares, 4,290 shares, 31,608 shares, 18,134 shares and 2,268 shares, respectively.

(4)
Includes 3,105,279 shares of common stock held by Keystone Holdings. As a manager of Keystone Holdings, Mr. Coors is deemed to beneficially own the shares held by Keystone Holdings.

(5)
Based solely upon a Schedule 13G filed by the beneficial owner with the SEC on February 14, 2002, the beneficial owner, as a registered investment advisor and broker dealer, shares voting power with respect to 640,917 shares and shares dispositive power with respect to 952,083 shares.

(6)
Based solely upon an amended Schedule 13G filed by the beneficial owner with the SEC on July 23, 2002.

(7)
Includes 8,000 shares of common stock issuable pursuant to stock options that are currently exercisable or will be exercisable within 60 days of January 6, 2003.

(8)
Includes 77,021 shares of common stock issuable pursuant to stock options that are currently exercisable or will be exercisable within 60 days of January 6, 2003.

(9)
Includes 49,525 shares of common stock issuable pursuant to stock options that are currently exercisable or will be exercisable within 60 days of January 6, 2003.

(10)
Includes, in the aggregate, 391,065 shares of common stock issuable pursuant to stock options that are currently exercisable or will be exercisable within 60 days of January 6, 2003 by the directors and executive officers, and the 3,105,279 shares of common stock owned by Keystone Holdings, beneficial ownership of which may be attributed to John K. Coors, as its manager, as described in note (2) above.

DIRECTORS AND EXECUTIVE OFFICERS OF COORSTEK

        All of the officers identified below serve at the discretion of our Board of Directors. John K. Coors is the nephew of William K. Coors, who serves as Director Emeritus on the Board of Directors. As Director Emeritus, William K. Coors provides advice and consulting services to the Board of Directors. He is not, however, a voting member of the Board of Directors, required to be elected to the Board of Directors by the stockholders, or counted for quorum purposes at Board of Director meetings. Biographies of our directors and executive officers follow the table of directors and executive officers provided below. None of the executive officers or directors has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors, if any), nor has any such person been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoying such person from future violations of, or prohibiting the activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the directors and executive officers is a citizen of the United States of America and, except as otherwise specified, has his or her principal business address at 16000 Table Mountain Parkway, Golden, Colorado 80403.

Name	Age	Position (1)
John K. Coors(2)	46	Class III Director, Chief Executive Officer, President and Chairman
Derek C. Johnson	41	Chief Operating Officer and Executive Vice President
Joseph G. Warren, Jr.	57	Chief Financial Officer, Treasurer and Secretary
John E. Glancy(3)(6)	56	Class II Director
W. J. Kitchen(3)(4)(6)	60	Class I Director
John Markle, III(4)(5)(6)	46	Class II Director
Donald E. Miller(2)(3)(6)	72	Class III Director
Kimberly S. Patmore(5)(6)	46	Class III Director
Robert L. Smialek(4)(5)(6)	58	Class I Director

(1)
The term of the Class I Directors expires in 2005, the term of the Class II Directors expires in 2003 and the term of the Class III Directors expires in 2004

(2)
Member of the Executive Committee

(3)
Member of the Compensation Committee

(4)
Member of the Corporate Governance Committee

(5)
Member of the Audit Committee

(6)
Member of the Evaluation Committee

        John K. Coors has been our Chief Executive Officer and Chairman of the Board of Directors since November 2000, President since October 1998 and director since January 2000. He also serves as chairman of our executive committee. Mr. Coors was the Chief Executive Officer of Golden Genesis Company, a former publicly traded, majority owned subsidiary of Graphic Packaging International Corporation (NYSE:GPK) and a distributor and integrator of remote solar power applications, from January 1997 to October 1998; and President of Golden Photon, Inc., a manufacturer and developer of photovoltaic solar modules, from July 1992 to January 1997. Mr. Coors also served as Chairman of Golden Genesis Company from October 1998 to August 1999 and as a director of Graphic Packaging from August 1996 to December 1999. Mr. Coors received a B.S. in Chemical Engineering from the Colorado School of Mines, an M.S. in Biochemistry from the University of Texas at Austin and a Doctorate in Engineering from the Technical University of Munich.

        Derek C. Johnson has been our Chief Operating Officer and Executive Vice President since May 2002. Mr. Johnson was our Executive Vice President of Sales, Marketing and Operations from August 1999 to May 2002 and our Vice President of Sales and Marketing from October 1998 to August 1999. Prior to that, he was Vice President of our Golden, Colorado operations from 1997 to 1998 and Manager of Manufacturing for our Golden, Colorado operations from 1992 to 1997. Mr. Johnson received a Higher National Diploma in Electrical Engineering from the KirkCaldy Technical College of Scotland and an M.B.A. from the University of Denver.

        Joseph G. Warren, Jr. has been our Chief Financial Officer since August 1999, our Treasurer since September 1999 and our Secretary since October 2000. Mr. Warren was Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of White Electronics & Designs, Inc., a semiconductor manufacturer, from 1995 to July 1999. From 1994 to 1995 he served as Vice President and Chief Financial Officer of Axxess Technologies, Inc., a manufacturer of key duplicating machines, and from 1993 to 1994 he served as Secretary, Treasurer and Vice President of Golden Technologies Company, Inc., a wholly owned subsidiary of Graphic Packaging. From 1992 to 1993, Mr. Warren was

President of Coors Ceramicon Designs, Ltd., our subsidiary, and was our Vice President from 1985 to 1992. Mr. Warren received a B.S. in Accounting from Arizona State University.

        John E. Glancy has served as a director since January 2000 and is a member of our compensation and evaluation committees. Mr. Glancy serves as a director and executive vice president for Science Applications International Corp., or SAIC, an employee-owned high technology services company located at 10260 Campus Point Drive, San Diego, CA 92121, where he maintains his principal place of business. Mr. Glancy has been with SAIC in various executive positions since 1978. Mr. Glancy is Chairman of ANXeBusiness Corporation, a wholly owned subsidiary of SAIC, and also serves as a director of Arsin Corporation and NexPrise, Inc., formerly named Ventro Corporation (Nasdaq: NXPS).

        W. J. Kitchen has served as a director since November 2000 and is a member of our compensation, corporate governance and evaluation committees. Since November 2001, Dr. Kitchen has served as a management consultant specializing in technology. From April 2000 to November 2001, Dr. Kitchen was Chairman and Chief Executive Officer of Ameranth Wireless, Inc., a software product provider that enables real-time data communication between wireless handheld computers, PCs and the Internet. He was the Senior Vice President of Operations and Product Development of Nanogen, Inc., a biotech company, from 1997 to 2000 and the Corporate Vice President and Director of Technology & Quality for Motorola, Inc. Automotive, Energy & Components Sector from 1992 to 1997. He joined Motorola in 1982 as a senior executive in the Semiconductor Products Sector.

        John Markle, III has served as a director since January 2000 and is the Chairman of our corporate governance and evaluation committees and also serves on our audit committee. He has been engaged in private investment activities since January 2000. Mr. Markle was the Senior Vice President of Strategy and Chief Information Officer of Rental Services Corporation, a provider of equipment rentals, from 1997 to January 2000. From 1987 to 1997, he was the President of Center Rental and Sales.

        Donald E. Miller has served as a director since January 2000 and is the Chairman of our compensation committee and a member of our executive and evaluation committees. Mr. Miller served as Vice Chairman of The Gates Corporation, an automotive and industrial supplier, from 1994 to August 1996, and in various executive positions from 1961 until his retirement in 1996. Mr. Miller also served on the board of directors of Sentry Insurance Company until December 2002.

        Kimberly S. Patmore has served as a director since January 2000 and is the Chairman of our audit committee and a member of our evaluation committee. Ms. Patmore has been the Chief Financial Officer of First Data Corporation (NYSE: FDC), a provider of payment, merchant and card issuing services located at 6200 South Quebec Street, Greenwood, CO 80111, where she maintains her principal place of business, since February 2000. From 1992 to February 2000, Ms. Patmore served as Chief Financial Officer for various divisions of First Data Corporation.

        Robert L. Smialek has served as a director since January 2000 and is a member of our audit, corporate governance and evaluation committees. Since August 2002, Mr. Smialek has served as a management consultant specializing in technology. Mr. Smialek was the Chief Executive Officer and President of Applied Innovation Inc. (Nasdaq: AINN), a telecommunications equipment and software provider, from July 2000 to August 2002. Mr. Smialek was the Chairman, President and Chief Executive Officer of Insilco Corporation, from March 1993 to July 1999, at which time he retired. He has held various technology management positions at General Electric Company over a 19-year period. He currently serves on the board of directors of General Cable Corporation (NYSE: BGC).

MANAGERS OF KEYSTONE HOLDINGS;
EXECUTIVE OFFICERS AND DIRECTOR OF KEYSTONE ACQUISITION

        John K. Coors has served as manager of Keystone Holdings since its formation on November 1, 2002, and has served as the sole director and the President, Secretary and Treasurer of Keystone Acquisition since its incorporation on December 3, 2002. Other biographical information concerning Mr. Coors can be found under "Directors and Executive Officers of CoorsTek" above.

        William K. Coors has served as manager of Keystone Holdings since its inception on November 1, 2002. Mr. Coors, who is 85 and the uncle of John K. Coors, has served the Adolph Coors Company as Chairman of its Board of Directors since 1970 and as a director since 1940. Adolph Coors Company is one of the largest producers of malt-based beverages in the United States and is located at 311 10th Street, Golden, Colorado 80401. He served as President of the Adolph Coors Company from 1989 until May 2000. He also serves as the Chairman of the Executive Committee of the Board of Directors of each of Adolph Coors Company and Coors Brewing Company, where he also serves as a director. Coors Brewing Company, which maintains its principal executive offices at the same address as Adolph Coors Company, is a wholly owned operating subsidiary of Adolph Coors Company that produces, markets and sells malt-based beverages throughout the United States and in select international markets. Mr. Coors also serves on the Board of Directors of Graphic Packaging International Corporation, a manufacturer of packaging products used by consumer product companies, including Adolph Coors Company and Coors Brewing Company, as primary packaging for their end-use products located at 4455 Table Mountain Drive, Golden, Colorado 80403. Other biographical information concerning Mr. Coors can be found under "Directors and Executive Officers of CoorsTek" above.

THE MERGER AGREEMENT

        The discussion in this proxy statement of the merger and the principal terms of the merger agreement is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Appendix A to this proxy statement, and which is incorporated in this proxy statement by reference. The following description summarizes the material provisions of the merger agreement. We urge you to read the merger agreement carefully because it is the legal document that governs the merger.

The Merger

        The merger agreement provides that Keystone Acquisition will be merged with and into CoorsTek in accordance with the applicable provisions of the DGCL. Following the merger, the separate corporate existence of Keystone Acquisition will cease, and CoorsTek will continue as the surviving corporation. Keystone Acquisition may assign its rights and obligations under the merger agreement to any company directly or indirectly wholly owned by Keystone Holdings.

What You Will Receive in the Merger

        When the merger is completed, as a result of the merger:

  •
  each share of our common stock that is owned by Keystone Holdings or Keystone Acquisition will no longer be outstanding and will be canceled and retired and no consideration will be delivered in exchange for those shares,

  •
  each issued and outstanding share of capital stock of Keystone Acquisition will be converted into one fully paid and nonassessable share of common stock of CoorsTek, as the surviving corporation in the merger, and

  •
  each issued and outstanding share of our common stock, other than the shares described above and shares owned by stockholders who have perfected their dissenters' appraisal rights, will be converted into the right to receive, upon surrender of a share certificate representing the shares, $26 per share in cash, without interest and less applicable withholding taxes.

Effective Time of the Merger

        The merger will become effective on the date on which a certificate of merger is filed with the office of the Secretary of State of the State of Delaware, or a later date as agreed to by Keystone Acquisition and CoorsTek and specified in the certificate of merger. It is currently anticipated that, if the merger is authorized at the special meeting, the certificate of merger will be filed and the merger will become effective on the second business day after the special meeting.

Payment for Shares; Procedures for Surrender of Certificates

        Before the merger is completed, Keystone Acquisition will appoint Wells Fargo Shareowner Services to act as paying agent for the payment of the merger consideration. Keystone Holdings will cause CoorsTek, as the surviving corporation, to deposit with the paying agent funds sufficient to pay the merger consideration.

        After the completion of the merger, the paying agent will mail a letter of transmittal, which will include instructions for the delivery of certificates representing the shares to the paying agent, to all holders of shares of our common stock. The letter of transmittal will also describe the procedures for electronic delivery of share certificates. Holders of shares of our common stock should use this letter of transmittal to send certificates representing the shares to the paying agent. After surrendering the share certificates to the paying agent for cancellation, together with a completed letter of transmittal, holders of those surrendered certificates will be entitled to receive a cash payment from us in an amount equal to the number of shares represented by the surrendered certificates multiplied by the merger consideration of $26, without any interest thereon and less applicable withholding taxes. Each surrendered certificate will then be canceled.

        All cash paid upon the surrender of your CoorsTek share certificates will be deemed to fully satisfy all of your rights pertaining to the shares of our common stock so surrendered. If your CoorsTek share certificates have been lost, stolen or destroyed, you will be entitled to the merger consideration only by signing an affidavit to that effect and delivering a reasonable indemnity to protect us against claims by another party related to your share certificates.

Dissenters' Rights

        Dissenting shares will not be converted into or represent the right to receive the $26 per share merger consideration. Holders of dissenting shares will be entitled to receive payment of the fair value of their shares in accordance with Section 262 of the DGCL, except that all dissenting shares held by stockholders who fail to perfect or withdraw or lose their rights to dissent under Section 262 of the DGCL will be deemed to have converted into and to represent only the right to receive the merger consideration. For a description of dissenters' rights, see "Dissenters' Rights of Appraisal" beginning on page 59.

Treatment of Stock Options and Warrants

        Each option to purchase shares of our common stock outstanding immediately prior to the completion of the merger, whether vested or unvested, will be converted into the right to receive the excess, if any, of $26 over the exercise price per share of the stock option multiplied by the number of shares of our common stock subject to the stock option. Each warrant to purchase shares of our common stock outstanding immediately prior to the completion of the merger, whether vested or unvested, will be converted into the right to receive the excess, if any, of $26 over the exercise price per share of the warrant multiplied by the number of shares of our common stock subject to the warrant. All amounts payable are without any interest thereon and are subject to applicable withholding taxes.

Representations and Warranties

        We have made various representations and warranties in the merger agreement with respect to CoorsTek and its subsidiaries, which are customary in transactions of this type, including, among others, representations as to:

  •
  due organization and existence,

  •
  capital structure,

  •
  corporate authorization of the merger and the merger agreement, the execution, delivery and enforceability of the merger agreement and the recommendations of the Board of Directors and the Evaluation Committee,

  •
  the classes of our stock entitled to vote on the merger and the merger agreement,

  •
  the absence of any violation of, or conflict with, organizational documents, contracts and judgments, orders, laws and regulations resulting from the merger agreement, and the transactions contemplated by the merger agreement, other than in the case of contracts, judgments, orders, laws and regulations, violations or conflicts which, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on CoorsTek and its subsidiaries,

  •
  the consents we are required to obtain and the filings we are required to make in connection with the merger agreement,

  •
  the accuracy of our public filings with the SEC since January 1, 2000, including the financial statements contained in those filings, and the absence of undisclosed liabilities,

  •
  the absence of undisclosed broker's fees, and

  •
  the fairness opinion delivered to the Evaluation Committee.

        Keystone Acquisition and Keystone Holdings have made various representations and warranties in the merger agreement, which are customary in transactions of this type, including, among others, representations as to:

  •
  due organization and existence,

  •
  the absence of operations by Keystone Acquisition other than in connection with the merger,

  •
  corporate authorization of the merger, the merger agreement and the execution, delivery and enforceability of the merger agreement,

  •
  the absence of any violation of, or conflict with, organizational documents, contracts and judgments, orders, laws and regulations resulting from the merger agreement, and the transactions contemplated by the merger agreement other than in the case of contracts, judgments, orders, laws and regulations, violations or conflicts which, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Keystone Acquisition or Keystone Holdings,

  •
  the consents Keystone Acquisition is required to obtain and the filings Keystone Acquisition is required to make in connection with the merger agreement and the transactions contemplated by the merger agreement,

  •
  the absence of undisclosed broker's fees,

  •
  the financing obtained by Keystone Acquisition and Keystone Holdings, in part through Keystone Financing, to pay the merger consideration, and

  •
  the fairness opinion delivered to Keystone Holdings.

Interim Operations Pending Completion of the Merger

        Except for matters expressly permitted or contemplated by the merger agreement, we have agreed that from the date of the merger agreement until the completion of the merger, we will, and will cause each of our subsidiaries to:

  •
  conduct business in the ordinary course consistent with past practice, and

  •
  use all reasonable efforts to preserve intact our respective current business organizations, keep available the services of our respective current officers and employees and keep our respective relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with us to the end that our goodwill and ongoing business are unimpaired at the time of completion of the merger.

        In addition, except for matters expressly contemplated by the merger agreement, from the date of the merger agreement until the completion of the merger, we will not, and will not permit any of our subsidiaries to, do any of the following without the prior written consent of Keystone Acquisition:

  •
  declare, set aside or pay any dividends on, or make any other distributions in respect of, any capital stock or other equity interests, other than dividends and distributions by our wholly owned subsidiaries to us, split, combine or reclassify any capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of, capital stock or other equity interests or purchase, redeem or otherwise acquire any shares of capital stock of or any other securities of CoorsTek or any of our subsidiaries or any rights, warrants or options to acquire any such shares or other securities, or

  •
  issue, deliver, sell or grant:

  •
  any shares of our capital stock, other than pursuant to existing contractual obligations,

  •
  any bonds, debentures, notes or other indebtedness having the right to vote, or other voting securities,

  •
  any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any of the securities described above, voting securities or convertible or exchangeable securities, or

  •
  any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units,

  •
  amend our respective articles of incorporation, bylaws or other organizational documents, or

  •
  authorize any of, or commit or agree to take any of, the actions described above.

        CoorsTek, Keystone Acquisition and Keystone Holdings have agreed not to take any action that would, or could reasonably be expected to, result in a breach of representations and warranties or any condition to the merger not being satisfied. Keystone Acquisition and Keystone Holdings have also agreed not to take any action that could reasonably be expected to adversely affect the ability of Keystone Financing LLC, an affiliate of Keystone Acquisition and Keystone Holdings, to provide the amounts necessary for Keystone Acquisition to pay the merger consideration.

Withdrawal or Modification of Recommendation; Solicitation of Third Party Offers

        In the merger agreement, we have agreed that the Board of Directors will not withdraw or modify its favorable recommendation of the merger or the merger agreement unless the Board of Directors determines in good faith that such withdrawal or modification is necessary to act in a manner consistent with its fiduciary duties to the stockholders of CoorsTek under Delaware law, and the Board of Directors will not approve or recommend any third party acquisition proposal, or cause CoorsTek to enter into any third party acquisition agreement, unless such third party acquisition agreement relates to an acquisition proposal superior to the proposal from Keystone Holdings.

        During the period from the date of the merger agreement until January 10, 2003, we were permitted to (i) initiate, solicit, encourage or facilitate the making of any third party acquisition proposal or furnish information about ourselves to any third party for purposes of soliciting an acquisition proposal, and (ii) participate in discussions or negotiations regarding, and supply information relating to, a third party acquisition proposal that, in the Evaluation Committee's sole discretion, may have led to a third party acquisition proposal superior to the proposal from Keystone Holdings. During such period, in conjunction with Banc of America Securities, we engaged in such activities. After January 10, 2003 and until the date of the proxy statement we were not permitted to initiate solicitation of any third party acquisition proposal from any party not previously contacted and we were only permitted to engage in the other conduct described in clauses (i) and (ii) above, with those third parties who were contacted on or before January 10, 2003 and who indicated, in the Evaluation Committee's sole discretion, substantial interest in making an acquisition proposal that the Evaluation Committee reasonably believed could constitute an acquisition proposal superior to the proposal from Keystone Holdings. From and after the date of the proxy statement, we are not permitted to engage in any conduct described in clause (i) above and we have directed our representatives to immediately cease any discussions or negotiations with any parties that may be ongoing with respect to any acquisition proposal, except for discussions and negotiations regarding, and supplying information relating to, an acquisition proposal by any third party who indicates, in the Evaluation Committee's sole discretion, substantial interest in making a properly solicited or unsolicited acquisition proposal superior to the acquisition proposal from Keystone Holdings. Notwithstanding the foregoing, we may, at any and all times prior to the completion of the merger, participate in discussions or negotiations regarding, and supply information relating to, a properly solicited or unsolicited acquisition proposal that may, in the Evaluation Committee's sole discretion, lead to an acquisition proposal superior to the proposal from Keystone Holdings.

        If we begin negotiations with any third party regarding a superior acquisition proposal, we must notify Keystone Acquisition in writing within two business days of the beginning of any such negotiations.

Expenses; Termination Fee

        All fees and expenses incurred in connection with the merger will be paid by the party incurring such expenses, whether or not the merger is completed.

        In addition, we have agreed to pay to Keystone Acquisition a termination fee of $9,000,000 if:

  •
  Keystone Holdings and Keystone Acquisition terminate the merger agreement because (i) our Board of Directors approves or recommends a third party acquisition proposal that is superior to the proposal from Keystone Holdings, or (ii) we enter into, or decide to enter into, any agreement, other than the merger agreement, related to any third party acquisition proposal,

  •
  Keystone Holdings and Keystone Acquisition have the right to terminate the merger agreement because our Board of Directors or Evaluation Committee (i) withdraws or modifies in a manner adverse to Keystone Holdings or Keystone Acquisition its recommendation or approval of the merger agreement, or (ii) fails to include in the proxy statement its recommendation of the merger agreement, but do not so terminate the merger agreement, and our stockholders fail to approve the merger agreement and within 12 months after such failure, CoorsTek is acquired by a third party, or

  •
  we terminate the merger agreement because we decide to enter into any agreement related to a third party acquisition proposal, or our Board of Directors has approved or recommended a third party acquisition proposal that is superior to the proposal from Keystone Holdings.

Additional Covenants

        CoorsTek, Keystone Acquisition and Keystone Holdings have also agreed as follows:

  •
  to use our reasonable best efforts to cause the stockholders meeting to be held as promptly as practicable following the date of the merger agreement and to hold the stockholders meeting even if our Board of Directors or the Evaluation Committee withdraws or modifies its recommendation,

  •
  to use our respective reasonable best efforts to consummate the merger and the other transactions contemplated by the merger agreement,

  •
  to afford Keystone Acquisition and its representatives reasonable and prompt access to our information, assets and personnel and to make available to it on a timely basis a copy of each material document received by us pursuant to the requirements of domestic or foreign laws and all other information concerning our business, properties and personnel, subject to confidentiality or legal restrictions,

  •
  to give each other prompt notice of any of our representations or warranties becoming materially untrue or inaccurate,

  •
  to consult with each other before issuing any press release or other public statements relating to the merger,

  •
  to give Keystone Acquisition and Keystone Holdings the opportunity to participate in the defense or settlement of any litigation with respect to the merger and the other transactions contemplated by the merger agreement, and

  •
  to cause the proxy statement and the Schedule 13E-3 to comply with applicable Exchange Act requirements.

        In addition, without the prior written consent of our Board of Directors, none of Keystone Holdings or any of its affiliates involved in making the merger proposal may, prior to the completion of the merger:

  •
  acquire, or seek to acquire, any direct or indirect ownership of any securities or assets of CoorsTek or any of its subsidiaries,

  •
  seek or propose to influence the management or policies of CoorsTek or to obtain representation on our Board of Directors or participate in the solicitation of any proxies with respect to CoorsTek securities,

  •
  make any public announcement regarding, or submit a proposal for, any extraordinary transaction involving CoorsTek or its securities,

  •
  enter into any discussions, negotiations or understandings regarding any of the foregoing, or

  •
  seek permission to participate in any effort to do or make any public announcement regarding any of the foregoing.

We will automatically waive Keystone Holdings' obligation to seek the consent of our Board of Directors with respect to any of the above actions if any person unaffiliated with Keystone Holdings and Keystone Acquisition seeks to acquire more than 15% of our voting securities without the prior approval of our Board of Directors. The merger agreement does allow, however, affiliates of Keystone Holdings to acquire additional shares of common stock upon exercise of outstanding stock options held by them or pursuant to binding agreements between them and CoorsTek, and to perform employment, consulting or board duties solely for the benefit of CoorsTek to the extent they are employed by or performing such services for CoorsTek.

Conditions to the Closing of the Merger

        Our obligation and the obligation of Keystone Acquisition and Keystone Holdings to complete the merger is subject to the satisfaction or waiver of the following conditions before the closing date of the merger:

  •
  a majority of the outstanding shares of our common stock shall vote to approve and adopt the merger agreement and authorize the merger,

  •
  two-thirds of the outstanding shares of our common stock owned by stockholders who are not affiliated with Keystone Holdings for purposes of Section 203 of the DGCL shall vote to approve and adopt the merger agreement and authorize the merger,

  •
  no temporary restraining order, preliminary or permanent injunction or other order issued by a court preventing the consummation of the merger shall be in effect,

  •
  there shall be no pending suit or action by any governmental entity, in each case that has a substantial likelihood of success, (i) challenging the acquisition by Keystone Acquisition or Keystone Holdings of any shares of our common stock, seeking to restrain or prohibit the completion of the merger or seeking to obtain from us, Keystone Acquisition or Keystone Holdings any damages that are material to CoorsTek and its subsidiaries, (ii) seeking to prohibit or limit the ownership or operation by CoorsTek or any of our subsidiaries of any material portion of our business or assets or to compel us or any of our subsidiaries to dispose of or hold separate any material portion of our business or assets as a result of the merger, (iii) seeking to impose material limitations on the ability of Keystone Acquisition or Keystone Holdings to acquire or hold, or exercise full rights of ownership of, any shares of our common stock, or (iv) seeking to prohibit Keystone Holdings from effectively controlling the business or operations of CoorsTek and its subsidiaries,

  •
  the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or terminated, and

  •
  there shall be no enactment by any governmental entity of any rule, order, or regulation which prohibits the completion of the merger and the attainment and effectiveness of all material foreign or domestic governmental consents, orders and approvals required for the completion of the merger.

        The obligation of Keystone Acquisition and Keystone Holdings to complete the merger is further subject to the satisfaction or waiver of the following conditions on or before the closing date of the merger:

  •
  our representations and warranties in the merger agreement shall be true and correct in all material respects, and Keystone Acquisition shall receive an officer's certificate from CoorsTek certifying the truthfulness of our representations and warranties,

  •
  we shall comply in all material respects with our obligations under the merger agreement and Keystone Acquisition shall receive an officer's certificate from CoorsTek certifying our compliance,

  •
  since the date of the merger agreement, there shall occur no event that has a material adverse effect on us, and our subsidiaries, other than an event which occurs because of:

  •
  any action or negligent or willful failure to take an action by Keystone Acquisition,

  •
  any action or negligent or willful failure to take an action by us, which is contrary to the recommendation of the Evaluation Committee, or

  •
  any action with respect to which the recommendation of the Evaluation Committee is required under the merger agreement, which is taken by us and caused by Keystone Holdings, without the required recommendation,

  •
  the CoorsTek Rights Agreement shall not be amended so as to adversely affect the parties' ability to complete the merger, except for amendments to permit a superior acquisition proposal, and

  •
  Keystone Acquisition shall receive resignations from each individual serving on our Board of Directors at the time before completion of the merger.

        In addition, our obligation to complete the merger is further subject to the satisfaction or waiver of the following conditions on or before the closing date of the merger:

  •
  the representations and warranties of Keystone Acquisition and Keystone Holdings in the merger agreement shall be true and correct in all material respects, and we shall receive a manager's certificate from Keystone Holdings and a certificate of the President of Keystone Acquisition certifying the truthfulness of each of their representations and warranties, and

  •
  Keystone Acquisition and Keystone Holdings shall comply in all material respects with their obligations under the merger agreement and we shall receive a manager's certificate from Keystone Holdings and a certificate of the President of Keystone Acquisition certifying their compliance.

        Subject to applicable law, all conditions to the merger may be waived by CoorsTek with the approval of the Evaluation Committee.

Termination

        The merger agreement may be terminated at any time before the completion of the merger:

  •
  by mutual written consent of Keystone Acquisition, Keystone Holdings and CoorsTek (as agreed to by the Evaluation Committee),

  •
  by either Keystone Acquisition and Keystone Holdings, on the one hand, or CoorsTek (acting at the direction of the Evaluation Committee), on the other hand, if:

  •
  a meeting of our stockholders to consider approval of the merger has not taken place by June 30, 2003, or the merger has not been completed by December 31, 2003, unless the failure to hold the stockholders' meeting or the failure to complete the merger is the result of a breach of the merger agreement by the party seeking to terminate the merger agreement (excluding any breach by us without the consent of the Evaluation Committee), or

    •
    any governmental entity issues an order or ruling or takes any other action permanently enjoining or otherwise prohibiting the merger and such order, ruling or other action shall have become final and nonappealable, or

    •
    the approval of stockholders described under "—Conditions to the Closing of the Merger" above is not obtained,

  •
  by Keystone Acquisition and Keystone Holdings, if we breach or fail to perform in any material respect any of our representations, warranties or covenants under the merger agreement, which breach or failure causes:

  •
  any representation or warranty made by us in the merger agreement to be not true and correct in all material respects,

  •
  us to fail to perform in any material respect any of our obligations contained in the merger agreement before the closing of the merger,

  •
  the occurrence of any event that has a material adverse effect on us, other than any event which is the direct result of (i) any action or negligent or willful failure to take an action by Keystone Acquisition, (ii) any action or negligent or willful failure to take an action by us, which is contrary to the recommendation of the Evaluation Committee, or (iii) any action with respect to which the recommendation of the Evaluation Committee is required under the merger agreement, which is taken by us and caused by Keystone Holdings, without the required recommendation,

  •
  an amendment to the CoorsTek Rights Agreement that adversely affects the parties' ability to complete the merger, or

  •
  the failure of Keystone Acquisition to receive resignations from each of the members of our Board of Directors, and which breach or failure is not cured by us within 30 days of written notice to us of the breach (provided that neither Keystone Acquisition nor Keystone Holdings is then in material breach of any representation, warranty or covenant contained in the merger agreement); excluding, however, breaches and failures to perform by us caused by Keystone Holdings or any of its affiliates relating to matters for which the recommendation of the Evaluation Committee is required under the merger agreement and which is contrary to the recommendation of the Evaluation Committee or for which the required recommendation has not been obtained,

  •
  by us (acting at the direction of the Evaluation Committee) if any representation or warranty made by Keystone Acquisition or Keystone Holdings in the merger agreement is not true and correct in all material respects, or either Keystone Acquisition or Keystone Holdings has failed to perform in any material respect any of their obligations contained in the merger agreement, which breach is not cured by them within 30 days of notice to them of the breach (provided that we are not then in material breach of any representation, warranty or covenant contained in the merger agreement),

  •
  by Keystone Acquisition and Keystone Holdings if our Board of Directors approves or recommends an acquisition proposal by a third party that is superior to the proposal from Keystone Holdings, our Board of Directors or Evaluation Committee withdraws or modifies in a manner adverse to Keystone Holdings or Keystone Acquisition its recommendation or approval of the merger agreement, or our Board of Directors or Evaluation Committee fails to include in the proxy statement its recommendation of the merger agreement (including the recommendation that our stockholders vote in favor of the merger) or publicly announces an intention to do any of the foregoing,

  •
  by Keystone Holdings and Keystone Acquisition if we enter into any agreement related to any proposal to acquire CoorsTek, other than the merger agreement, or

  •
  by us, if, in accordance with the merger agreement, we decide to enter into any agreement, other than the merger agreement, related to any third party acquisition proposal.

        In the event of a termination, except as specifically provided in the merger agreement, the merger agreement will become void, without any liability or obligation on our part or on the part of Keystone Acquisition or Keystone Holdings, except to the extent that the termination results from the material breach by a party of any representation, warranty or covenant contained in the merger agreement.

Indemnification

        The merger agreement provides that for a period of six years after the completion of the merger, Keystone Holdings will, and will cause CoorsTek as the surviving corporation to, the fullest extent permitted under applicable law, indemnify and hold harmless each present and former director and officer of CoorsTek against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any facts or events existing or occurring on or before the completion of the merger.

        Additionally, for a period of six years after the completion of the merger, Keystone Holdings will cause CoorsTek, as the surviving corporation, to maintain in effect the current policies of directors' and officers' liability insurance maintained by CoorsTek with respect to claims arising from or related to facts or events that occurred at or before the completion of the merger. If such insurance coverage cannot be maintained, Keystone Holdings will cause CoorsTek, as the surviving corporation, to obtain and maintain the most advantageous policies of directors' and officers' insurance obtainable, but if such insurance coverage cannot be obtained at all, Keystone Holdings will cause CoorsTek, as the surviving corporation, to purchase all available extended reporting periods with respect to pre-existing insurance.

Amendment; Waiver

        The merger agreement may be amended by the parties, but only with the approval of the Evaluation Committee, at any time before or after receipt of the approval of the merger agreement by our stockholders; provided that an amendment may not be made after the approval of the merger agreement by our stockholders without the further approval of our stockholders, if such further approval is required under applicable law.

        In addition, at any time prior to completion of the merger, CoorsTek, Keystone Acquisition and Keystone Holdings may:

  •
  extend the time for the performance of any of the obligations or other acts of the other parties,

  •
  waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, or

  •
  waive compliance with any of the agreements or conditions contained in the merger agreement.

        Any extension or waiver by us will require the approval of the Evaluation Committee.

DISSENTERS' RIGHTS OF APPRAISAL

        Under Section 262 of the DGCL, if you do not vote in favor of or consent to the approval and adoption of the merger agreement, you will be entitled to elect to have the fair value of your shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, judicially determined and paid to you in cash.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is provided as Appendix D to this proxy statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of CoorsTek common stock as to which appraisal rights are asserted. If you have a beneficial interest in shares of common stock held of record in the name of another person, such as a broker or nominee, you must act promptly to cause the record holder to follow properly the steps summarized below in a timely manner to perfect your appraisal rights.

        Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting of CoorsTek stockholders described in this proxy statement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section 262. This proxy statement is that notice to you, and the applicable statutory provisions of the DGCL are attached to this proxy statement as Appendix D. If you wish to exercise such appraisal rights or wish to preserve the right to do so, you should review carefully Section 262 and are urged to consider seeking advice of legal counsel, since failure to comply fully with the procedures of that Section will result in the loss of appraisal rights.

        If you wish to exercise the right to dissent from the merger and demand appraisal under Section 262 of the DGCL, you must satisfy each of the following conditions:

  •
  You must deliver to CoorsTek a written demand for appraisal of your shares before the vote on the merger at the special meeting, which demand will be sufficient if it reasonably informs CoorsTek of your identity, and that you intend to demand the appraisal of your shares.

  •
  You must not vote in favor of the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, if you vote by proxy and wish to exercise appraisal rights, you must vote against the merger agreement or abstain from voting on the merger agreement.

  •
  You must continuously hold your shares from the date of making your demand through the effective time of the merger. If you hold shares of common stock on the date the written demand for appraisal is made but thereafter sell, transfer or otherwise dispose of your shares prior to the effective time of the merger, you will lose any right to appraisal in respect of the shares.

        Neither voting in person or by proxy against, abstaining from voting on nor failing to vote on the proposal to approve and adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any such proxy or vote.

        Only a holder of record of shares of CoorsTek common stock is entitled to assert appraisal rights for the shares of common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as that stockholder's name appears on such stock certificates, should specify the stockholder's name and mailing address, the number of shares of common stock owned and that the stockholder intends thereby to demand appraisal of the stockholder's common stock.

        If your shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made by or on behalf of the record owner. If your shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand must be executed by or on behalf of all owners. An authorized agent, including an agent for one or more joint owners, may execute a demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner or owners.

        A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising those rights with respect to the shares held for one or more other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

        A stockholder who elects to exercise appraisal rights pursuant to Section 262 must mail or deliver a written demand to CoorsTek, Inc., 16000 Table Mountain Parkway, Golden, Colorado 80403, Attention: Secretary.

        Within ten days after the effective time of the merger, CoorsTek, as the surviving corporation, must send a notice as to the effectiveness of the merger to each former CoorsTek stockholder who has made a written demand for appraisal in accordance with Section 262 and who has not voted in favor of the merger agreement. Within 120 days after the effective time of the merger, but not thereafter, either CoorsTek or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Chancery Court demanding a determination of the fair value of all shares held by stockholders who have asserted appraisal rights. CoorsTek is under no obligation to and has no present intent to file a petition for appraisal, and you should not assume that CoorsTek will file such a petition or that CoorsTek will initiate any negotiations with respect to the fair value of the shares.

        Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from CoorsTek, as the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of common stock not voted in favor of the merger agreement and with respect to which demands for appraisal have been received by CoorsTek and the aggregate number of holders of such shares. CoorsTek must mail this statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262, whichever is later.

        A stockholder timely filing a petition for appraisal with the Delaware Court of Chancery must deliver a copy to CoorsTek, which will then be obligated within 20 days to file in the Delaware Court of Chancery a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares. After notice to the stockholders, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determining the stockholders entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. Upon application of a stockholder asserting appraisal rights, the Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. If you consider seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as or less than the $26 per share you would receive pursuant to the merger agreement if you did not seek appraisal of your shares. You should also be aware that investment banking opinions are not opinions as to fair value under Section 262.

        Although CoorsTek believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, CoorsTek does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of CoorsTek common stock is less than the merger consideration. In determining fair value and, if applicable, a fair rate of interest, the Delaware Chancery Court is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Any stockholder who has duly demanded an appraisal in compliance with Section 262 will not, from and after the effective time of the merger, be entitled to vote such stockholder's shares of common stock subject to such demand for any purpose or to receive payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the merger).

        You may withdraw your demand for appraisal and accept the $26 per share merger consideration by delivering to CoorsTek a written withdrawal of your demand for appraisal as an acceptance of the merger, except that:

  •
  any attempt to withdraw such demand made more than 60 days after the effective time of the merger will require written approval of CoorsTek, and

  •
  no appraisal proceeding in the Delaware Chancery Court will be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and that approval may be conditioned upon the terms as the Delaware Chancery Court deems just.

ADJOURNMENTS

        Although it is not expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the special meeting may be made without notice, other than by the announcement made at the special meeting, by approval of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. We are soliciting proxies to grant authority to vote in favor of adjournment of the special meeting. In particular, authority is expected to be exercised if the purpose of the adjournment is to provide additional time to solicit votes to approve and adopt the merger agreement and to authorize the merger. The Board of Directors unanimously, with the exception of John K. Coors, who recused himself from all meetings of the Board of Directors related to the merger, recommends that you vote in favor of the proposal to grant authority to vote to adjourn the meeting.

LITIGATION

        Between November 12, 2002 and November 14, 2002, six purported class actions were filed in the Delaware Court of Chancery. The complaints generally allege that defendant John K. Coors, certain members of the Keystone Group breached their fiduciary duties in connection with making the original Keystone Group proposal of $21 per share and that CoorsTek's other directors must exercise their fiduciary duties in responding to that proposal. The complaints further allege that the consideration offered in the original proposal was unfair and inadequate. Each complaint seeks certification of a plaintiff class, injunctive relief with respect to the transactions contemplated by the proposal, recissory relief if the transactions contemplated by the proposal are consummated, unspecified compensatory damages, and attorneys' fees and costs. In addition to naming CoorsTek's directors as defendants, the lawsuits name CoorsTek as a defendant. The six purported class actions pending in the Delaware Court of Chancery are entitled: Hersh v. CoorsTek, Inc., et al., Civil Action No. 20014-NC; Gladstone v. CoorsTek, Inc., et al., Civil Action No. 20015- NC; Gerb v. CoorsTek, Inc., et al., Civil Action No. 20016-NC; Wakefield v. CoorsTek, Inc., et al., Civil Action No. 20022-NC; Ellis Investments, Ltd. v. CoorsTek, Inc., et al., Civil Action No. 20023-NC; Bonds v. CoorsTek, Inc., et al., Civil Action No. 20030-NC. On December 4, 2002, the Chancery Court consolidated the six actions under the Hersh caption as In re CoorsTek, Stockholder Litigation, Consolidated C.A. No. 20014-NC. Defendants were served in the Hersh action on November 19, 2002, and a response to that Complaint was initially due on December 9, 2002, but was extended to January 3, 2002.

        On December 22, 2002, following arms-length negotiations and prior to CoorsTek's announcement of a merger agreement, counsel for the parties to the litigation reached an agreement in principle providing for the proposed settlement of the actions as a result of the Keystone Group's agreement to increase the price of their offer in its original proposal of $21 per share to $26 per share in accordance with the merger agreement. On January 6, 2003, the parties to the actions described above entered into a Memorandum of Understanding regarding the proposed settlement of the cases. Under the terms of the Memorandum of Understanding (which includes an agreement to stay the litigation pending submission of the settlement to the Chancery Court for consideration), the parties agreed to settle the lawsuits and dismiss the claims with prejudice on the basis of the increase of the consideration to $26 per share. The settlement is subject to confirmatory discovery by the plaintiffs (to be completed within 90 days of the execution date of the Memorandum of Understanding), the drafting and execution of settlement documents, final court approval of the settlement in the Court of Chancery of Delaware, the dismissal with prejudice of the lawsuits, and the consummation of the merger. In addition, the defendants have agreed not to oppose the application by plaintiffs' counsel for an award of attorneys' fees and reasonable out-of-pocket expenses in an amount not to exceed $650,000 and to pay the amount awarded by the Chancery Court, up to such amount.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        An annual meeting of stockholders will be held only if the merger agreement is not approved and adopted or the merger is otherwise not completed as described in this proxy statement. Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended, requires that we include certain stockholder proposals in our proxy statement for an annual stockholders' meeting if the proposal is submitted prior to the deadline calculated under the rule. Stockholders desiring their proposals to be considered for inclusion in our proxy statement relating to the next annual stockholders' meeting (which will be held only if the merger agreement is not approved and the merger is not authorized as described in this proxy statement) were required to deliver their proposals to us by November 25, 2002. We did not receive any proposals by such date to be included in our proxy statement for our next annual meeting.

        If a stockholder desires a matter to be considered at an annual meeting and his or her proposal is not submitted for inclusion in our proxy statement by the deadline described above, the matter could still be considered at the meeting if the notice procedures outlined in our bylaws are followed. Information regarding the matter would not, however, be contained in our proxy statement relating to the meeting. Our bylaws provide that only stockholders of record entitled to vote at an annual meeting of stockholders may nominate a person for election to the Board of Directors or propose other business to be considered by the stockholders at an annual meeting. These stockholders must send to our Secretary a written notice of the nomination or proposal no later than 90 days nor more than 120 days prior to the anniversary of the preceding year's annual meeting. Because the anniversary date of the 2002 annual meeting is May 7, 2003, if an annual meeting is held, only proposals that were received between January 7, 2003 and February 6, 2003 will be eligible for consideration at our annual meeting, if held. We have filed our bylaws with, and a copy of our bylaws may be obtained from, the SEC.

        Please address all notices to the Secretary of CoorsTek, Inc., 16000 Table Mountain Parkway, Golden, Colorado 80403.

INDEPENDENT PUBLIC ACCOUNTANTS

        The consolidated financial statements of CoorsTek and its subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in CoorsTek's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated by reference in this proxy statement, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in the report appearing therein.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and interim reports and proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on the SEC's Internet site maintained at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.coorstek.com. Our website is not part of this proxy statement. Our common stock is listed on the Nasdaq National Market under the symbol "CRTK."

        Because the merger is a "going private" transaction, CoorsTek, Keystone Holdings, Keystone Acquisition, John K. Coors and William K. Coors have filed with the SEC a Rule 13e-3 Transaction Statement or Schedule 13E-3 under the Exchange Act with respect to the merger. This proxy statement does not contain all of the information set forth in the Schedule 13E-3 and the exhibits thereto. Copies of the Schedule 13E-3 and the exhibits thereto are available for inspection and copying at our principal executive offices during regular business hours by any of our stockholders, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request to CoorsTek, Inc., Attn: Investor Relations, 16000 Table Mountain Parkway, Golden, Colorado 80403, or from the SEC as described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that we file later with the SEC will automatically update and supersede this information. References to this "proxy statement" include these documents incorporated by reference.

        We incorporate by reference the documents listed below:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on March 1, 2002.

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the SEC on April 30, 2002.

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed with the SEC on August 14, 2002.

  •
  Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed with the SEC on October 30, 2002.

  •
  Amendment No. 1 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the SEC on November 25, 2002.

  •
  Current Report on Form 8-K, filed with the SEC on December 23, 2002.

        We also incorporate by reference additional documents that may be filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this proxy statement and the date of the CoorsTek special meeting. These additional documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, current reports on Form 8-K, and proxy statements.

        We undertake to provide by first class mail, without charge and within one business day of receipt of any written or oral request, to any person to whom a copy of this proxy statement has been delivered, a copy of any or all of the documents referred to above which have been incorporated by reference in this proxy statement, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference therein. Please direct requests for copies to: CoorsTek, Inc., 16000 Table Mountain Parkway, Golden, Colorado 80403, Attn: Investor Relations, (877) 321-1192.

        Because forward-looking statements made in connection with a going-private transaction are not entitled to the safe-harbor protections of the Private Securities Litigation Reform Act of 1995, any reference in filings incorporated by reference into this proxy statement to these safe-harbor protections are not incorporated by reference. We have not authorized anyone to give any information or make any representation about the merger or us that differs from, or adds to, the information in this document or in our documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

        The information contained in this document speaks only as of                        , 2003 unless the information specifically indicates that another date applies.

, 2003	By order of the Board of Directors
Joseph G. Warren, Jr. Secretary Golden, Colorado

APPENDIX A

         AGREEMENT AND PLAN OF MERGER

dated as of December 22, 2002

by and among

KEYSTONE HOLDINGS LLC,

KEYSTONE ACQUISITION CORP.

and

COORSTEK, INC.

i

TABLE OF DEFINED TERMS

Term	Cross-Reference Section
Acquisition Proposal	Section 6.10(a)
affiliate	Section 9.03
Agreement	Preamble
Alternative Transaction	Section 6.06(b)
Board	Recitals
Board of Directors	Recitals
Certificate	Section 2.01(c)
Certificate of Merger	Section 1.03
Closing	Section 1.02
Closing Date	Section 1.02
Commitment Letter	Section 4.06
Common Stock	Recitals
Company	Preamble
Company Acquisition Agreement	Section 6.10(b)
Company Disclosure Letter	Section 3.04(a)
Company Material Adverse Effect	Section 3.01
Company Requisite Vote	Section 3.03(a)
Company SEC Documents	Section 3.05
Company Stock Options	Section 3.02
Company Stock Plans	Section 6.04(f)
Company Stockholders Meeting	Section 6.01(b)
Company Subsidiaries	Section 3.01
Company Warrants	Section 3.02
Confidentiality Agreement	Section 6.02
Consent	Section 3.04(b)
Constituent Corporations	Section 1.04
Contract	Section 3.04(a)
DGCL	Section 1.01
Dissenting Shares	Section 2.03
Dissenting Stockholder	Section 2.03
Effective Time	Section 1.03
ESPP	Section 6.04(e)
Evaluation Committee	Recitals
Exchange Act	Section 3.04(b)
Exchange Fund	Section 2.04(a)
Filed Company SEC Documents	Section 3.05
Financial Advisor	Recitals
Financing	Section 4.06
GAAP	Section 3.05
Governmental Entity	Section 3.04(b)
HSR Act	Section 3.04(b)
JKC Salary Continuation Agreement	Section 3.02
Judgment	Section 3.04(a)
Law	Section 3.04(a)
Lender	Section 4.06
Liens	Section 3.04(a)
Meeting Deadline	Section 8.01(b)(i)

Merger	Section 1.01
Merger Consideration	Section 2.01(c)
Outside Date	Section 8.01(b)(i)
Parent	Preamble
Parent Group	Recitals
Parent Material Adverse Effect	Section 4.04(a)
Paying Agent	Section 2.04(a)
Per Share Merger Consideration	Section 2.01(c)
person	Section 9.03
Preferred Stock	Section 3.02
Proxy Statement	Section 3.04(b)
Public Stockholders	Recitals
Purchaser	Preamble
Purchaser Common Stock	Section 4.02(b)
Purchaser Material Adverse Effect	Section 4.04(a)
Rights Plan	Recitals
Schedule 13E-3	Section 3.04(b)
SEC	Section 3.04(b)
Securities Act	Section 3.05
subsidiary	Section 9.03
Superior Acquisition Proposal	Section 6.10(a)
Surviving Corporation	Section 1.01
Transfer Taxes	Section 6.08
Voting Company Debt	Section 5.01(a)(ii)

        This Agreement and Plan of Merger (this "Agreement") is made and entered into as of this 22 day of December, 2002, by and among Keystone Holdings LLC, a Delaware limited liability company ("Parent"), Keystone Acquisition Corp., a Delaware corporation ("Purchaser"), and CoorsTek, Inc., a Delaware corporation (the "Company").

Recitals

        WHEREAS, Purchaser desires to acquire the entire equity interest in the Company and to provide for the payment of $26.00 per share in cash for all shares of the issued and outstanding common stock, par value $.01 per share, of the Company (the "Common Stock") not held by Purchaser, Parent or the Parent Group (as defined below);

        WHEREAS, immediately prior to the execution of this Agreement by the parties hereto, Parent and certain of its affiliates and associates identified on Schedule A hereto (collectively, the "Parent Group"), beneficially and of record owned 3,147,332 shares of the Common Stock, constituting approximately 26.8% of the issued and outstanding shares of the Common Stock;

        WHEREAS, on or immediately prior to the execution of this Agreement by the parties hereto, all such shares of Common Stock owned by the Grover C. Coors Trust have been contributed by it to the Parent such that, as of the time of the execution of this Agreement, Parent beneficially owns all of such 681,753 shares of the Common Stock;

        WHEREAS, Parent has provided to the Company a correct and complete copy of the form of contribution agreement to be entered into between each of the persons comprising the Parent Group (other than Parent), on the one hand, and the Parent, on the other hand, pursuant to which each of such persons shall contribute to the Parent, prior to the Effective Time (as hereinafter defined), all of the shares of Common Stock owned by such persons in exchange for membership interests in Parent;

        WHEREAS, immediately prior to the Effective Time, Parent shall contribute or otherwise transfer all of the shares of Common Stock then owned by it to Purchaser;

        WHEREAS, the Evaluation Committee (the "Evaluation Committee") of the Board of Directors of the Company (the "Board of Directors" or the "Board") has approved this Agreement, determined and declared that this Agreement, the Merger (as hereinafter defined) and the transactions contemplated hereby are fair to, advisable, and in the best interests of, the Company's stockholders other than the Parent Group (the "Public Stockholders") and has recommended approval of the Merger and adoption of the Agreement by the Board of Directors and the stockholders of the Company;

        WHEREAS, the Evaluation Committee has received the opinion of Banc of America Securities LLC (the "Financial Advisor"), dated as of the date of this Agreement, to the effect that, based on, and subject to, the various assumptions and qualifications set forth therein, as of the date of such opinion, the Per Share Merger Consideration (as hereinafter defined) to be received by the Public Stockholders pursuant to the Merger is fair from a financial point of view to such holders;

        WHEREAS, the Board of Directors, after receiving the recommendation of the Evaluation Committee, has approved this Agreement, determined and declared that this Agreement, the Merger and the transactions contemplated hereby are fair to, advisable and in the best interests of the Company's Public Stockholders and has adopted the Merger as set forth herein and has determined to submit the Merger and this Agreement to the stockholders of the Company for approval;

        WHEREAS, the Parent has received the opinion of McDonald Investments, dated as of the date of this Agreement, to the effect that, based on, and subject to, the various assumptions and qualifications set forth therein, as of the date of such opinion, the consideration to be paid by Purchaser in respect of the shares of Common Stock held by the Public Stockholders pursuant to the Merger is fair from a financial point of view to the Parent;

        WHEREAS, the Board of Directors of the Purchaser has approved this Agreement, determined and declared that this Agreement, the Merger and the transactions contemplated hereby are fair to, advisable and in the best interests of the Purchaser's stockholders and has adopted the Merger as set forth herein and has recommended approval of the Merger and adoption of this Agreement by the stockholders of the Purchaser; and

        WHEREAS, the Company has amended its Stockholder Rights Plan established pursuant to the Rights Agreement, dated as of December 20, 1999, as amended (the "Rights Plan"), between the Company and Wells Fargo Bank Minnesota, N.A., formerly known as Norwest Bank Minnesota, N.A., to permit the consummation of the transactions contemplated by this Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Purchaser and Company hereby agree as follows:

ARTICLE I

THE MERGER

  Section 1.01. The Merger.

        At the Effective Time (as defined in Section 1.03 hereof), in accordance with this Agreement and Section 251 of the General Corporation Law of the State of Delaware (the "DGCL"), Purchaser shall be merged with and into the Company, the separate existence of the Purchaser shall cease, and the Company as a wholly-owned subsidiary of Parent shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time (the "Merger"). The Company after the Merger sometimes is referred to hereinafter as the Surviving Corporation (the "Surviving Corporation").

  Section 1.02. Closing.

        The closing (the "Closing") of the Merger shall take place at the offices of Davis Graham & Stubbs LLP, 1550 17th Street, Suite 500, Denver, Colorado 80202 at 10:00 a.m. (MST) on the second business day following the satisfaction (or, to the extent permitted by Law (as defined in Section 3.04(a)), waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Purchaser and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

  Section 1.03. Effective Time.

        Prior to the Closing, the Company shall prepare, and on the Closing Date shall cause to be filed with the office of the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings required under the DGCL to effect the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such later time as Purchaser and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective in accordance with the DGCL being the "Effective Time").

  Section 1.04. Effects of the Merger.

        At the Effective Time, the effects of the Merger shall be as provided in the applicable provisions of this Agreement and as set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights and property of the Company and the Purchaser (the "Constituent Corporations") shall vest in the Surviving Corporation, and all debts and liabilities of the Company and the Purchaser shall become the debts and liabilities of the Surviving Corporation.

  Section 1.05. Certificate of Incorporation and Bylaws.

        (a)  At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation. The members of the Board of Directors other than John K. Coors shall resign by written instrument effective immediately prior to the Effective Time, it being understood that at and after the Effective Time, the sole member of the Board of Directors of the Company and the sole stockholder of the Company may take such steps to amend the certificate of incorporation or bylaws of the Company and approve any actions or agreements in connection with the financing of the Merger or otherwise as they, in their sole discretion shall determine.

        (b)  The bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

  Section 1.06. Directors.

        The directors of the Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

  Section 1.07. Officers.

        The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II

EFFECT ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

  Section 2.01. Effect on Capital Stock.

        At the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser, the Company, the Surviving Corporation or the holder of any of the following securities:

        (a)    Capital Stock of Purchaser.    Each issued and outstanding share of capital stock of Purchaser shall be converted into and become one fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

        (b)    Cancellation of Treasury and Purchaser-Owned Common Stock.    Each share of Common Stock that is issued and held in the treasury of the Company or issued and outstanding and owned by the Parent or Purchaser shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

        (c)    Conversion of Common Stock.    Each issued and outstanding share of Common Stock (other than shares to be canceled pursuant to Section 2.01(b) hereof and, subject to Section 2.03 hereof, any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive from the Surviving Corporation, and Parent shall cause the Surviving Corporation to pay pursuant to this Agreement, $26.00 per share in cash, without interest (the "Per Share Merger Consideration"). The aggregate cash amount payable upon the conversion of shares of Common Stock pursuant to this

Section 2.01(c) is referred to collectively as the "Merger Consideration". At the Effective Time, all such shares of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive Merger Consideration, without interest, upon surrender of such Certificate in accordance with Section 2.04.

  Section 2.02. Company Stock Options; Company Warrants.

        Following the Effective Time, Company Stock Options and Company Warrants (in each case as defined in Section 3.02) shall be treated in the manner set forth in Section 6.04.

  Section 2.03. Dissenting Shares.

        Notwithstanding anything in this Agreement to the contrary, shares of Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder (a "Dissenting Stockholder"), if any, who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded an appraisal of such shares ("Dissenting Shares") in accordance with Section 262 of the DGCL or any successor provision shall not be converted into a right to receive the Per Share Merger Consideration unless and until such Dissenting Stockholder fails to perfect or otherwise loses or withdraws such Dissenting Stockholder's right to such appraisal, if any. At the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser, the Company, the Surviving Corporation or any holder of Dissenting Shares, all Dissenting Shares shall automatically be canceled and shall cease to exist, and, provided the holder of any Dissenting Shares complies with the provisions of the DGCL, such holder shall have with respect thereto solely the rights provided under Section 262 of the DGCL. If, after the Effective Time, such Dissenting Stockholder fails to perfect or otherwise loses or withdraws any such right to appraisal, each such share owned by such Dissenting Stockholder shall be treated as a share that had been converted as of the Effective Time into the right to receive the Per Share Merger Consideration in accordance with Section 2.01(c), without interest thereon. The Company shall give prompt notice to Purchaser of any demands received by the Company for appraisal of any Dissenting Shares, and Purchaser shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, make any payment with respect to, or settle or offer to settle, any such demands.

  Section 2.04. Exchange of Certificates.

        (a)    Paying Agent.    Prior to the Effective Time, Purchaser shall designate Wells Fargo Shareowner Services to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of Certificates. Promptly following the Effective Time, the Parent shall cause the Surviving Corporation to provide to the Paying Agent cash in an amount sufficient to pay the Merger Consideration pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "Exchange Fund"). All of the fees and expenses of the Paying Agent shall be borne by the Surviving Corporation.

        (b)    Exchange Procedure.    The Parent and the Surviving Corporation shall cause the Paying Agent to mail promptly after the Effective Time (but, in any event, within five days after the Effective Time) to each holder of record of Certificates, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates to the Paying Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such

Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01(c), without any interest thereon and less any withholding of taxes, and the Certificate so surrendered shall forthwith be canceled; the Parent and the Surviving Corporation shall enter into a paying agency agreement with the Paying Agent which provides that the Paying Agent shall promptly following any such surrender of Certificates (but, in any event, within three business days after the Paying Agent receives such Certificates) dispatch by mail payment of such amount to such holder. In the event of a transfer of ownership of Common Stock that is not registered in the transfer records of the Company, payment may be made to a person (as defined below) other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.04, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01(c). No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

        (c)    No Further Ownership Rights in Common Stock.    The Merger Consideration paid upon surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock formerly represented by such Certificate, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged for the amount of cash into which the shares of Common Stock theretofore represented by such Certificates shall have been converted as provided in this Article II.

        (d)    No Liability.    None of Purchaser, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund that is required under applicable Law to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        (e)    Investment of Exchange Fund; Return of Exchange Fund.    The Parent and the Surviving Corporation shall direct the Paying Agent to invest any cash included in the Exchange Fund only in any combination of (i) readily marketable direct obligations issued or unconditionally guaranteed by the Government of the United States or issued by any agency thereof, maturing within six months of the date of the acquisition thereof, (ii) insured certificates of deposit of, or time deposits with, any commercial bank that is a member of the Federal Reserve System and which issues (or the parent of which issues) commercial paper rated as described in clause (iii), on deposit with any commercial bank which is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $5 billion, (iii) commercial paper in an aggregate amount of no more than $1 million per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States, rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Services, Inc. or "A-1" (or the then equivalent grade) by Standard & Poors, Inc. or (iv) money market funds rated at least AAM or AAM-G by Standard & Poors, Inc., as directed by the Parent and the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation. The Surviving Corporation shall not be entitled to the return of any amount in the possession of the Paying Agent relating to the transactions described in this Agreement until the date that is one year after the Effective Time. Thereafter, each holder of a Certificate representing a share of Common Stock may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor any Per Share Merger Consideration that may be payable upon surrender of such certificates pursuant to the terms of this Agreement, without any interest thereon and less any withholding for taxes, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation.

        (f)    Withholding Rights.    The Surviving Corporation or the Paying Agent, as applicable, shall be entitled to deduct and withhold, as required by applicable Law, any applicable taxes from the consideration otherwise payable to any holder of Common Stock pursuant to this Agreement.

        (g)    Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate shall also deliver a reasonable indemnity against any claim that may be made against the Parent, Surviving Corporation or the Paying Agent with respect to the Certificate alleged to have been lost, stolen or destroyed. The affidavit and any indemnity which may be required hereunder shall be delivered to the Paying Agent or, following the first anniversary of the Effective Time, the Surviving Corporation, who shall pay in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article II.

        (h)    Adjustment to Prevent Dilution.    In the event that following the date hereof and prior to the Effective Time the Company changes the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock, as the case may be, issued and outstanding by way of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, subdivision or other similar transaction, the amount of Merger Consideration payable with respect to a share of Common Stock shall be adjusted appropriately to provide to holders of shares of Common Stock the same economic effect contemplated by this Agreement prior to such change.

        (i)    Applicability to Certain Dissenting Shares.    The provisions of this Section 2.04 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of the Paying Agent under this Section 2.04 shall commence on the date of loss of such status.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Purchaser as follows:

  Section 3.01. Organization, Standing and Power.

        Each of the Company and each of its subsidiaries (the "Company Subsidiaries") is duly organized and validly existing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have (i) a material adverse effect on the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that any such effect resulting from (x) changes in factors generally affecting the specific industry or markets in which the Company competes or changes in United States or global economic or financial market conditions, (y) changes in United States generally accepted accounting principles or (z) changes or circumstances arising out of or resulting from actions contemplated by the parties in connection with this Agreement or that are attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement or that are attributable to the announcement of an Acquisition Proposal (as defined below), shall not be considered a Company Material Adverse Effect or (ii) a material adverse effect on the ability of the Company to perform its obligations under this Agreement, including the consummation of Merger (a "Company Material Adverse Effect"). The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary or the failure so to qualify has had or could reasonably be expected to have a Company Material Adverse Effect.

  Section 3.02. Capital Structure.

        The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of the date of this Agreement, 11,737,760 shares of Common Stock were issued and outstanding and no shares were held in treasury or by any Company Subsidiary. As of the date of this Agreement, 100,000 shares of Preferred Stock have been designated as Series A Junior Participating Preferred Stock, of which no shares were issued and outstanding. No other shares of Preferred Stock have been issued or are outstanding as of the date of this Agreement. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable and have no preemptive rights. As of the date of this Agreement, there are no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating the Company to issue any shares of its capital stock other than (i) stock options to acquire up to 1,670,921 shares of Common Stock (the "Company Stock Options") granted on or prior to the date of this Agreement pursuant to the Company's Stock Option and Incentive Plan, as amended, (ii) warrants to acquire up to 170,768 shares of Common Stock (the "Company Warrants") issued prior to the date of this Agreement, (iii) to the extent not previously issued, shares of Common Stock issuable to the non-employee Directors in respect of their annual retainer for services rendered in such capacity during the 2002 Board term, (iv) the issuance of 10,213 shares of Common Stock to John K. Coors pursuant to the Amended Salary Continuation Agreement, effective as of December 9, 1999 (the "JKC Salary Continuation Agreement"), among ACX Technologies, Inc., a Colorado corporation, the Company and John K. Coors, and (v) the issuance of 609 shares of Common Stock to Joseph Coors, Jr. pursuant to the Amended Salary Continuation Agreement, effective as of December 9, 1999 (the "JCJ Salary Continuation Agreement"), among ACX Technologies, Inc., a Colorado corporation, the company and Joseph Coors, Jr. Other than as contemplated above in this Section 3.02, there are not now, and at the Effective Time there will not be, any outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or securities convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in this Section 3.02, there are not outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement or undertaking.

  Section 3.03. Authority; Execution and Delivery; Enforceability.

        (a)  The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval and adoption of this Agreement and the Merger by the affirmative vote, at a meeting of the Company's stockholders duly called for the purpose, of (i) a majority of the outstanding shares of Common Stock entitled to vote thereon, and (ii) not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Common Stock not owned by the Parent, the Purchaser, any member of the Parent Group, or any of the affiliates or associates (as such terms are defined in Section 2.03 of the DGCL "Section 203")) of the Parent, the Purchaser or any such member, and (iii) to the extent required by Section 203, additional shares held by the Parent, the Purchaser, each member of the Parent Group and the affiliates and associates (as so defined) of the Parent, the Purchaser or any such member (all three of such votes being referred to herein collectively as the "Company Requisite Vote"). The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity). The Company Requisite Vote is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger. No other vote or consent of the stockholders of the Company is required by law, the certificate of incorporation or bylaws of the Company or otherwise in order for the Company to adopt this Agreement or to approve the transactions contemplated hereby, including the Merger.

        (b)  The Company Board, at a meeting duly called and held, acting on the recommendation of the Evaluation Committee, duly adopted resolutions (i) approving, adopting and declaring advisable this Agreement, the Merger and the transactions contemplated hereby, (ii) determining that the terms of this Agreement and the Merger are fair to and in the best interests of the Company and the Public Stockholders and (iii) recommending that the Company's stockholders approve and adopt this Agreement and the Merger. To the Company's knowledge, subject to the receipt of the Company Requisite Vote, no state takeover statute or similar statute or regulation applies to restrict or prevent the Company's ability to consummate the Merger in accordance with this Agreement or any of the other transactions contemplated hereby.

  Section 3.04. No Conflicts; Consents.

        (a)  Except as set forth in the letter, dated as of the date of this Agreement, from the Company to Purchaser (the "Company Disclosure Letter"), the execution and delivery by the Company of this Agreement does not, and the consummation of the Merger and the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or result in the, or give rise to, a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company's certificate of incorporation, bylaws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.04(b), any judgment, order or decree ("Judgment") or statute, law (including common law), ordinance, rule or regulation ("Law") applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

        (b)  No consent, approval, license, permit, order, authorization or waiver ("Consent") of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger and the transactions contemplated hereby, other than (i) the filing with the Securities and Exchange Commission (the "SEC") of a Transaction Statement on Schedule 13E-3 (as amended from time to time, the "Schedule 13E-3"), (B) a proxy statement relating to the approval and adoption of this Agreement and the Merger by the Company Requisite Vote (as amended from time to time, the "Proxy Statement") and (C) such reports under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Merger and the transactions contemplated hereby, (ii) the filing of the Certificate of Merger with the office of the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iii) compliance with and such filings as may be required under applicable environmental Laws, (iv) such filings as may be required in connection with the taxes described in Section 6.08, (v) filings under any applicable state takeover Law or state securities or "blue sky" Law, (vi) filings in connection with the premerger notification requirement of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable to the transactions contemplated hereby, (vii) such filings required under the delisting or other requirements of the Nasdaq Stock Market, and (viii) such other items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

  Section 3.05. SEC Documents; Undisclosed Liabilities.

        The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 2000 (the "Company SEC Documents"). As of its respective date, each Company SEC Document complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company SEC Documents filed and publicly available prior to the date hereof (the "Filed Company SEC Documents"), neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

  Section 3.06. Brokers; Schedule of Fees and Expenses.

        No broker, investment banker, financial advisor or other person, other than the Financial Advisor, the fees of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with this Agreement, the Merger and the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The Company has furnished to Purchaser a true and complete copy of all agreements between the Company and the Financial Advisor relating to the Merger and the transactions contemplated hereby.

  Section 3.07. Opinion of Financial Advisor.

        The Evaluation Committee has received the opinion of the Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the Public Stockholders is fair from a financial point of view, a signed copy of which opinion has been delivered to Purchaser. The Company hereby represents and warrants that it has been authorized by the Financial Advisor to permit the inclusion of such Financial Advisor opinion and references thereto in the Proxy Statement. Other than the fee payable to the Financial Advisor in connection with the Financial Advisor opinion, the Closing of the Merger and the reimbursement and indemnification obligations of the Company to the Financial Advisor related to the Financial Advisor's opinion, neither the Company nor the Company's directors has any continuing obligation to the Financial Advisor with respect to the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

        Parent and Purchaser represent and warrant to the Company as follows:

  Section 4.01. Organization, Standing and Power.

        Each of Parent and Purchaser is duly organized and validly existing under the laws of the jurisdiction in which it is organized and has full limited liability company or corporate power and authority, as applicable, to conduct its businesses as presently conducted.

  Section 4.02. Purchaser.

        (a)  Since the date of its incorporation, Purchaser has not carried on any business or conducted any operations other than activities related to its organization and the negotiation and the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

        (b)  The authorized capital stock of Purchaser consists of 1,000 shares of common stock, par value $.001 per share ("Purchaser Common Stock"), all of which are owned by Parent. On the date hereof, Parent and Purchaser entered into a contribution agreement dated the date hereof, pursuant to which Parent will contribute its shares of Common Stock to Purchaser upon the satisfaction of the condition set forth in Section 7.01(a).

  Section 4.03. Authority; Execution and Delivery; Enforceability.

        Each of Parent and Purchaser has all requisite limited liability company or corporate power and authority, as applicable, to execute and deliver this Agreement and to consummate the Merger and the transactions contemplated hereby. The execution and delivery by each of Parent and Purchaser of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary limited liability company or corporate action, as applicable, on the part of Parent and Purchaser. Parent, as the sole stockholder of Purchaser, has approved this Agreement and the Merger. Each of Parent and Purchaser has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation, enforceable against each of them in accordance with its terms.

  Section 4.04. No Conflicts; Consents.

        (a)  The execution and delivery by Parent and Purchaser of this Agreement does not, and consummation of the Merger and the transactions contemplated hereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Liens upon any of the properties or assets of Parent or Purchaser under, any provision of (i) Parent's certificate of formation or operating agreement or Purchaser's certificate of incorporation or bylaws, (ii) any Contract to which Parent or Purchaser is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any Judgment or Law applicable to Parent or Purchaser or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have (i) a material adverse effect on the business, assets, financial condition or results of operations of Parent or Purchaser; provided, however, that any such effect resulting from (x) changes in factors generally affecting the specific industry or markets in which the Parent and Purchaser compete or changes in United States or global economic or financial market conditions, (y) changes in United States generally accepted accounting principles or (z) changes or circumstances arising out of or resulting from actions contemplated by the parties in connection with this Agreement or that are attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement, shall not be considered a Parent or Purchaser Material Adverse Effect or (ii) a material adverse effect on the ability of Parent or Purchaser to perform its respective obligations under this Agreement, including the consummation of the Merger and the transactions contemplated hereby (as applicable, a "Parent Material Adverse Effect" or a "Purchaser Material Adverse Effect").

        (b)  No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the filing with the SEC of (A) the Schedule 13E-3 and (B) such reports under Sections 13 and 16 of the Exchange Act, as may be required in connection with this Agreement, the Merger and the transactions contemplated hereby, (ii) the filing of the Certificate of Merger with the office of the Secretary of State of the State of Delaware, (iii) compliance with and such filings as may be required under applicable environmental Laws, (iv) such filings as may be required in connection with the taxes described in Section 6.08, (v) filings under any applicable state takeover Law or state securities or "blue sky" Laws, (vi) filings in connection with the premerger notification requirement of the HSR Act, if applicable to the transactions contemplated hereby and (vii) such filings as may be required in connection with the Financing defined and described in Section 4.06.

  Section 4.05. Brokers.

        Except for McDonald Investments, Inc., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Purchaser.

  Section 4.06. Financing.

        Keystone Financing LLC, an affiliate of the Parent and Purchaser, has received a commitment letter dated November 11, 2002, from Wells Fargo Bank, N.A. (the "Lender"), as amended through the date hereof (the "Commitment Letter"), relating to the commitment of the Lender to provide a portion of the financing required to consummate the Merger and the transactions contemplated hereby and to pay related fees and expenses. The financing described in the Commitment Letter is referred to in this Agreement as the "Financing." A complete and correct copy of the Commitment Letter has been provided to the Evaluation Committee. On or prior to the date hereof, the Financing contemplated by the Commitment Letter will have closed and Keystone Financing LLC will have available borrowing thereunder which, together with cash on hand of the Purchaser Group, will be in an amount adequate to pay the Merger Consideration. The Company has received a complete and correct copy of evidence reasonably satisfactory to it that the closing of the Financing has occurred and that the funds from the Financing are currently available to Purchaser.

  Section 4.07. Opinion of McDonald Investments.

        The Parent has received the opinion of McDonald Investments, dated the date of this Agreement, to the effect that, as of such date, the consideration to be paid by the Purchaser pursuant to the Merger is fair from a financial point of view to the Parent, a signed copy of which opinion has been delivered to the Company. The Parent and Purchaser each hereby represents and warrants that it has been authorized by McDonald Investments to permit the inclusion of such McDonald Investments opinion and references thereto in the Proxy Statement and Schedule 13E-3. Other than the fee payable to McDonald Investments in connection with the McDonald Investments opinion, the Closing of the Merger and the reimbursement and indemnification obligations of the Parent to McDonald Investments related to the McDonald Investments opinion, neither the Parent nor the Parent's affiliates or associates has any continuing obligation to McDonald Investments with respect to the transactions contemplated hereby.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

  Section 5.01. Conduct of Business.

        (a)    Conduct of Business by the Company.    Except for matters set forth in the Company Disclosure Letter or as otherwise expressly permitted by this Agreement or by Parent's prior written consent, from the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted or proposed to be conducted and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise expressly permitted or contemplated by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Purchaser:

            (i)  (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine, recapitalize, subdivide or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii)  issue, deliver, sell or grant (A) any shares of its capital stock, (B) any debentures, bonds, notes or other indebtedness having the right to vote ("Voting Company Debt") or any other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (1) the issuance of Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms, (2) the issuance of Common Stock upon the exercise of Company Warrants outstanding on the date of this Agreement and in accordance with their present terms, (3) the issuance of shares of Common Stock to John K. Coors pursuant to the JKC Salary Continuation Agreement, as amended, and (4) the issuance of shares of Common Stock to Joseph Coors, Jr. pursuant to the JCJ Salary Continuation Agreement, as amended;

          (iii)  amend its certificate of incorporation, bylaws or other comparable charter or organizational documents; or

          (iv)  authorize any of, or commit or agree to take any of, the foregoing actions.

        (b)    Other Actions.    Neither the Company (without the direction of Evaluation Committee), on the one hand, nor Purchaser or Parent, on the other hand, shall, or shall permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) any condition to the Merger set forth in Article VII, not being satisfied. None of Parent, Purchaser or any other person comprising Parent Group shall take any action that could reasonably be expected to delay, hinder or otherwise adversely affect the ability of Keystone Financing LLC to fund the amounts necessary for Purchaser to pay the aggregate Merger Consideration. Parent and Purchaser shall promptly notify the Company and the Evaluation Committee if at any time there is a reasonable likelihood that the Financing contemplated by the Commitment Letter will not be available. Except with respect to any person who has made a Superior Acquisition Proposal, the Company agrees not to release or permit the release of any person from, or to waive or permit the waiver of any provision of, and confidentiality, "standstill" or similar agreement to which the Company or any of its Subsidiaries is a party, with respect to any acquisition of Common Stock or assets of the Company, and will use its reasonable best efforts to enforce or cause to be enforced each such agreement.

ARTICLE VI

ADDITIONAL AGREEMENTS

  Section 6.01. Preparation of Proxy Statement; Schedule 13E-3; Stockholders Meeting.

        (a)  Each of the Company, Purchaser and Parent shall as soon as practicable following the date hereof prepare and file with the SEC the Schedule 13E-3 and the Company shall as soon as practicable following the date hereof prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company and Purchaser shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Each of the Company, Purchaser and Parent shall notify the others promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Schedule 13E-3 and the Proxy Statement or for additional information and shall supply the others with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Schedule 13E-3 and the Proxy Statement, as applicable. If at any time prior to receipt of the Company Requisite Vote there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Purchaser reasonably objects. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC.

        (b)  The Company shall as soon as practicable following the date hereof, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of seeking the approval by the holders of Common Stock of this Agreement and the Merger. The Proxy Statement shall include a description of the recommendations referred to in Section 3.03(b), and neither the Company Board nor any committee thereof shall withdraw or modify, or propose to withdraw or modify such recommendations or related approval; provided, however, that the Company Board may determine to withdraw or modify such recommendations if the Company Board determines in good faith, after consulting with outside legal counsel and the Financial Advisor, that such withdrawal or modification necessary to do so to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by the withdrawal or modification by either the Company Board or the Evaluation Committee of its approval or recommendation of this Agreement or the Merger.

        (c)  Purchaser and Parent shall cause all shares of Common Stock owned by it and all of its affiliates (other than the Company and the Company Subsidiaries) to be voted in favor of the approval of this Agreement and the Merger. Parent shall cause all shares of Purchaser Common Stock owned by Parent and persons comprising the Parent Group (other than the Company and the Company Subsidiaries) to be voted in favor of the approval of this Agreement and the Merger.

  Section 6.02. Access to Information; Confidentiality.

        The Company shall, and shall cause each of its subsidiaries to, afford to Purchaser, and to Purchaser's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Purchaser (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Purchaser may reasonably request. Any information furnished pursuant to this Section shall be subject to the terms of the Confidentiality Agreement between the Company, Parent and Purchaser dated as of December 16, 2002 (the "Confidentiality Agreement").

  Section 6.03. Reasonable Best Efforts; Notification.

        (a)  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) making all necessary filings, and thereafter making any other required submissions, with respect to this Agreement and the Merger required under the HSR Act and any related governmental request thereunder and under any other applicable law, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Merger or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement and (vi) to arrange for the Financing contemplated by the Commitment Letter to be provided on substantially the terms and conditions specified in the Commitment Letter. The Company, Parent and Purchaser shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company, Parent and Purchaser shall use their respective reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement and the Schedule 13E-3) in connection with the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, the Company and the Company Board shall cooperate with the arrangements for obtaining the Financing. Nothing in this Agreement shall be deemed to require any party to waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets.

        (b)  The Company shall give prompt notice to Parent and Purchaser, and Parent and Purchaser shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

  Section 6.04. Stock Options; Warrants; Director Retainer Shares.

        (a)  As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee thereof with responsibility for the administration of the Company Stock Plan) shall adopt such resolutions or take such other actions, in each case, subject to receipt of the Company Requisite Vote, as are required (with respect to the adjustment of the terms of all outstanding Company Stock Options heretofore granted under any Company Stock Plan) to provide that each Company Stock Option, whether vested or unvested, outstanding at the Effective Time shall be converted into the right to receive from the Surviving Corporation an amount equal to (i) the excess, if any, of (x) the Per Share Merger Consideration over (y) the exercise price per share of Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Common Stock for which such Company Stock Option shall not theretofore have been exercised.

        (b)  As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee thereof with responsibility for the administration of the Company Warrants) shall adopt such resolutions or take such other actions as are required (with respect to the adjustment of the terms of all outstanding Company Warrants heretofore issued and outstanding) to provide that the Company Warrants, whether vested or unvested, outstanding at the Effective Time shall be converted into the right to receive from the Surviving Corporation an amount equal to (i) the excess, if any, of (x) the Per Share Merger Consideration over (y) the exercise price per share of Common Stock subject to such Company Warrants, multiplied by (ii) the number of shares of Common Stock for which such Company Warrants shall not theretofore have been exercised.

        (c)  All amounts payable pursuant to this Section 6.04 shall be subject to any required withholding of taxes required by applicable Law and shall be paid without interest. The Company shall use its reasonable best efforts to obtain the consent of all holders of Company Stock Options as shall be necessary to effectuate the foregoing. Notwithstanding anything to the contrary contained in this Agreement, payment as to a particular holder shall, at Purchaser's request, be withheld in respect of any Company Stock Option until all necessary consents are obtained from such holder.

        (d)  The Company Stock Plans shall terminate as of the Effective Time, and the provisions in any other benefit plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option or any participant in any Company Stock Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

        (e)  The Company shall ensure that (i) as of the date of this Agreement, all payroll deductions under the Company's Employee Stock Purchase Plan (the "ESPP") shall cease; and (ii) all payroll deductions under the ESPP which related to any offering periods which have not terminated prior to the date of this Agreement shall be returned to the employees who made such deductions, without interest or other benefit, as soon as practicable after the date of this Agreement.

        (f)    In this Agreement, "Company Stock Plans" means the Company Stock Option and Incentive Plan, as amended, and the ESPP.

        (g)  At the Closing, the Company shall pay in cash to each non-employee Director that portion of such Director's 2002 annual retainer that, as of the date hereof, has not previously been paid in cash or shares of Common Stock. To the extent that shares of Common Stock have been issued in respect of the 2002 annual retainer of any Director, such shares shall vest immediately prior to the Effective Time and at the Effective Time shall be converted into the right to receive the Per Share Merger Consideration.

        (h)  As soon as practicable after the date of this Agreement, the Company shall enter into amendments to the JKC Salary Continuation Agreement and the JCJ Salary Continuation Agreement providing for the issuance of shares of Common Stock to be made immediately prior to the Effective Time.

  Section 6.05. Indemnification.

        (a)  From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, to the fullest extent permitted under applicable law, indemnify and hold harmless each present and former director and officer of the Company (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any facts or events existing or occurring at or prior to the Effective Time (including, without limitation, the Merger) for a period of six years after the Effective Date. From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, advance expenses to an Indemnified Party, as incurred, to the fullest extent permitted under applicable law. In the event of any such claim, action, suit, proceeding or investigation arising after the Effective Time, (i) the Indemnified Parties shall promptly notify Parent, Purchaser or the Surviving Corporation thereof, provided, however, that failure to provide such notice shall relieve Parent, Purchaser or the Surviving Corporation of its indemnification obligation only to the extent that Parent, Purchaser or the Surviving Corporation, as the case may be, is actually prejudiced thereby, (ii) none of Parent, Purchaser or the Surviving Corporation shall be obligated to pay for more than one firm of counsel for all Indemnified Parties, except to the extent that (A) an Indemnified Party has been advised by counsel that there are conflicting interests between it and any other Indemnified Party or (B) local counsel, in addition to such other counsel, is required to effectively defend against such action or proceeding, and (iii) none of Parent, Purchaser or the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). None of Parent, Purchaser or the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and not subject to appeal) that the indemnification of such

Indemnified Party in the manner contemplated hereby is prohibited by applicable law. At all times following the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions on indemnification and advancements that are not less favorable than those of the Company as in effect on the date hereof.

        (b)  For a period of six (6) years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company with respect to claims arising from or related to facts or events that occurred at or before the Effective Time. If such insurance coverage cannot be maintained, Parent shall cause the Surviving Corporation to obtain and maintain the most advantageous policies of directors' and officers' insurance obtainable; provided further, if such insurance coverage cannot be obtained at all, Parent shall cause the Surviving Corporation to purchase all available extended reporting periods with respect to pre-existing insurance. Parent shall cause the Surviving Corporation not to take any action that would have the effect of limiting the aggregate amount of insurance coverage required to be maintained for the individuals referred to in this Section 6.05(b).

        (c)  If Purchaser, the Surviving Corporation or any of their successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets to any individual, corporation or other entity, then in each such case, proper provisions shall be made, and Parent shall ensure that such proper provisions shall be made, so that the successors or assigns of Purchaser, the Surviving Corporation or any of their successors or assigns, as the case may be, shall assume all of the obligations set forth in this Section 6.05.

  Section 6.06. Fees and Expenses.

        (a)  Except as set forth in this Section 6.06, all fees and expenses incurred in connection with the Merger and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

        (b)  In the event that (i) the Company terminates this Agreement pursuant to Section 8.01(f), or (ii) the Parent and the Purchaser

          (x)  terminates this Agreement pursuant to Section 8.01(e)(i) or Section 8.01(e)(iv), or

          (y)  have the right to terminate this Agreement pursuant to Section 8.01(e)(ii) or Section 8.01(e)(iii) but do not so terminate and the Company Requisite Vote is not obtained in favor of this Agreement and the Merger, and within 12 months after such failure to obtain the Company Requisite Vote, the Company consummates a transaction or series of transactions that results in any direct or indirect acquisition (by purchase, merger, consolidation, business combination, recapitalization, distribution, liquidation, dissolution or otherwise) by one or more third parties of (I) a business segment or aggregate assets of the Company constituting 50% or more of the net revenues, net income or assets of the Company or any Subsidiary, or (II) 50% or more of any class of equity securities of the Company or any Subsidiary, in each case, other than the transactions involving the Parent and the Purchaser contemplated by this Agreement (any such transaction being referred to herein as an "Alternative Transaction"), then the Company shall pay the Purchaser a termination fee in an amount equal to $9,000,000; provided that in no event shall the Company be required to pay such fees if, immediately prior to the termination of this Agreement, the Purchaser or Parent was in material breach of this Agreement. Any such payment shall be made within five (5) business days after (i) termination of this Agreement, if this Agreement is terminated by Parent and Purchaser pursuant to Section 8.01(e)(i) or Section 8.01(e)(iv), (ii) consummation of an Alternative Transaction, if Parent and Purchaser terminate or have the right to terminate this Agreement pursuant to Section 8.01(e)(ii) or Section 8.01(e)(iii) and the Company Requisite Vote is not obtained in favor of this Agreement and the Merger, and (iii) termination of this Agreement by the Company pursuant to Section 8.01(f).

  Section 6.07. Public Announcements.

        Parent, Purchaser and the Company shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq Stock Market; provided, however, that nothing contained in this Agreement shall prohibit the Company from making, or otherwise limit the Company's ability to make, any press release or other public statements with respect to any Acquisition Proposal without first consulting with Parent or Purchaser.

  Section 6.08. Transfer Taxes.

        All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) ("Transfer Taxes") incurred in connection with the Merger shall be paid by, and Parent shall cause such Transfer Taxes to be paid by, the Surviving Corporation, and the Company shall cooperate with Parent and Purchaser in preparing, executing and filing any tax returns with respect to such Transfer Taxes.

  Section 6.09. Information Supplied.

        The Company, the Evaluation Committee, Parent and Purchaser will cause each of (i) the Proxy Statement and any amendment or supplement thereto and (ii) the Schedule 13E-3 and any amendment or supplement thereto, when filed, to comply as to form in all material respects with the applicable requirements of the Exchange Act. Each of the Company, the Evaluation Committee, Parent and Purchaser agrees that none of the information supplied by it for inclusion in the Proxy Statement or any amendment or supplement thereto or in the Schedule 13E-3 or any amendment or supplement thereto will, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to Company's stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the date of the Company Stockholders Meeting any information relating to the Company, the Evaluation Committee, Parent or Purchaser or their respective officers or directors is discovered by the Company, the Evaluation Committee, Parent or Purchaser which should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3, as the case may be, so that such document would not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, the party discovering such information shall promptly notify each other party and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be filed promptly with the SEC and, to the extent required by applicable Law, disseminated to the Company's stockholders.

  Section 6.10. Acquisition Proposals.

        (a)  The Company and its employees, agents and representatives (including, without limitation, its investment bankers and attorneys) may, until January 10, 2003, (i) initiate, solicit, encourage or facilitate the making of any Acquisition Proposal or furnish information with respect to the Company to any person for purposes of soliciting an Acquisition Proposal from such person pursuant to a confidentiality agreement entered into between such person and the Company in form and substance reasonably satisfactory to the Company, and (ii) participate in discussions or negotiations regarding, and supply information relating to, an Acquisition Proposal (as hereinafter defined) that may, in the Evaluation Committee's sole discretion, lead to a Superior Acquisition Proposal. After January 10, 2003 and until the date of the mailing by the Company to the stockholders of the definitive Proxy Statement relating to the Merger, the Company and its employees, agents and representatives (including, without limitation, its investment bankers and attorneys) may no longer initiate discussions and may only engage in the other conduct described in clauses (i) and (ii) above with those persons who were contacted on or prior to January 10, 2003 and who indicate, in the Evaluation Committee's sole discretion, substantial interest in making an Acquisition Proposal that the Evaluation Committee reasonably believes could constitute a Superior Acquisition Proposal. From and after the date of mailing of the definitive Proxy Statement, the Company and its employees, agents and representatives (including, without limitation, its investment bankers and attorneys) shall not be permitted to take any action or engage in any activities described in clause (i) above and shall, and shall direct or cause its and its employees, agents and representatives (including, without limitation, its investment bankers and attorneys) to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal, except for discussions and negotiations regarding, and supplying information relating to, an Acquisition Proposal by any person who indicates, in the Evaluation Committee's sole discretion, substantial interest in making a Superior Acquisition Proposal. Notwithstanding the foregoing, in response to an indication of interest that is not solicited in violation of this Section 6.10, the Company and its employees, agents and representatives (including, without limitation, its investment bankers and attorneys) may, at any and all times prior to the Effective Time, participate in discussions or negotiations regarding, and supply information relating to, an Acquisition Proposal (as hereinafter defined) that may, in the Evaluation Committee's sole discretion, lead to a Superior Acquisition Proposal. For purposes of this Agreement, an "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition (by purchase, merger, consolidation, business combination, recapitalization, distribution, liquidation, dissolution or otherwise) of (x) a business that constitutes 15% or more of the net revenues, net income or the assets of the Company or any Subsidiary, or (y) 15% or more of any class of equity securities of the Company or any Subsidiary, (b) relating to any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any Subsidiary, in each case, other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "Superior Acquisition Proposal" means any Acquisition Proposal which (i) the Company's Board of Directors, acting upon the recommendation of the Evaluation Committee, determines in good faith is reasonably likely to be consummated, taking into account the person making the proposal and all legal, financial, regulatory and other aspects of the Acquisition Proposal, and (ii) the Company's Board of Directors or the Evaluation Committee acting on its behalf believes in good faith (after consultation with and based upon the advice of its Financial Advisor) would, if consummated, provide greater value to the Company's stockholders than the transaction contemplated by this Agreement (taking into account any payment pursuant to 6.06(b) that may result).

        (b)  Except as expressly permitted by this Agreement, the Company's Board of Directors shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Purchaser, the approval or recommendation by the Company's Board of Directors of this Agreement, the Merger and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Acquisition Proposal, other than any such agreement entered into concurrently with a termination pursuant to this paragraph (b). Notwithstanding any other provision contained herein to the contrary, nothing contained in this Agreement shall prevent the

Company, the Board or the Evaluation Committee from complying with Rule 13e-3, Rule 14d-9, Rule 14e-2 and any other applicable rules promulgated under the Exchange Act with regard to an Acquisition Proposal. Subject to compliance with paragraph (c) below, the Company's Board of Directors may, upon receipt of a Superior Acquisition Proposal, enter into a Company Acquisition Agreement with respect to such Superior Acquisition Proposal and terminate this Agreement in accordance with Section 8.01(f) hereof.

        (c)  In addition to the obligations of the Company as set forth in paragraphs (a) and (b) of this Section 6.10, the Company shall advise Purchaser in writing within two business days of any Superior Acquisition Proposal in response to which the Company has commenced negotiations with the proponent thereof.

        (d)  The Company shall promptly provide to Parent and Purchaser any information provided to any third party in connection with discussions or negotiations undertaken pursuant to Section 6.10(a).

  Section 6.11. Standstill Agreement.

        Except as contemplated by this Agreement, from and after the date hereof and until the Effective Time, Parent shall not (and shall not assist or encourage others to), and Parent shall not permit any person comprising the Parent Group (and shall not permit any such person to assist or encourage others to), without the prior written consent of the Company's Board of Directors: (i) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, directly or indirectly, by purchase or otherwise, ownership (including, without limitation, beneficial ownership as defined in Rule 13d-3 of the Exchange Act) of any voting securities or direct or indirect rights or options to acquire any voting securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, any of the assets or businesses of the Company or any subsidiary or division thereof or of any such successor or controlling person or any bank debt, claims or other obligations of the Company or any rights or options to acquire (other than those currently owned) such ownership (including from a third party); (ii) seek or propose to influence or control the management or policies of the Company or to obtain representation on the Company's Board of Directors, or solicit, or participate in the solicitation of, any proxies or consents with respect to any securities of the Company, or make any public announcement with respect to any of the foregoing or request permission to do any of the foregoing; (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or its securities or assets; (iv) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing; or (v) seek or request permission or participate in any effort to do any of the foregoing or make or seek permission to make any public announcement with respect to the foregoing; provided, however, that, if any person unaffiliated with Parent Group takes without the prior consent of the Company's Board of Directors any action that any person comprising the Parent Group is proscribed from taking under this Section 6.11 and such action may, as determined in good faith by Parent after reasonable investigation, result in such other person acquiring control of the Company or direct or indirect beneficial ownership of more than 15% of the Company's voting securities, then the obligation to obtain the written consent of the Company's Board of Directors prior to taking any action proscribed by this Section 6.11 shall be automatically waived by the Company. Parent shall promptly advise the Company of any inquiry or proposal made to it or of which it becomes aware with respect to any of the foregoing. Notwithstanding anything to the contrary in this Section 6.11, the restrictions contained in this Section 6.11 shall not be deemed to prohibit any person included within the term Parent Group from exercising Company Stock Options outstanding on the date hereof, acquiring additional shares of Common Stock pursuant to the terms existing binding agreements with the Company, or performing those duties required of such person solely on behalf of the Company in accordance with any applicable board membership, employment or consulting arrangement with the Company.

  Section 6.12. Restrictions on Transfer.

        Parent agrees that it shall not dividend, distribute, encumber, assign, pledge or otherwise transfer or convey any of the shares of Common Stock owned by it to any third party (other than Purchaser, who agrees that it shall not dividend, distribute, encumber, assign, pledge or otherwise transfer or convey any of such shares of Common Stock received by it from Parent to any third party) prior to the Effective Time.

  Section 6.13. Contribution Agreements.

        Parent agrees that on or prior to the date of the initial filing by the Company of a preliminary Proxy Statement relating to the Merger with the SEC, members of the Parent Group shall contribute to the capital of Parent at least an additional 2,000,000 shares of the Common Stock held by them as of the date of this Agreement and Parent will then beneficially own not less than 2,500,000 shares of Common Stock. Not later than three business days after the initial filing by the Company of a preliminary Proxy Statement relating to the Merger with the SEC, each of the persons comprising the Parent Group (other than Parent) shall enter into a contribution agreement with Parent, each substantially in the form previously provided to the Company, or such other agreement representing an irrevocable commitment satisfactory to the Company and its legal counsel, pursuant to which each of such persons shall be required to contribute to the Parent, prior to the Effective Time, all of the shares of Common Stock owned by such persons in exchange for membership interests in Parent.

ARTICLE VII

CONDITIONS PRECEDENT

  Section 7.01. Conditions to Each Party's Obligation to Effect the Merger.

        The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a)    Company Stockholder Approval.    This Agreement and the Merger shall have been approved by the Company Requisite Vote by the stockholders of the Company at a meeting duly held for the purpose of approving this Agreement and the Merger, as required under the DGCL.

        (b)    No Injunctions or Restraints.    No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition each of the parties shall have used all reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

        (c)    No Governmental Litigation.    There shall not be pending any suit, action or proceeding by any Governmental Entity, in each case that has a substantial likelihood of success, (i) challenging the acquisition by Purchaser or Parent of any Common Stock, seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated hereby or seeking to obtain from the Company, Purchaser or Parent any damages that are material in relation to the Company and the Company Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company or any Company Subsidiaries of any material portion of the business or assets of the Company or to compel the Company or any Company Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company as a result of the Merger, (iii) seeking to impose material limitations on the ability of Purchaser or Parent to acquire or hold, or exercise full rights of ownership of, any shares of Common Stock, including the right to vote the Common Stock purchased by it on all matters properly presented to the stockholders of the Company or (iv) seeking to prohibit Parent from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries.

        (d)    HSR Act.    The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        (e)    Statutes; Consents.    No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Entity or authority of competent jurisdiction which prohibits the consummation of the Merger and all material foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time and specifically including those consents, orders and approvals listed in Section 3.04.

  Section 7.02. Conditions to Obligations of Parent and Purchaser.

        The obligations of Parent and Purchaser to effect the Merger are further subject to the following conditions:

        (a)    Representations and Warranties.    The representations and warranties of the Company in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date) and except to the extent that the failure of such representations and warranties to be true and correct do not have a Company Material Adverse Effect. Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized officer of the Company to such effect.

        (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized officer of the Company to such effect.

        (c)    Material Adverse Effect.    There shall have been no event since the date of this Agreement which has had a Company Material Adverse Effect; excluding, however, any such event which is the direct result of (i) any action or negligent or willful failure to take an action on the part of Purchaser, (ii) any action or negligent or willful failure to take an action on the part of the Company which is caused by Parent or an affiliate of Parent and which is contrary to, or materially inconsistent with, the recommendation or direction, as case may be, of the Evaluation Committee, or (iii) any action with respect to which the recommendation or direction, as the case may be, of the Evaluation Committee is required hereunder which is taken by the Company and which is caused by Parent or an affiliate of Parent and without such recommendation or direction, as the case may be.

        (d)    Rights Plan.    The Rights Plan shall not have been amended subsequent to the date hereof in any manner that would adversely affect the parties' ability to consummate the Merger and the transactions contemplated hereby; provided, however, that it is hereby acknowledged and agreed by the parties hereto that any amendment to the Rights Plan subsequent to the date hereof and effected to permit the consummation of an Alternative Transaction shall not be deemed to adversely affect the parties' ability to consummate the Merger and the transactions contemplated hereby.

        (e)    Director Resignations.    The Purchaser shall have received written resignations, which shall provide in each instance that such resignations shall automatically become effective immediately prior to the Effective Time, of each of the directors then serving on the Company's Board of Directors.

  Section 7.03. Conditions to Obligations of the Company.

        The obligation of the Company to effect the Merger is further subject to the following conditions:

        (a)    Representations and Warranties.    The representations and warranties of Parent and Purchaser in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date) and except to the extent that the failure of such representations and warranties to be true and correct do not have a Parent or Purchaser Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by a manager of Parent to such effect and Purchaser by the President of Purchaser to such effect.

        (b)    Performance of Obligations of Parent and Purchaser.    Parent and Purchaser shall each have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by a manager of Parent to such effect and Purchaser by the President of Purchaser to such effect.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

  Section 8.01. Termination.

        This Agreement may be terminated at any time prior to the Effective Time, whether before or after satisfaction of the condition set forth in Section 7.01(a):

        (a)  by mutual written consent of Parent, Purchaser and the Company (as agreed to by the Evaluation Committee);

        (b)  by either Parent and Purchaser, on the one hand, or the Company (acting at the direction of the Evaluation Committee), on the other hand:

            (i)  if (A) the Company Stockholders Meeting has not occurred on or prior to June 30, 2003 (the "Meeting Deadline") or (B) the Merger is not consummated on or before December 31, 2003 (the "Outside Date"), unless, in either case, the failure to hold the Company Stockholders Meeting by the Meeting Deadline or the failure to consummate the Merger by the Outside Date, as the case may be, is the result of a breach of this Agreement by the party seeking to terminate this Agreement (it being understood that any breach of this Agreement by the Company without the consent of the Evaluation Committee and which is caused by Parent or an affiliate of Parent shall not constitute a breach for purposes of this Section 8.01(b)(i)); or

          (ii)  if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

        (c)  by Parent and Purchaser, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) through (e), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that Parent or Purchaser is not then in material breach of any representation, warranty or covenant contained in this Agreement); excluding, however, any such breach or failure to perform by the Company that is caused by Parent or any affiliate of Parent and involves a matter for which the consent or recommendation, as the case may be, of the Evaluation Committee is required hereunder for which (i) such breach or failure to perform by the Company is contrary to, or materially inconsistent with, the recommendation or direction, as the case may be, of the Evaluation Committee or (ii) such recommendation or direction, as the case may be, has not been obtained.

        (d)  by the Company (acting at the direction of the Evaluation Committee), if Parent or Purchaser breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Parent or Purchaser of such breach (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement).

        (e)  by Parent and Purchaser, (i) if the Board shall have approved or recommended or proposed publicly to approve or recommend a Superior Acquisition Proposal by a third party, (ii) if the Board or the Evaluation Committee shall have withdrawn or modified in a manner adverse to Parent or Purchaser its approval or recommendation of this Agreement or the transactions contemplated hereby, (iii) if the Board or the Evaluation Committee shall have failed to include in the Company Proxy Statement such recommendation (including the recommendation that the stockholders of the Company vote in favor of the Merger) or publicly announced an intention to do any of the foregoing, or (iv) if the Company enters into a Company Acquisition Agreement;

        (f)    by the Company, pursuant to Section 6.10, in the event the Company has complied with all the provisions of Section 6.10 and (i) the Company has determined to enter into a Company Acquisition Agreement or (ii) the Board shall have approved or recommended or proposed publicly to approve or recommend a Superior Acquisition Proposal.

        (g)  by either Parent and Purchaser, on the one hand, or the Company (acting at the direction of the Evaluation Committee), on the other hand, if at the Company Stockholders Meeting the Company Requisite Vote is not obtained in favor of this Agreement and the Merger as required by the DGCL.

  Section 8.02. Effect of Termination.

        In the event of termination of this Agreement by either the Company, on the one hand, or Parent or Purchaser, on the other hand, as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Purchaser, Parent or the Company, other than Section 3.06, Section 4.05, Section 6.06, Section 6.07, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the material breach by a party of any representation, warranty or covenant set forth in this Agreement.

  Section 8.03. Amendment.

        This Agreement may be amended by the parties at any time before or after receipt of the approval of the Company's stockholders at the Company Stockholder Meeting; provided, however, that any amendment pursuant to this Section 8.03 shall require the approval of the Evaluation Committee; provided further, however, that after receipt of such approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

  Section 8.04. Extension; Waiver.

        At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement; provided, however, that any extension or waiver by the Company pursuant to this Section 8.04 shall require the approval of the Evaluation Committee. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

  Section 8.05. Procedure for Termination, Amendment, Extension or Waiver.

        A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require (i) in the case of Parent, action by its managers, (ii) in the case of Purchaser, action by its Board of Directors, and (iii) in the case of the Company, action by its Board of Directors, the direction or approval of the Evaluation Committee, as applicable, or, in either case, to the extent permitted by law, its duly authorized designee.

ARTICLE IX

GENERAL PROVISIONS

  Section 9.01. Nonsurvival of Representations and Warranties.

        None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

  Section 9.02. Notices.

        All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a)
  if to Parent, to

    Keystone Holdings LLC
    Mail Stop VR 900
    Golden, CO 80401
    Facsimile: (303) 277-6887
    Attention: Mr. John K. Coors

    with a copy to:

    Davis Graham & Stubbs LLP
    1550 17th Street, Suite 500
    Denver, CO 80202
    Facsimile: (303) 892-9400
    Attention: Jennings J. Newcom, Esq.

  (b)
  if to Purchaser, to

    Keystone Acquisition Corp.
    Mail Stop VR 900
    Golden, CO 80401
    Facsimile: (303) 277-6887
    Attention: Mr. John K. Coors

    with a copy to:

    Davis Graham & Stubbs LLP
    1550 17th Street, Suite 500
    Denver, CO 80202
    Facsimile: (303) 892-9400
    Attention: Jennings J. Newcom, Esq.

  (c)
  if to the Company, to

    CoorsTek, Inc.
    16000 Table Mountain Parkway
    Golden, CO 80403
    Facsimile: (303) 278-4000
    Attention: Legal Department

    with a copy to:

    Hogan & Hartson L.L.P.
    One Tabor Center, Suite 1500
    Denver, CO 80202
    Facsimile: (303) 899-7333
    Attention: Whitney Holmes, Esq.

  Section 9.03. Definitions.

        For purposes of this Agreement:

        An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

        A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

        A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

  Section 9.04. Interpretation.

        When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

  Section 9.05. Severability.

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

  Section 9.06. Counterparts.

        This Agreement may be executed in one or more separate counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

  Section 9.07. Entire Agreement; No Third-Party Beneficiaries.

        This Agreement, taken together with the Company Disclosure Letter and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the transactions contemplated by this Agreement and (b) except for the provisions of Section 6.05, are not intended to confer upon any person other than the parties any rights or remedies.

  Section 9.08. Governing Law.

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

  Section 9.09. Assignment.

        Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any company directly or indirectly wholly owned by Parent, but no such assignment shall relieve the assigning party of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

  Section 9.10. Enforcement.

        The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

  Section 9.11. Selection of Jurisdiction.

        Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the County of Denver, State of Colorado in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.02. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

[Signature Page Follows]

        IN WITNESS WHEREOF, Parent, Purchaser and the Company have duly executed this Agreement as of the date first above written.

KEYSTONE HOLDINGS LLC
By:	/s/ WILLIAM K. COORS
Name:	William K. Coors
Title:	Manager
By:	/s/ JOHN K. COORS
Name:	John K. Coors
Title:	Manager
KEYSTONE ACQUISITION CORP.
By:	/s/ JOHN K. COORS
Name:	John K. Coors
Title:	President
COORSTEK, INC.
By:	/s/ JOSEPH G. WARREN, JR.
Name:	Joseph G. Warren, Jr.
Title:	Chief Financial Officer, Treasurer and Secretary

Schedule A

The "Parent Group"

The Adolph Coors, Jr. Trust
The Herman F. Coors Trust
The May Kistler Coors Trust
The Augusta Coors Collbran Trust
The Bertha Coors Munroe Trust
The Louise Coors Porter Trust
The Joseph Coors Trust
William K. Coors
John K. Coors
Peter H. Coors
Joseph Coors, Jr.
Jeffrey H. Coors
Joseph Coors
Darden K. Coors

APPENDIX B

December 22, 2002

Evaluation Committee of the Board of Directors
CoorsTek, Inc.
16000 Table Mountain Parkway
Golden, CO 80403

Members of the Evaluation Committee of the Board of Directors:

        You have requested our opinion as to the fairness from a financial point of view to the stockholders of CoorsTek, Inc. (the "Company"), other than Keystone Holdings (the "Purchaser") and certain members of the Coors family and related trusts (the "Investor Group"), of the consideration proposed to be received by such stockholders provided for in connection with the proposed merger (the "Merger") of the Company with a wholly owned subsidiary of the Purchaser. Pursuant to the terms of the Agreement and Plan of Merger to be dated December 22, 2002 (the "Agreement") to be entered into among the Company, the Purchaser and Keystone Acquisition ("Acquisition Sub"), the Company will become a wholly owned subsidiary of the Purchaser, and the stockholders of the Company will receive for each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") held by them, other than shares held in treasury or held by the Purchaser, Acquisition Sub or as to which dissenters' rights have been perfected, consideration equal to $26.00 per share. The terms and conditions of the Merger are more fully set out in the Agreement.

        For purposes of the opinion set forth herein, we have:

  (i)
  reviewed certain publicly available financial statements and other business and financial information of the Company;

  (ii)
  reviewed certain internal financial statements and other financial and operating data concerning the Company;

  (iii)
  analyzed certain financial forecasts relating to the Company prepared by management of the Company;

  (iv)
  discussed the past and current operations, financial condition and prospects of the Company with senior executives of the Company;

  (v)
  reviewed the reported prices and trading activity for the Company Common Stock;

  (vi)
  compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly traded companies we deemed relevant;

  (vii)
  compared certain financial terms of the Merger to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

  (viii)
  participated in discussions and negotiations among representatives of the Company and the Purchaser and their financial and legal advisors;

  (ix)
  reviewed the December 21, 2002 draft of the Agreement (the "Draft Agreement") and certain related documents;

  (x)
  performed such other analyses and considered such other factors as we have deemed appropriate.

B-1

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. No opinion is expressed as to whether any alternative transaction might produce consideration for the Company's stockholders in an amount in excess of that contemplated in the Merger. We have assumed that the final executed Agreement will be identical in all material respects to the Draft Agreement reviewed by us, and that the Merger will be consummated as provided in the Draft Agreement, with full satisfaction of all covenants and conditions and without any waivers thereof.

        We have acted as sole financial advisor to the Evaluation Committee of the Board of Directors of the Company (the "Evaluation Committee") in connection with this transaction and will receive a fee for our services, portions of which are contingent upon rendering this opinion and the consummation of the Merger. Banc of America Securities LLC or its affiliates have provided and may in the future provide financial advisory and financing services to the Company and have received and may in the future receive fees for the rendering of these services. Bank of America, N.A., an affiliate of ours, is agent bank and lender under the Company's senior credit facility. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company for our own account or for the accounts of customers and, accordingly, we or our affiliates may at any time hold long or short positions in such securities.

        It is understood that this letter is for the benefit and use of the Evaluation Committee and the Board of Directors in connection with and for purposes of its evaluation of the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. However, this opinion may be included in its entirety in any transaction statement on Schedule 13E-3, solicitation/recommendation statement on Schedule 14D-9, proxy statement on Schedule 14A or similar filing required to be filed by the Company with the Securities and Exchange Commission, so long as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise, or reaffirm this opinion. In addition, we express no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders' meeting held in connection with the Merger.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the consideration to be received by the Company's stockholders, other than the Purchaser and the Investor Group, in the proposed Merger is fair from a financial point of view to the Company's stockholders, other than the Purchaser and the Investor Group.

Very truly yours,

BANC OF AMERICA SECURITIES LLC

B-2

APPENDIX C

December 22, 2002

PERSONAL AND CONFIDENTIAL

The Board of Trustees of the:
May K. Coors Trust,
Augusta Coors Collbran Trust,
Grover C. Coors Trust,
Bertha Coors Munroe Trust,
Herman F. Coors Trust,
Louise Coors Porter Trust and
Keystone Holdings LLC
P.O. Box 4030
Golden, Colorado 80401-0030

Dear Ladies and Gentlemen:

        You have requested our opinion as to the fairness, from a financial point of view, to the May K. Coors Trust, Augusta Coors Collbran Trust, Grover C. Coors Trust, Bertha Coors Munroe Trust, Herman F. Coors Trust and Louise Coors Porter Trust ("Coors Trusts") and Keystone Holdings LLC of the consideration to be paid to the holders of the issued and outstanding common shares of CoorsTek, Inc. (the "Company"), not held by the Coors Trusts and certain members of the Coors family. The above is pursuant to the Agreement and Plan of Merger, dated as of December 22, 2002 (the "Agreement"), by and among the Company, Keystone Acquisition Corporation and Keystone Holdings LLC ("Keystone"), merger entities formed by the Coors Trusts for these purposes.

        As more specifically set forth in the Agreement, and subject to a number of terms, conditions and procedures described in the Agreement, at the effective time, Keystone will be merged with and into the Company (the "Merger"), and the Company's common shares issued and outstanding and not held by the Coors Trusts and certain Coors family members, immediately prior to the effective time of the Merger (other than shares held in the Company's treasury and shares as to which dissenters' rights of appraisal have been elected and not withdrawn) will be exchanged for $26.00 per share in cash ("Merger Consideration").

        McDonald Investments Inc. ("McDonald"), as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

        In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following:

  (i)
  the Agreement;

  (ii)
  certain publicly available information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the years in the three year period ended December 31, 2001 and the Quarterly Reports on Form 10-Q of the Company for the quarters ended September 30, 2002, June 30, 2002, March 31, 2002 and Form S3A dated May 21, 2002;

  (iii)
  certain other internal information, primarily financial in nature, including projections, concerning the business and operations of the Company furnished to us by the Company for purposes of our analysis;

  (iv)
  certain publicly available information with respect to certain other companies that we believe to be comparable to the Company and the trading markets for such other companies' securities;

  (v)
  certain publicly available information concerning the nature and terms of certain other transactions that we considered relevant to our inquiry;

  (vi)
  the economic and industry conditions of the semiconductor and advanced materials industries;

  (vii)
  certain industry and equity research reports regarding the Company;

  (viii)
  researched the historical stock price and volume of shares of the Company and other stocks of companies and indices we believe relevant to the Company,

  (ix)
  the business and prospects of the Company through meetings and discussions with certain officers and employees of the Company; and

  (x)
  other matters we believe relevant to our inquiry.

        In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have assumed and relied upon the representations and warranties of the Company, Coors Trusts and Keystone contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have also relied upon the management of the Company as to the reasonableness and achievability of the financial and operating projections (and the assumptions and basis therefor) provided to us and, with your consent, we have assumed that such projections reflect the best currently available estimates and judgments of management of the Company. We have not been engaged to assess the reasonableness or achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions. In addition, we have not conducted a physical inspection or appraisal of any of the Company's assets, properties or facilities, nor have we been furnished with any such evaluation or appraisal. We have also assumed that the conditions of the Merger as set forth in the Agreement would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

        Our opinion is directed solely at the fairness, from a financial point of view to the Coors Trusts and Keystone Holdings, LLC, of the Merger Consideration to be paid to the holders of the issued and outstanding common shares of Company, not held by the Coors Trusts and certain members of the Coors family. We did not attempt to consider, nor does this opinion address, the suitability or merits of the purchase of the Company's shares not already held by the Coors Trusts.

        It should be noted that this opinion is based on economic industry and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion does not address the Coors Trusts' and Keystone Holdings LLC's underlying business decision to effect the Merger or any other terms and conditions of the Merger. It should be noted that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm our opinion.

        In the ordinary course of our business, we may actively trade securities of the Company and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        It is understood that this opinion was prepared solely for the confidential use of the Board of Trustees for the Coors Trusts and may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent, which will not be unreasonably withheld. Notwithstanding the above, McDonald hereby permits the inclusion of this opinion and the references thereto in the Company's Proxy Statement and Schedule 13E-3 to be filed with the Securities and Exchange Commission. This opinion is only to the Board of Trustees of the Coors Trust and Keystone Holdings LLC and is not to the shareholders of the Company.

        We will receive a fee for rendering this opinion from the Coors Trusts. Additionally, in connection with the Merger and we will receive, from the Coors Trusts, a fee for our services, a significant portion of which is contingent upon the consummation of the Merger, as well as the Coors Trusts' agreement to indemnify us under certain circumstances. In the past, we have provided certain investment banking and financial services to the Coors Trusts and the Company for which we have received compensation.

        Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof, the Merger Consideration paid to the holders of the issued and outstanding common shares of the Company, is fair to the Coors Trusts and Keystone Holdings LLC, from a financial point of view.

                      Very truly yours,

                      McDONALD INVESTMENTS INC.

APPENDIX D

        SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

        §262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

          (1)  Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

          (2)  Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)  Appraisal rights shall be perfected as follows:

          (1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)  If the merger or consolidation was approved pursuant to §228 or §253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)  After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the

Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

        [CoorsTek, Inc. Logo Appears Here]

COORSTEK, INC.

Proxy Solicited on Behalf of the Board of Directors of the Company

for the Special Meeting                        , 2003

        The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated February    , 2003, in connection with the Special Meeting of Stockholders to be held at                        on                         , 2003, at             a.m., Mountain time, and hereby appoints                        , and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of COORSTEK, INC. registered in the name provided herein which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal proposed by CoorsTek set forth in said Proxy Statement.

          Proposal 1: Approval and adoption, pursuant to Section 251 of the Delaware General Corporation Law, of the Agreement and Plan of Merger, dated as of December 22, 2002, among Keystone Holdings, Keystone Acquisition and CoorsTek, Inc. providing for the merger of Keystone Acquisition with and into CoorsTek and authorization of the merger of Keystone Acquisition with and into CoorsTek.

          Proposal 2: Grant the proxies the authority to vote to adjourn the special meeting if necessary to satisfy the conditions to completing the merger in the Agreement and Plan of Merger.

SEE REVERSE SIDE. If you wish
to vote in accordance with the
Board of Directors'
recommendations, just sign on
the reverse side. You need not
mark any boxes.

COORSTEK, INC.
16000 TABLE MOUNTAIN PARKWAY
GOLDEN, CO 80403

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

        This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposal 1 and Proposal 2.

        CoorsTek's Board of Directors recommends a vote FOR Proposal 1 and Proposal 2.

  1.
  Approval and adoption of the Agreement and Plan of Merger and authorization of the merger of Keystone Acquisition with and into CoorsTek.

FOR ☐        AGAINST ☐        ABSTAIN ☐

  2.
  Grant the proxies the authority to vote to adjourn the special meeting if necessary to satisfy the conditions to completing the merger in the Agreement and Plan of Merger.

FOR ☐        AGAINST ☐        ABSTAIN ☐

Change of Address and or Comments Mark Here ☐
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Dated:
Signature
Signature
Votes must be indicated (x)in Black or Blue ink. ☒

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)